Highland Opportunities & Income Fund SC TO-I

Exhibit 99.(a)(1)(i)

OFFER TO EXCHANGE

Highland Opportunities and Income Fund

300 Crescent Court
Suite 700
Dallas, Texas 75201

OFFER TO EXCHANGE

COMMON SHARES, PAR VALUE $0.001 PER SHARE,

FOR

5.375% SERIES B CUMULATIVE PREFERRED SHARES, PAR VALUE $0.001 AND
LIQUIDATION PREFERENCE $25.00 PER SHARE

Dated February 3, 2025

THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 4, 2025,
UNLESS THE EXCHANGE OFFER IS EXTENDED (SUCH DATE AND TIME,
AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

To the Shareholders of Highland Opportunities and Income Fund:

Highland Opportunities and Income Fund, a Massachusetts business trust (the “Company,” “Fund,” “we,” “us,” or “our”), is offering to exchange the Company’s currently outstanding common shares of beneficial interest, par value $0.001 per share (“Common Shares”), for newly-issued shares of the Company’s 5.375% Series B Cumulative Preferred Shares, par value $0.001 and liquidation preference $25.00 per share (“Series B Preferred Shares”), on the terms and subject to the conditions set forth in this offer to exchange (the “Offer to Exchange”) and in the accompanying letter of transmittal (the “Letter of Transmittal”).

On the terms and subject to the conditions of the Exchange Offer (as defined below), we are offering to exchange the Fund’s currently outstanding Common Shares at a per Common Share price of $10, less any applicable withholding taxes and without interest (the “Purchase Price”), for Common Shares validly tendered and not withdrawn in the Exchange Offer, taking into account the total number of Common Shares so tendered, in return for Series B Preferred Shares, as described, and in the amount and manner set forth, below. Such Series B Preferred Shares will be issued in exchange for full Common Shares properly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on March 4, 2025 (such time and date, as the same may be extended or earlier terminated) and accepted by us.

Tendering shareholders will each receive Series B Preferred Shares (the “Exchange Consideration”) that are equal in value to the product of (A) the Purchase Price and (B) the number of Common Shares validly tendered and not withdrawn in the Exchange Offer. No fractional Series B Preferred Shares will be issued. If the Exchange Consideration would otherwise include a fractional Series B Preferred Share, the Exchange Consideration will be rounded down to the nearest whole Series B Preferred Share. In addition, we will only accept full Common Shares that have been properly tendered to avoid creating fractional Common Shares. Based on the proposed $10.00 Purchase Price for Common Shares and $25.00 per share liquidation preference for Series B Preferred Shares, it is anticipated that in order to avoid the creation of fractional Series B Preferred Shares or fractional Common Shares, only lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares will be accepted, in exchange for corresponding lots of two (2) Series B Preferred Shares at the Purchase Price. To the extent that tendering shareholders own fractional Common Shares, tendering shareholders should contact their broker or other securities intermediary to determine what, if any, accommodations may be made given that they must submit on behalf of shareholders only lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares. We refer to this offer, on the terms and subject to the conditions set forth herein, as the “Exchange Offer.”

All Common Shares that we acquire in the Exchange Offer will be acquired at the Purchase Price. We will purchase only Common Shares validly tendered and not properly withdrawn at or prior to the Expiration Date. However, because of the proration provision described in this Offer to Exchange, we may not purchase all of the Common Shares tendered if the Exchange Offer is oversubscribed. Additionally, we may not purchase all of the Common Shares tendered if the shares are not tendered in lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, regardless of whether the Exchange Offer is oversubscribed or undersubscribed. Common Shares tendered but not purchased in the Exchange Offer will be returned to the tendering shareholders at our expense promptly after the Expiration Date.

We expressly reserve the right, in our sole discretion, to change the per Common Share Purchase Price and to increase or decrease the aggregate Purchase Price of Common Shares sought in the Exchange Offer, subject to applicable law and the authorization of our Board of Trustees (the “Board”). In accordance with the rules of the Securities Exchange Commission (the “SEC”), if more than $100,000,000 in aggregate Purchase Price of Common Shares is tendered in the Exchange Offer, subject to the authorization of our Board, we may increase the aggregate Purchase Price of Common Shares accepted for exchange in the Exchange Offer by no more than the amount needed to purchase an additional 2% of the outstanding Common Shares without extending the Expiration Date.

The Exchange Offer is conditioned on, among other things, holders tendering (and not properly withdrawing) a minimum of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares and the Exchange Offer is not conditioned on, among other things, Common Shares representing a certain aggregate Purchase Price at or prior to the Expiration Date. See “Terms of the Exchange Offer—Conditions to the Exchange Offer.”

Following the consummation of the Exchange Offer, each Common Share that was not tendered or was tendered and returned to common shareholders will continue to be outstanding and otherwise unaffected by the Exchange Offer, other than being subordinate to the Series B Preferred Shares in right of payment of dividends and distributions and upon liquidation.

Holders of Series B Preferred Shares will be entitled to receive, when, as and if authorized by, or under authority granted by, the Board and declared by the Company, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of 5.375% per annum on the $25.00 per share liquidation preference on the Series B Preferred Shares. Dividends and distributions on Series B Preferred Shares will be payable quarterly on March 31, June 30, September 30 and December 31 in each year commencing on March 31, 2025. The Series B Preferred Shares may be redeemed by the Company and are subject to mandatory redemption by the Company in certain circumstances. The Series B Preferred Shares will rank on parity with existing and any future preferred shares and senior to the Common Shares with respect to dividend and distribution rights and rights upon liquidation of the Company. Dividends and distributions on Common Shares will be paid in the ordinary course. If you own Common Shares on any record date for dividends and distributions that precedes the Expiration Date, you will receive those dividends and distributions whether or not you tender shares into the Exchange Offer. See “Special Characteristics and Risks of the Series B Preferred Shares—Redemption” and “—Special Note Regarding the Use of Dates in this Offer to Exchange” in this Offer to Exchange.

As of January 28, 2025, there were 65,296,917 Common Shares outstanding, and all calculations of percentage ownership in this Offer to Exchange are based on such number of outstanding Common Shares. As of January 28, 2025, 5,800,000 Series A Preferred Shares were outstanding. As of January 28, 2025, 4,000,000 Series B Preferred Shares were designated, with none issued or outstanding. Our Common Shares trade on the New York Stock Exchange (“NYSE”) under the symbol “HFRO”. The Company’s net asset value (“NAV”) per Common Share at the close of business on January 28, 2025 was $12.82 and the last reported sale price of a Common Share on the NYSE on that day was $5.68.

Application has been made to list the Series B Preferred Shares on the NYSE. If the application is approved, the Series B Preferred Shares are expected to commence trading on the NYSE within thirty days of the date of issuance. Prior to this offering, there has been no public market for Series B Preferred Shares. If the application is approved, it is anticipated that trading on the NYSE will begin within thirty days from the date of the Expiration Date. Consequently, it is anticipated that, prior to the commencement of trading on the NYSE, an investment in Series B Preferred Shares will be illiquid.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act of 1940 (the “1940 Act”) and, in accordance therewith, files reports, proxy statements, proxy materials and other information with the SEC. Materials filed with the SEC can be reviewed and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or downloaded from the SEC’s website at www.sec.gov. Information on the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at (202) 551-8090. You may also request copies of these materials, upon payment at the prescribed rates of a duplicating fee, by electronic request to the SEC’s e-mail address (publicinfo@sec.gov) or by writing the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20549-0102.

The Series B Preferred Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

You should rely only on the information contained or incorporated by reference in this Offer to Exchange and any applicable Offer to Exchange Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making an offer to offer the Series B Preferred Shares in any state where the offer or sale is not permitted. You should not assume that the information contained in this Offer to Exchange and any applicable Offer to Exchange Supplement is accurate as of any date other than the date of this Offer to Exchange or the date of the applicable Offer to Exchange Supplement.

IMPORTANT

THE COMPANY MAKES NO RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER. SHAREHOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER, AND, IF THEY CHOOSE TO DO SO, THE NUMBER OF THEIR COMMON SHARES TO EXCHANGE.

BECAUSE EACH SHAREHOLDER’S INVESTMENT DECISION IS A PERSONAL ONE, BASED ON ITS FINANCIAL CIRCUMSTANCES, NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER ANY SHAREHOLDERS SHOULD PARTICIPATE IN THE EXCHANGE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

THE CONTENTS OF THIS OFFER TO EXCHANGE ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH SHAREHOLDER SHOULD CONSULT ITS OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS AND TAX ADVICE. INVESTMENT IN THE SERIES B PREFERRED SHARES MAY NOT BE SUITABLE FOR ALL SHAREHOLDERS.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Questions, requests for assistance and requests for additional copies of the Exchange Offer may be directed to the Company’s Information Agent:

EQ Fund Solutions, LLC

55 Challenger Road, Suite 201, Ridgefield Park, New Jersey 07660

Please Call Toll Free: 866-416-0576

FORWARD-LOOKING STATEMENTS

Any projections, forecasts and estimates contained or incorporated by reference herein are forward-looking statements and are based upon certain assumptions. Projections, forecasts and estimates are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any projections, forecasts or estimates will not materialize or will vary significantly from actual results. Actual results may vary from any projections, forecasts and estimates and the variations may be material. Some important factors that could cause actual results to differ materially from those in any forward-looking statements include changes in interest rates, market, financial or legal uncertainties, and the timing and frequency of defaults on underlying investments. Consequently, the inclusion of any projections, forecasts and estimates herein should not be regarded as a representation by the Company, the Investment Adviser or any of its respective affiliates or any other person or entity of the results that will actually be achieved by the Company. None of the Company, the Investment Adviser or its respective affiliates has any obligation to update or otherwise revise any projections, forecasts and estimates including any revisions to reflect changes in economic conditions or other circumstances arising after the date hereof or to reflect the occurrence of unanticipated events, even if the underlying assumptions do not come to fruition.

TABLE OF CONTENTS

Notice to Investors	1
Summary Term Sheet	2
Questions and Answers About the Exchange Offer	7
Description of The Series B Preferred Shares	12
Summary of Fees and Expenses	13
Capitalization	15
Asset of Coverage Ratio	16
Special Characteristics and Risks of the Series B Preferred Shares	17
Certain Employee Benefit Plan and IRA Considerations	24
Market and Net Asset Value Information	26
Selected Historical Financial Data	27
The Exchange Offer	28
Investment Objectives and Policies	37
Risk Factors and Special Considerations	41
Net Asset Value	48
Description of the Securities	49
Certain Material Differences Between Our Common Shares and the Series B Preferred Shares	55
Anti-Takeover Provisions in the Governing Documents	56
Closed-End Fund Structure	57
Repurchase of Common Shares; Discount	57
Taxation	58
Custodian, Transfer Agent and Dividend Disbursing Agent	60
Agreements Involving the Company’s Securities	60
Indemnification	62
Proposals and Plans	64
Security Ownership of Certain Beneficial Owners and Management	65
Transactions in Common Shares	65
Incorporation by Reference	65
Certain Securities Laws Considerations	66
Additional Information	66
Appendix A	A-1
Appendix B	B-1

NOTICE TO INVESTORS

We are relying on Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”) to exempt the Exchange Offer from the registration requirements of the Securities Act. Section 3(a)(9) provides that the registration requirements of the Securities Act will not apply to “any security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.” We have no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Exchange Offer.

No dealer, salesman or other person has been authorized to give any information or to make any representations with respect to the matters described in this Offer to Exchange, other than those contained in, or incorporated by reference into, this Offer to Exchange. If given or made, such information or representations may not be relied upon as having been authorized by us.

In making an investment decision, holders must rely on their own examination of us and the terms of the Exchange Offer, including the merits and risks involved. The information contained in this Offer to Exchange is correct in all material respects as of the date hereof. Neither the delivery of this Offer to Exchange nor the consummation of the Exchange Offer will create the implication that the information contained herein is correct at any time after the date hereof; however, if a material change occurs in the information contained in this Offer to Exchange, we will disseminate promptly disclosure of the change to you. Our business, financial condition, results of operations and prospects may change after that date.

No representation is made to any holder regarding the legality of an investment in the Series B Preferred Shares under any applicable legal investment or similar laws or regulations. The contents of this Offer to Exchange are not to be construed as legal, financial or tax advice. Holders should consult their own attorneys, financial advisors or tax advisors as to legal, financial or tax advice with respect to the Exchange Offer. Questions regarding the Exchange Offer, requests for assistance in tendering your Common Shares or requests for additional copies of this Offer to Exchange circular or the Letter of Transmittal should be directed to the Company’s Information Agent, EQ Fund Solutions, LLC, toll-Free: (866) 416-0576. Holders of Common Shares may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Exchange Offer.

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SUMMARY TERM SHEET

This Summary Term Sheet sets forth certain terms of the Series B Preferred Shares and the Exchange Offer. This section outlines certain specific legal and financial terms of the Series B Preferred Shares that are more generally described under the headings “Description of the Series B Preferred Shares”, “Special Characteristics and Risks of the Series B Preferred Shares” and “Description of the Securities.” Capitalized terms used in this Summary Term Sheet and not otherwise defined shall have the meanings ascribed to them elsewhere in this Offer to Exchange or in the Statement of Preferences (as defined herein) governing and establishing the terms of the Series B Preferred Shares.

The Company	The Company is a non-diversified, closed-end management investment company. The Company commenced operations on June 28, 2017, following its listing. NexPoint Asset Management, L.P. (the “Investment Adviser”) is the investment adviser and administrator of the Company. Throughout this Offer to Exchange, we refer to Highland Opportunities and Income Fund as the “Company,” “Fund” or as “we.”

The Company’s outstanding common shares of beneficial interest (“Common Shares”), par value $0.001 per share, are listed on the New York Stock Exchange (“NYSE”) under the symbol “HFRO.”

Securities Subject to the Exchange Offer	Common Shares of the Company

No Recommendation	Neither we, our Board of Trustees of the Company (the “Board”), the Investment Adviser, the Information Agent, the Depositary, nor any affiliate of any of the foregoing nor any other person is making any recommendation as to whether or not you should tender your Common Shares in the Exchange Offer. We have not authorized any person to make such a recommendation. You must make your own investment decision regarding the Exchange Offer based upon your own assessment of the value of the Common Shares and the Series B Preferred Shares, your liquidity needs, your investment objectives and any other factors you deem relevant.

The Exchange Offer may not be suitable for all shareholders. You should consider carefully all of the information set forth and incorporated by reference in this Offer to Exchange and, in particular, you should evaluate the specific factors set forth under “Risk Factors and Special Considerations” before deciding whether to participate in the Exchange Offer.

Terms of the Exchange Offer	We are offering to exchange the Fund’s currently outstanding Common Shares at a per Common Share price of $10, less any applicable withholding taxes and without interest (the “Purchase Price”), for Common Shares validly tendered and not withdrawn in the Exchange Offer, taking into account the total number of Common Shares so tendered, in return for Series B Preferred Shares. We will pay the Common Share Purchase Price in Series B Preferred Shares. Such Series B Preferred Shares will be issued in exchange for full Common Shares properly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on March 4, 2025 (such time and date, as the same may be extended or earlier terminated) and accepted by us.

Tendering shareholders will each receive Series B Preferred Shares (the “Exchange Consideration”) that are equal in value to the product of (A) the Purchase Price and (B) the number of Common Shares validly tendered and not withdrawn in the Exchange Offer. The Exchange Consideration will consist of Series B Preferred Shares, valued at the Exchange Consideration, which is a liquidation preference of $25.00 per share (the “Exchange Consideration”). No fractional Series B Preferred Shares will be issued. If the Exchange Consideration would otherwise include a fractional Series B Preferred Share, the Exchange Consideration will be rounded down

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to the nearest whole Series B Preferred Share. Based on the proposed $10.00 Purchase Price for Common Shares and $25.00 per share liquidation preference for Series B Preferred Shares, it is anticipated that in order to avoid the creation of fractional Series B Preferred Shares or fractional Common Shares, only lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, will be accepted in exchange for corresponding lots of two (2) Series B Preferred Shares at the Purchase Price. To the extent that tendering shareholders own fractional Common Shares, tendering shareholders should contact their broker or other securities intermediary to determine what, if any, accommodations may be made given that they must submit on behalf of shareholders only lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares. See “The Exchange Offer—Terms of the Exchange Offer.”

We expressly reserve the right, in our sole discretion, to change the per Common Share Purchase Price and to increase or decrease the aggregate Purchase Price of Common Shares sought in the Exchange Offer, subject to applicable law and the authorization of the Board. In accordance with the rules of the SEC, if more than $100,000,000 in aggregate Purchase Price of Common Shares is tendered in the Exchange Offer, subject to the authorization of our Board, we may increase the aggregate Purchase Price of Common Shares accepted for exchange in the Exchange Offer by no more than the mount needed to purchase an additional 2% of the outstanding Common Shares without extending the Expiration Date.

Withdrawal	You may withdraw previously tendered Common Shares at any time before the Expiration Time on the Expiration Date. In addition, you may withdraw any tendered Common Shares if we have not accepted them for exchange within 40 business days from the commencement of the Exchange Offer on February 3, 2025.

To withdraw previously tendered Common Shares, you are required to submit a notice of withdrawal to the Depositary, in accordance with the procedures described herein and in the Letter of Transmittal. See “The Exchange Offer—Withdrawal of Tenders.”

Conditions to the Exchange Offer	The Exchange Offer is conditioned on, among other things, holders tendering (and not properly withdrawing) a minimum amount of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares and the Exchange Offer is not conditioned on, among other things, Common Shares representing a certain aggregate Purchase Price at or prior to the Expiration Date. See “The Exchange Offer—Conditions to the Exchange Offer.” If any condition is not satisfied or waived, the Company may, in its sole discretion, terminate the Exchange Offer.

Expiration Date	The Exchange Offer will expire at 5:00 p.m., New York City time (the “Expiration Time”), on March 4, 2025, unless extended by us (such date, as the same may be extended, the “Expiration Date”). The Fund, with Board consent, may extend the Expiration Date for any purpose, including in order to permit the satisfaction or waiver of any or all conditions to the Exchange Offer. If we decide to extend the Expiration Date, we will announce any extension by press release or other public announcement no later than 9:00 a.m., Eastern time, on the first business day following the previously scheduled Expiration Date. See “The Exchange Offer—Expiration Date” and “—Extension, Termination or Amendment.”

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Consideration Cap and Proration	The consideration offered to holders of Common Shares is limited to $100,000,000 in aggregate purchase price of Common Shares (the “Consideration Cap”). If more than $100,000,000 in aggregate purchase price of Common Shares are validly tendered and not properly withdrawn at or prior to the Expiration Date for the Exchange Offer, the Common Shares so tendered will be accepted on a pro rata basis, in lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, such that the aggregate Exchange Consideration equals the Consideration Cap. In particular, each valid tender of Common Shares would be multiplied by a proration factor equal to (A) the Consideration Cap divided by (B) the Exchange Consideration that would be due in respect of the Common Shares validly tendered and not withdrawn absent the Consideration Cap. Common Shares will be accepted in lots of multiples of five (5) Common Shares or a number of Common Shares resulting in a whole number of Series B Preferred Shares, regardless of whether the Exchange Offer is oversubscribed or undersubscribed.

Common Shares accepted for exchange on a prorated basis will be determined by multiplying each holder’s tender by the applicable proration factor in lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares. Common Shares tendered that are not accepted will be returned to the tendering holder promptly following the earlier of the Expiration Date or termination of the Exchange Offer.

If tenders of Common Shares will be prorated, we will announce the results of proration by press release promptly after the Expiration Date. So long as the conditions to the Exchange Offer described herein are satisfied, and subject to the Consideration Cap and, as necessary, proration, we intend to accept for exchange all Common Shares validly tendered, in lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, at the Purchase Price and not properly withdrawn at or prior to the Expiration Date, and will only prorate tenders of Common Shares if necessary to ensure the Consideration Cap is not exceeded.

Because of the proration provision described above and because of the requirement to purchase in lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, we may not purchase all of the Common Shares that you tender.

See “The Exchange Offer—Proration.”

Settlement Date	The settlement date in respect of Common Shares validly surrendered and accepted for exchange in the Exchange Offer will occur at the closing of the Exchange Offer. We expect the closing to be as promptly as practicable after the Expiration Date but in no event greater than 5 business days.

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How to Tender your Common Shares

Either:

(i)        You must properly complete and duly execute the Letter of Transmittal and deliver it with your share certificate(s) to the Depositary (as defined below) at the address appearing on the back cover page of this document; or

(ii)       The Depositary must receive a confirmation of receipt of your shares by book-entry transfer and a properly completed and duly executed Letter of Transmittal.

See “The Exchange Offer—Procedure for Tendering.”

If you have questions, please call the Information Agent at the toll-free number below.

Dividend Rate and Liquidation Preference of Series B Preferred Shares	Dividends and distributions on the Series B Preferred Shares are cumulative from their original issue date at the annual rate of 5.375% of the $25.00 per share liquidation preference on the Series B Preferred Shares.

Dividend Payment Date for the Series B Preferred Shares	Holders of Series B Preferred Shares will be entitled to receive, when, as and if authorized by, or under authority granted by, the Board and declared by the Company, out of funds legally available therefor, cumulative cash dividends and distributions at the rate on 5.375% per annum the $25.00 per share liquidation preference on the Series B Preferred Shares. Dividends and distributions will be paid quarterly on March 31, June 30, September 30 and December 31 in each year, commencing on March 31, 2025.

Redemption of Series B Preferred Shares	For so long as the Company remains registered as an investment company under the 1940 Act, the Company reserves the right, however, to redeem the Series B Preferred Shares at any time if it is necessary, in the judgment of the Board, to maintain its qualification for taxation as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) and/or to comply with the 1940 Act.

To the extent permitted by Massachusetts law and, if applicable, the 1940 Act, the Company may at any time, upon notice of redemption, redeem the Series B Preferred Shares in whole or in part at the liquidation preference per share plus accumulated unpaid dividends through the date of redemption.

See “—Special Note Regarding the Use of Dates in this Offer to Exchange.”

Stock Exchange Listing of Series B Preferred Shares	Application has been made to list the Series B Preferred Shares on the NYSE. Prior to this offering, there has been no public market for Series B Preferred Shares. If the application is approved, it is anticipated that trading on the NYSE will begin within thirty days from the date of the Expiration Date. Consequently, it is anticipated that, prior to the commencement of trading on the NYSE, an investment in Series B Preferred Shares will be illiquid.

Tax Treatment of Series B Preferred Shares	The Statement of Preferences requires that holders of the Series B Preferred Shares treat such shares as equity of the Company for all U.S. federal, local and other income tax purposes, unless another treatment is required by law.

Taxation	See “Taxation” for a discussion of certain U.S. federal income tax considerations with respect to the Exchange Offer.

ERISA	See “Certain Employee Benefit Plan and IRA Considerations.”

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Information Agent	EQ Fund Solutions, LLC (55 Challenger Road, Suite 201, Ridgefield Park, New Jersey 07660; telephone (866) 416-0576) will serve as Information Agent for the Exchange Offer.

Depositary	Equiniti Trust Co. (Operations Center, Attn: Reorganization Department 55 Challenger Road, Suite 200, Ridgefield Park, New Jersey 07660; telephone (877) 248-6417 (toll free) or (718) 921-8317) will serve as Depositary for the Exchange Offer.

Custodian, Transfer Agent and Dividend Disbursing Agent	The custodian of the assets of the Company is Bank of New York Mellon (240 Greenwich Street, New York, New York 10286). The custodian performs custodial services for the Company.

Equiniti Trust Co. (Operations Center, Attn: Reorganization Department 55 Challenger Road, Suite 200, Ridgefield Park, New Jersey 07660; telephone (877) 248-6417 (toll free) or (718) 921-8317) serves as the Company’s transfer agent with respect to its securities and will serve as transfer agent and dividend disbursing agent with respect to the Series B Preferred Shares.

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QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

The following are certain questions regarding the Exchange Offer that you may have as a holder of Common Shares and the answers to those questions. We urge you to read carefully this entire Offer to Exchange, including the sections entitled “Risk Factors and Special Considerations” and the documents incorporated by reference into this Offer to Exchange.

1. Who is making the Exchange Offer?

The Company, a Massachusetts business trust and the issuer of the Common Shares, is making the Exchange Offer.

The address of the Company’s principal executive office is 300 Crescent Court, Suite 700, Dallas, Texas 75201, and its telephone number at that address is (866) 351-4440.

2. What is the purpose of the Exchange Offer?

Shares of closed-end funds, like the Company, often trade at a discount to net asset value (“NAV”). The Board and the Investment Adviser continuously evaluate and implement potential solutions to address the Company’s trading discount to NAV, which have included, among others:

•	the Common Share repurchase program that had been in effect prior to the commencement of the Exchange Offer, which had provided for repurchases of up to $100 million of the Common Shares over a two-year period beginning May 16, 2023;
•	a proposal to convert the Fund to a diversified holding company;
•	publishing robust, quarterly presentations on the Company’s holdings on the Company’s website in order to provide shareholders with additional information about the performance and management of the Company and transparency into the portfolio and holdings of its subsidiaries;
•	the formation of a dedicated Board committee focused on continuously evaluating efforts to reduce the trading discount to NAV;
•	hosting in-depth and detailed quarterly investor calls open to the public to discuss valuation, holdings, dividend policy, the manager's investment theses for the fund and other questions submitted by shareholders; and
•	communicating regularly with existing and prospective shareholders through an opt-in email, calls and meetings and targeted contact with shareholders to collect feedback and potential solutions to close the discount, and address concerns.

Although the Board and the Investment Adviser had believed that these measures could help to narrow the trading discount to NAV, the discount, has instead continued to widen. See “Market and Net Asset Value Information.”

The purpose of the Exchange Offer is provide holders of Common Shares with an opportunity to exchange their Common Shares at a premium to the current market price, while increasing the NAV per Common Share for holders of Common Shares who choose not to participate, or not to participate fully, in the Exchange Offer. In particular, the Board and the Investment Adviser believe that the Exchange Offer:

•	would allow a significant number of shareholders to tender their Common Shares at a premium to the current market price of up to 93% (based on the closing price per Common Share of $5.19 on November 20, 2024 and Purchase Price of $10 per Common Share);
•	will increase the NAV per Common Share by 4% if $100 million in value of Common Shares is tendered (based on the Company’s NAV per Common Share of $12.84 on November 20, 2024, and the Purchase Price of $10.00 per Common Share); and
•	has the potential to narrow the trading discount to NAV.

The net income earned by the Company (and therefore allocated to the holders of Common Shares) is estimated to decrease by approximately 0.09% per year, if $100 million in value of Common Shares is tendered, due to the additional costs of paying dividends on the Series B Preferred Shares. The decrease is equivalent to approximately $0.014 per Common Share if $100 million in value of Common Shares is tendered. The Board and the Investment Adviser believe this reduction in income will be offset by the increase in NAV per Common Share, which as noted above is estimated to be up to 4%, or $0.51, per Common Share, if $100 million in value of Common Shares is tendered. The foregoing estimates assume that all Common Shares are tendered at the Purchase Price of $10.00 per Common Share. In addition, the Board and the Investment Adviser also believe that the leverage represented by the issuance of the Series B Preferred Shares will benefit the

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holders of the remaining Common Shares by, over the long term, increasing the income and/or capital appreciation attributable to the Common Shares. See “Risk Factors and Special Considerations—The Exchange Offer is expected to result in a reduction in income attributable to common shareholders.”

There can be no assurance that the Exchange Offer will result in a narrowing of the trading discount. In addition, the use of leverage involves risk. See “Risk Factors and Special Considerations—Leverage Risk.”

3. Are you making a recommendation whether I should tender Common Shares in the Exchange Offer?

No. While we believe the Exchange Offer offers benefits to the Company and to holders of Common Shares, the Exchange Offer may not be suitable, or equally suitable, for all holders of Common Shares, and the decision as to whether to tender Common Shares in the Exchange Offer will not be the same for all holders. Neither we, our Board, the Investment Adviser, the Information Agent, the Depositary, nor any affiliate of any of the foregoing nor any other person is making any recommendation as to whether or not you should tender your Common Shares in the Exchange Offer. We have not authorized any person to make such a recommendation. You must make your own investment decision regarding the Exchange Offer based upon your own assessment of the value of the Common Share and the Series B Preferred Shares, your liquidity needs, your investment objectives and any other factors you deem relevant. See “Risk Factors and Special Considerations.”

4. Who may participate in the Exchange Offer?

The Exchange Offer is being made exclusively to existing holders of Common Shares.

5. What will I receive in the Exchange Offer if some or all of my Common Shares are accepted for exchange?

You will receive newly-issued Series B Preferred Shares.

On the terms and subject to the conditions of the Exchange Offer, we are offering to exchange the Fund’s currently outstanding Common Shares at a per Common Share price of $10, less any applicable withholding taxes and without interest (the “Purchase Price”), for Common Shares validly tendered and not withdrawn in the Exchange Offer, taking into account the total number of Common Shares so tendered, in return for Series B Preferred Shares, as described, and in the amount and manner set forth, below. Such Series B Preferred Shares will be issued in exchange for full Common Shares properly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on March 4, 2025 (such (such time and date, as the same may be extended or earlier terminated) and accepted by us.

We are offering to exchange the Fund’s currently outstanding Common Shares at the Purchase Price, for Common Shares validly tendered and not withdrawn in the Exchange Offer, taking into account the total number of Common Shares so tendered, in return for Series B Preferred Shares. We will pay the Common Share Purchase Price in Series B Preferred Shares. Such Series B Preferred Shares will be issued in exchange for full Common Shares properly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on March 4, 2025 (such (such time and date, as the same may be extended or earlier terminated) and accepted by us.

Tendering shareholders will each receive Series B Preferred (the “Exchange Consideration”) that are equal in value to the product of (A) the Purchase Price and (B) the number of Common Shares validly tendered and not withdrawn in the Exchange Offer. The Exchange Consideration will consist of Series B Preferred Shares, valued at the Exchange Consideration, which is a liquidation preference of $25.00 per share (the “Exchange Consideration”). No fractional Series B Preferred Shares will be issued. If the Exchange Consideration would otherwise include a fractional Series B Preferred Share, the Exchange Consideration will be rounded down to the nearest whole Series B Preferred Share. In addition, we will only accept full Common Shares that have been properly tendered to avoid creating fractional Common Shares. Based on the proposed $10.00 Purchase Price for Common Shares and $25.00 per share liquidation preference for Series B Preferred Shares, it is anticipated that in order to avoid the creation of fractional Series B Preferred Shares or fractional Common Shares, only lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, will be accepted in exchange for corresponding lots of two (2) Series B Preferred Shares at the Purchase Price. To the extent that tendering shareholders own fractional Common Shares, tendering shareholders should contact their broker or other securities intermediary to determine what, if any, accommodations may be made given that they must submit on behalf of shareholders only lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares.

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6. What is the maximum aggregate purchase price of Common Shares the Company will acquire in the Exchange Offer?

The Company is offering to exchange up to $100,000,000 in aggregate purchase price of Common Shares. If all conditions to the Exchange Offer are satisfied or waived, we will acquire Common Shares from all tendering holders, subject, as necessary, to proration and in lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares.

7. What happens if the number of Common Shares tendered would be exchangeable for more than $100,000,000 in aggregate purchase price of Common Shares?

The total consideration offered to holders of Common Shares is limited to $100,000,000 in aggregate purchase price of Common Shares (the “Consideration Cap”). If more than $100,000,000 in aggregate purchase price of Common Shares are validly tendered and not properly withdrawn at or prior to the Expiration Date for the Exchange Offer, shares so tendered will be accepted on a pro rata basis, in lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, such that the aggregate Exchange Consideration equals the Consideration Cap. In particular, each valid tender of Common Shares would be multiplied by a proration factor equal to (A) the Consideration Cap divided by (B) the Exchange Consideration that would be due in respect of the Common Shares validly tendered and not withdrawn absent the Consideration Cap. Common Shares accepted for exchange on a prorated basis will be determined by multiplying each holder’s tender by the applicable proration factor. Common Shares will be accepted in lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, regardless of whether the Exchange Offer is oversubscribed or undersubscribed.

In accordance with the rules of the SEC, if more than $100,000,000 in aggregate Purchase Price of Common Shares is tendered in the Exchange Offer, subject to the authorization of our Board, we may increase the aggregate Purchase Price of Common Shares accepted for exchange in the Exchange Offer by no more than the amount needed to purchase an additional 2% of the outstanding Common Shares without extending the Expiration Date.

8. Do I have a choice as to whether to participate in the Exchange Offer?

Yes. Each shareholder will have the choice of retaining his, her or its Common Shares or exchanging such shares for the Exchange Consideration. Holders of Common Shares are not required to tender their shares in the Exchange Offer. If you do not tender your Common Shares in the Exchange Offer, you will continue to hold such shares. The Common Shares will remain listed on the NYSE.

9. May I tender only a portion of my Common Shares?

Yes. You may choose to tender any or all of your Common Shares.

10. When Will the Exchange Offer Expire? Under what circumstances can the Exchange Offer be extended, and how will I be notified of such extension?

Unless extended or terminated, the Exchange Offer will expire at 5:00 p.m. New York City time, on March 4, 2025.

The Company may, in its sole discretion, extend the Expiration Date for any reason. We will also extend the duration of the Exchange Offer as required by applicable law. We will announce any extensions by press release or other permitted means by no later than 9:00 a.m., Eastern time, on the business day after the previously scheduled Expiration Date.

11. How do I tender my Common Shares in the Exchange Offer?

To tender Common Shares, you must deliver a completed Letter of Transmittal and any other documents required by the Letter of Transmittal, together, in the case of certificated shares, with the certificates representing your shares, to the Depositary, not later than the time the Exchange Offer expires. The Letter of Transmittal is enclosed with this Offer to Exchange. If your Common Shares are held in street name (i.e., through a broker, dealer or other nominee), your shares can be tendered by your nominee by book-entry transfer through The Depository Trust Company (“DTC”). In all cases, tendered Common Shares will be exchanged for the Exchange Consideration only after timely receipt by the Depositary of such Common Shares (or of a confirmation of a book-entry transfer of such shares as described in “Terms of the Exchange Offer—Procedure for Tendering”) and a properly completed and duly executed Letter of Transmittal and any other required documents for such shares. If you need assistance tendering your Common Shares, please contact the Depositary whose address and telephone numbers are located on the back cover page of this Offer to Exchange.

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If you have questions, please call the Information Agent at the toll-free number on the back cover of this Offer to Exchange. See “Terms of the Exchange Offer—Procedure for Tendering.”

12. What must I do if I want to withdraw my Common Shares from the Exchange Offer?

You may withdraw previously tendered Common Shares at any time before the expiration of the Exchange Offer. Any Common Shares not accepted will be credited back to the appropriate account promptly following the expiration or termination of the Exchange Offer. In addition, after the expiration of the Exchange Offer, you may withdraw any Common Shares that you tendered that are not accepted by us within 40 business days after the commencement of the Exchange Offer. See “The Exchange Offer—Withdrawal of Tenders.”

If you tendered your Common Shares through DTC, a withdrawal of your Common Shares will be effective if you and your broker or other securities intermediary comply with the appropriate procedures of DTC’s automated system prior to the expiration of the Exchange Offer or after the expiration of 40 business days after the commencement of the Exchange Offer if any Common Shares you have tendered have not been accepted by us. Any notice of withdrawal must identify the Common Shares to be withdrawn, including, if held through DTC, the name and number of the account at DTC to be credited and otherwise comply with the procedures of DTC. Your broker or other securities intermediary can assist you with this process. If you hold your shares directly, the Information Agent can assist you with this process. The Information Agent can provide, upon request, a form of notice of withdrawal. See “The Exchange Offer—Withdrawal of Tenders.”

13. What are the conditions to consummation of the Exchange Offer?

The Exchange Offer is conditioned on, among other things, holders tendering (and not properly withdrawing) a minimum amount of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares and the Exchange Offer is not conditioned on, among other things, Common Shares representing a certain aggregate Purchase Price at or prior to the Expiration Date. See “Terms of the Exchange Offer—Conditions to the Exchange Offer.”

14. How will my rights and obligations as a holder of Common Shares be affected if I do not participate in the Exchange Offer?

The terms of the Common Shares that remain outstanding after the consummation of the Exchange Offer will not change as a result of the Exchange Offer. However, the Series B Preferred Shares will accrue dividends at an annual rate of 5.375%, unlike the Common Shares, and the Common Shares will be subordinate to the Series B Preferred Shares in respect of dividend payments and distributions and upon liquidation. In addition, for so long as the Company remains registered as an investment company under the 1940 Act, the holders of the Series B Preferred Shares and any other series of preferred shares outstanding will have the right to elect, as a separate class, two Trustees to our Board and the Company may be prevented from paying dividends or distributions to holders of Common Shares if certain asset coverage ratios are not maintained. See “Risk Factors and Special Considerations—Special Risks to Holders of Common Shares.”

15. When and how will I receive the Exchange Consideration in exchange for my tendered Common Shares?

If all terms and conditions to the Exchange Offer are satisfied or waived, we will pay the Exchange Consideration in exchange for validly tendered and not withdrawn Common Shares, promptly after the Expiration Date. We refer to the date on which such exchange is made as the “settlement date.” The settlement date is expected to be as soon as practicable after the expiration date. We currently anticipate the Exchange Offer settlement date will occur on March 11, 2025 (five business days after the expiration date), although the date is subject to change as described in this Offer to Exchange. We reserve the right to delay settlement pending receipt of any required governmental or regulatory approvals. See “The Exchange Offer—Tender of Common Shares; Acceptance of Common Shares.”

16. What are the terms of the Series B Preferred Shares?

Each Series B Preferred Share entitles its holder, among other things, to (i) quarterly cumulative dividends at an annual rate of 5.375%, in priority as to dividends over the Common Shares, (ii) a liquidation price of $25.00 per share, plus accumulated and unpaid dividends to the payment date in the case of the liquidation, dissolution or winding-up of the affairs of the Company, before any payment or distribution is made to holders of Common Shares, and, (iii) for so long as the Company remains registered as an investment company under the 1940 Act, a right, voting together with holders of any other series of preferred shares outstanding as a separate class, to elect two

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Trustees to our Board. We may, at our sole option, redeem all or part of the outstanding shares of Series B Preferred Shares. See “Description of the Series B Preferred Shares.”

17. Will the Series B Preferred Shares be freely tradable? Will it be listed on a securities exchange?

The issuance of Series B Preferred Shares upon exchange of Common Shares is intended to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. Section 3(a)(9) of the Securities Act provides an exemption from registration for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. When securities are exchanged for other securities of an issuer under Section 3(a)(9) of the Securities Act, the securities received assume the character of the exchanged securities for purposes of the Securities Act. As discussed below in the section entitled “Certain Securities Laws Considerations,” we expect that all of our shares of Series B Preferred Shares issued in the Exchange Offer to persons who are not affiliated with us will be freely tradable under U.S. securities laws by such non-affiliates. You are urged to consult with your own legal counsel regarding the availability of a resale exemption.

An application to list the Series B Preferred Shares on the NYSE has been filed and is expected to be approved concurrently with the closing of the Exchange Offer.

18. What are the tax consequences of the Exchange Offer to me?

The U.S. federal income tax consequences to you of participating in the Exchange Offer are complex and will vary depending on certain facts and circumstances. We intend to treat the exchange of Common Shares for Series B Preferred Shares as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. Assuming the exchange is so treated, you generally will not recognize gain or loss for U.S. federal income tax purposes. You will not be able to recognize any loss realized in the recapitalization. See “Taxation” in this Offer to Exchange. Because the U.S. federal income tax consequences of the Exchange Offer are complex, you are urged to consult with your own tax advisor.

19. Whom can I contact for additional information?

If you would like additional copies, without charge, of this Offer to Exchange, or if you have questions regarding the Exchange Offer or require assistance in tendering your Common Shares, please contact the Company’s Information Agent: EQ Fund Solutions, LLC, toll-free at (866) 416-0576.

Holders of Common Shares may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Exchange Offer.

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DESCRIPTION OF THE SERIES B PREFERRED SHARES

The following is a brief description of the terms of the Series B Preferred Shares. This is not a complete description and is subject to and entirely qualified by reference to the Statement of Preferences of the 5.375% Series B Cumulative Preferred Shares (the “Statement of Preferences”), attached to this Offer to Exchange as Appendix A. Any capitalized terms in this section and the “Special Characteristics and Risks of the Series B Preferred Shares” section of this Offer to Exchange that are not defined have the meaning assigned to them in the Statement of Preferences.

The Company’s Third Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) provides that the Board may authorize and issue classes of shares with rights and preferences as determined by the Board, by action of the Board without the approval of the holders of the Common Shares. Under the Declaration of Trust, the Board has the authority to classify or reclassify the Company’s unlimited authorized shares of capital stock as preferred shares, par value $0.001 per share. The Statement of Preferences authorizes the issuance of up to 4,000,000 Series B Preferred Shares. All Series B Preferred Shares will have a liquidation preference of $25.00 per share plus accumulated and unpaid dividends. Holders of Series B Preferred Shares shall be entitled to receive, when, as and if authorized by, or under authority granted by, the Board and declared by the Company, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of 5.375% per annum (computed on the basis of a 360 day year consisting of twelve 30-day months) on the $25.00 per share liquidation preference on the Series B Preferred Shares. Dividends and distributions on Series B Preferred Shares will accumulate from the date of their original issue, which is expected to be March 11, 2025. Dividends and distributions on Common Shares will be paid in the ordinary course. If you own Common Shares on any record date for dividends and distributions that precedes the Expiration Date, you will receive those dividends and distributions whether or not you tender shares into the Exchange Offer.

The Series B Preferred Shares, when issued by the Company and paid for pursuant to the terms of this Offer to Exchange, will be fully paid and non-assessable and will have no preemptive, exchange or conversion rights. Any Series B Preferred Shares purchased or redeemed by the Company will, after such purchase or redemption, have the status of authorized but unissued Common Shares. The Board may by resolution classify or reclassify any authorized and unissued Series B Preferred Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications or terms or conditions of redemption of such shares.

So long as any Series B Preferred Shares are outstanding, the Company may not, without the affirmative vote of the holders of two-thirds of the Company’s preferred shares outstanding at the time, voting separately as one class, amend, alter or repeal the provisions of the Statement of Preferences so as to in the aggregate materially and adversely affect the rights and preferences of any preferred shares of the Company. To the extent permitted under the 1940 Act (for so long as it is applicable to the Company), in the event that more than one series of the Company’s preferred shares are outstanding, the Company will not affect any of the actions set forth in the preceding sentence which in the aggregate materially and adversely affects the rights and preferences for a series of preferred shares differently than such rights and preferences for any other series of preferred shares without the affirmative vote of the holders of at least two-thirds of the Company’s preferred shares outstanding of each series materially and adversely affected (each such materially and adversely affected series voting separately as a class to the extent its rights are affected differently). The holders of the Series B Preferred Shares will have exclusive voting rights on a Declaration of Trust amendment that would alter only the contract rights of the Series B Preferred Shares. The holders of the Series B Preferred Shares are not entitled to vote on any matter that affects the rights or interests of only one or more other series of the Company’s preferred shares. Unless a higher percentage is required under the Governing Documents (as defined in the Statement of Preferences) or applicable provisions of Massachusetts law or the 1940 Act, for so long as the Company remains registered as an investment company under the 1940 Act, the affirmative vote of the holders of a majority (as defined in the 1940 Act) of the outstanding preferred shares, including Series B Preferred Shares, voting together as a single class, will be required to approve any plan of reorganization (as defined in the 1940 Act) adversely affecting the Company’s preferred shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. The class vote of holders of the Company’s preferred shares described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and preferred shares, including Series B Preferred Shares, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized preferred shares pursuant to the Governing Documents or the issuance of additional shares of any series of preferred shares (including Series B Preferred Shares), pursuant to the Governing Documents shall not in and of itself be considered to materially and adversely affect the rights and preferences of the Company’s preferred shares and holders of the Series B Preferred Shares, by virtue of their acquisition of Series B Preferred Shares in this Exchange Offer, will be deemed to have authorized such issuances by the Board.

Any dividend payment made on the Series B Preferred Shares will first be credited against the dividends and distributions accumulated with respect to the earliest Dividend Period for which dividends and distributions have not been paid.

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The disclosure set forth in this Description of the Series B Preferred Shares and under the heading “Special Characteristics and Risks of the Series B Preferred Shares” is intended to be a summary of the material provisions of the Series B Preferred Shares. Since this Description of the Series B Preferred Shares is only a summary, you should refer to the Statement of Preferences for a complete description of the obligations of the Company and your rights. The disclosure set forth in this Description of the Series B Preferred Shares and under the heading “Special Characteristics and Risks of the Series B Preferred Shares” supplements the description of the preferred shares set forth under the caption “Description of the Securities—Preferred Shares” in this Offer to Exchange, and in the event that any provision described in the disclosure set forth in this Description of the Series B Preferred Shares and under the heading “Special Characteristics and Risks of the Series B Preferred Shares” is inconsistent with any description contained elsewhere in this Offer to Exchange, the disclosure set forth in this Description of the Series B Preferred Shares and under the heading “Special Characteristics and Risks of the Series B Preferred Shares” will apply and supersede the description found elsewhere in this Offer to Exchange.

SUMMARY OF FEES AND EXPENSES

The following table shows the Company’s expenses, including preferred shares offering expenses, as a percentage of net assets attributable to Common Shares as of January 28, 2025, assuming the maximum number of Series B Preferred Shares available in this Exchange Offer are issued.

Shareholder Transaction Expenses
Exchange Offer expenses borne by holders of Common Shares (as a percentage of minimum Purchase Price)	0.07%	(1)
Dividend reinvestment and cash purchase plan fees	0.00%	(2)

	Percentage of Net Assets Attributable to Common Shares (Gives Effect to Leverage Through Borrowings(3))
Annual Expenses
Management fees	1.13%	(4)
Other expenses	0.51%	(5)
Total annual expenses	1.64%
Dividends on Preferred Shares	1.78%	(6)
Total Annual Expenses and Dividends on Preferred Shares	3.42%

(1)	The fees and expenses of the Exchange Offer will be borne by the Company and indirectly by all of its common shareholders, including those who do not participate in the Exchange Offer.
(2)	Common shareholders will pay a brokerage transaction fee of $15.00 and a commission of $0.07 per share sold if they direct the Plan Agent to sell Common Shares held in a dividend reinvestment account.
(3)	Assumes leverage in the amount of 24.95% of net assets. As of January 28, 2025 the Company employed leverage in an amount equal to 14.76% of net assets. The Company may use leverage through borrowings and/or preferred shares, including the Series A Preferred Shares and Series B Preferred Shares. The Company currently leverages through borrowings from Series A Preferred Shares (the “Existing Leverage”). Assuming the Series B Preferred Shares are issued in the Exchange Offer, the leverage represented by the Series B Preferred Shares will be in addition to the Existing Leverage.
(4)	Management fees are the investment advisory and administrative services fees paid to the Investment Adviser, which are computed based on Managed Assets. Such fees have been converted to net assets for purposes of the fee table presentation as follows: management fees, assuming no leverage, divided by (one minus the Company’s assumed leverage of 24.95% of the Company’s total assets). Because the base management fees of 0.85% (including an administrative fee of 0.20%) are based on the Company’s gross assets, when the Company uses leverage, the base management fees as a percentage of net assets attributable to Common Shares will increase because the Company’s common shareholders bear all of the fees and expenses of the Company.
(5)	“Other Expenses,” which is based on the Company’s estimated current expenses, includes costs associated with the Company’s short sales on securities, including dividend and interest expenses associated with securities sold short. When a cash dividend is declared or interest is payable on a security for which the Company holds a short position, the Company incurs the obligation to pay an amount equal to that dividend or interest to the lender of the shorted security. Thus, the estimate for dividend and interest expenses paid is also based on the dividend yields or interest payments of securities that would be sold short as part of anticipated trading practices (which may involve avoiding dividend or interest expenses with respect to certain short sale transactions by closing out the position prior to the underlying issuer’s ex-dividend or ex-interest date). “Other Expenses” also includes the dividend and interest expense that the Company is expected to incur during the current fiscal year.
(6)	Dividends on Preferred Shares represent the distributions that would be made assuming distributions of $7,793,750 on outstanding Series A Preferred Shares and distributions of $5,375,000 on Series B Preferred Shares, which assumes that 4,000,000 Series B Shares are issued with a fixed dividend rate of 5.375%.

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EXAMPLE

The following example illustrates the projected expenses that you would pay on a $1,000 investment in Series B Preferred Shares (including the estimated costs of this Exchange Offer borne by the Company of $508,710), assuming (1) that the Company’s current net assets do not increase or decrease, (2) that the Company maintains a leverage ratio of 24.90% from all sources of leverage, (3) that the Company incurs total annual expenses and dividends on preferred shares of 3.42% of net assets attributable to Common Shares through year 10, and (4) a 5% annual return. The following example also assumes all dividends and distributions are reinvested at NAV. The example should not be considered a representation of future expenses, and actual expenses (including leverage and other expenses) may be greater or less than those shown.

	1 Year	3 Years	5 Years	10 Years
Total expenses incurred	$35	$105	$178	$371

**	The example includes Dividends of Preferred Shares. If Dividends on Preferred Shares were not included in the example calculation, the expenses for the 1-, 3-, 5- and 10-year periods in the table above would be as follows (based on the same assumptions as above): $17, $52, $89 and $194.

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CAPITALIZATION

The following table sets forth (i) the unaudited capitalization of shares of the Company as of December 31, 2024, and (ii) the unaudited capitalization of the Company as adjusted to reflect the consummation of the Exchange Offer assuming the exchange of 10,000,000 Common Shares outstanding as of December 31, 2024 for 4,000,000 Series B Preferred Shares, which assumes a Purchase Price of $10.00, and the maximum issuance of 4,000,000 Series B Preferred Shares. The actual size of the Exchange Offer will vary depending on the total Purchase Price and the number of Common Shares validly tendered and not properly withdrawn.

	Actual (unaudited)	As adjusted (unaudited)
Preferred Shares, $0.001 par value per share, 5,800,000 Series A Preferred Shares issued; 4,000,000 Series B Preferred Shares authorized	$145,000,000	$245,000,000

(The “Actual” columns reflect the Company’s outstanding
capitalization of preferred shares as of December 31, 2024.
The “As adjusted” column assumes the issuance of
4,000,000 Series B Preferred Shares, $25.00 liquidation
preference per share.)

Shareholders’ equity applicable to Common Shares:

Common Shares, $0.001 par value per share; unlimited shares authorized	65,296,917	55,296,917

(The “Actual” column reflects the Company’s outstanding capitalization of Common Shares as of December 31, 2024. The “As adjusted” column assumes the cancellation of 10,000,000 Common Shares.)

Paid-in capital in excess of par	1,395,854,343	1,295,854,343

Total distributable earnings (loss)	(557,409,471)	(557,409,471)

Net assets applicable to Common Shares	838,444,872	738,444,872

Liquidation preference of preferred shares	145,000,000	245,000,000

Net assets, plus the liquidation preference of preferred shares	983,444,872	983,444,872

For financial reporting purposes, while the Company remains registered as an investment company under the 1940 Act, the Company will deduct the liquidation preference of its outstanding preferred shares from “net assets,” so long as the senior securities have redemption features that are not solely within the control of the Company. Thus, for accounting purposes, the Company’s preferred shares will be treated as debt (rather than equity). For all regulatory purposes, the Company’s preferred shares will be treated as equity (rather than debt).

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ASSET COVERAGE RATIO

Pursuant to the 1940 Act, the Company generally will not be permitted to declare any dividend, or declare any other distribution, upon any outstanding Common Shares, purchase any Common Shares or issue preferred shares, unless, in every such case, all preferred shares issued by the Company have at the time of declaration of any such dividend or distribution or at the time of any such purchase or issuance an asset coverage of at least 200% (“1940 Act Asset Coverage Requirement”) after deducting the amount of such dividend, distribution, or purchase price, as the case may be. As of the date of this Offer to Exchange, all of the Company’s outstanding preferred shares are expected to have asset coverage on the date of issuance of the Series B Preferred Shares of approximately 400.85%, assuming the maximum number of Series B Preferred Shares available are issued in the Exchange Offer.

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SPECIAL CHARACTERISTICS AND RISKS OF THE SERIES B PREFERRED SHARES

Dividends

Holders of Series B Preferred Shares shall be entitled to receive, when, as and if authorized by, or under authority granted by, the Board and declared by the Company, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of 5.375% per annum (computed on the basis of a 360 day year consisting of twelve 30 day months) on the $25.00 per share liquidation preference on the Series B Preferred Shares. Dividends and distributions on Series B Preferred Shares will accumulate from the date of their original issue, which is expected to be March 11, 2025. Dividends and distributions on Common Shares will be paid in the ordinary course. If you own Common Shares on any record date for dividends and distributions that precedes the Expiration Date, you will receive those dividends and distributions whether or not you tender shares into the Exchange Offer.

Dividends and distributions will be payable quarterly on March 31, June 30, September 30 and December 31 in each year (each a “Dividend Payment Date”) commencing on March 31, 2025 (or, if any such day is not a Business Day, then on the next succeeding Business Day) to holders of record of Series B Preferred Shares as they appear on the share register of the Company at the close of business on the fifth Business Day preceding the Dividend Payment Date (each, a “Record Date”). Dividends and distributions on Series B Preferred Shares that were originally issued on the Date of Original Issue (i.e., the Series B Preferred Shares to be issued in this offering) shall accumulate from the Date of Original Issue. Dividends and distributions on all other Series B Preferred Shares (i.e., any additional Series B Preferred Shares that may be issued in future offerings) will accumulate from (i) the date on which such shares are originally issued if such date is a Dividend Payment Date, (ii) the immediately preceding Dividend Payment Date if the date on which such shares are originally issued is other than a Dividend Payment Date and is on or before a Record Date or (iii) the immediately following Dividend Payment Date if the date on which such shares are originally issued is during the period between a Record Date and a Dividend Payment Date. Each period beginning on and including a Dividend Payment Date (or the date of original issue, in the case of the first dividend period after the first issuance of the Series B Preferred Shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a “Dividend Period.” Dividends and distributions on account of arrears for any past Dividend Period or in connection with the redemption of Series B Preferred Shares may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date as shall be fixed by the Board that is not more than 30 days before the Dividend Payment Date.

No full dividends or distributions will be declared or paid on Series B Preferred Shares for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Dividend Payment Dates therefor on all outstanding shares of any series of preferred shares of the Company ranking on a parity with the Series B Preferred Shares as to the payment of dividends and distributions have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been paid on all of the Company’s outstanding preferred shares, any dividends and distributions being paid on such preferred shares (including the Series B Preferred Shares) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of preferred shares on the relevant Dividend Payment Date.

Restrictions on Issuance, Dividend, Redemption and Other Payments

For so long as the Company remains registered as an investment company under the 1940 Act, the Company is not permitted to issue preferred shares (such as the Series B Preferred Shares) unless immediately after such issuance the Company will have an asset coverage of at least 200% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing stock of a closed-end investment company as a condition of declaring distributions, purchases or redemptions of its stock). In general, the term “asset coverage” for this purpose means the ratio which the value of the total assets of the Company, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Company plus the aggregate of the involuntary liquidation preference of the preferred shares. The involuntary liquidation preference refers to the amount to which the preferred shares would be entitled on the involuntary liquidation of the Company in preference to a security junior to them.

For so long as the Company remains registered as an investment company under the 1940 Act, the Company is not permitted to declare any cash dividend or other distribution on its Common Shares or purchase its Common Shares unless, at the time of such declaration or purchase, the Company satisfies this 200% asset coverage requirement after deducting the amount of the dividend, distribution or purchase price, as applicable. In addition, for so long as the Company remains registered as an investment Company under the 1940 Act, the Company may be limited in its ability to declare any cash distribution on its shares (including the Series B Preferred Shares) or purchase its capital stock (including the Series B Preferred Shares) unless, at the time of such declaration or purchase, the Company has an asset coverage on its indebtedness, if any, of at least 300%

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after deducting the amount of such distribution or purchase price, as applicable. The 1940 Act contains an exception, however, that permits dividends to be declared upon any preferred shares issued by the Company (including the Series B Preferred Shares) if the Company’s indebtedness has an asset coverage of at least 200% at the time of declaration after deducting the amount of the dividend. In general, the term “asset coverage” for this purpose means the ratio which the value of the total assets of the Company, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Company.

The term “senior security” does not include any promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the Company at the time when the loan is made. A loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 days and is not extended or renewed; otherwise it is presumed not to be for temporary purposes. For purposes of determining whether the 200% and 300% asset coverage requirements described above apply in connection with dividends or distributions on or purchases or redemptions of Series B Preferred Shares, the asset coverages may be calculated on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of the applicable determination.

The foregoing asset coverage requirements will apply only for so long as the Company remains registered as an investment company under the 1940 Act.

Voting Rights

General. Except as otherwise provided in the Company’s Governing Documents (including the Statement of Preferences) or a resolution of the Board, or as required by applicable law, holders of Series B Preferred Shares will have no power to vote on any matter except matters submitted to a vote of the Common Shares. In any matter submitted to a vote of the holders of the Common Shares, each holder of Series B Preferred Shares will be entitled to one vote for each Series B Preferred Share held and the holders of the outstanding preferred shares of the Company, including Series A Preferred Shares and Series B Preferred Shares, and the Common Shares will vote together as a single class.

Voting Rights under the 1940 Act. Notwithstanding the foregoing, for so long as the Company remains registered as an investment company under the 1940 Act, the holders of the outstanding preferred shares of the Company, including Series A Preferred Shares and Series B Preferred Shares, shall be entitled, as a separate class, to the exclusion of the holders of all other securities and classes of capital shares of the Company, to elect two of the Company’s Trustees. The Company has currently designated Dr. Bob Froehlich and Ethan Powell as the Trustees to be elected solely by the holders of the preferred shares.

During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), subject to the prior rights of any of the Company’s noteholders that may exist, the number and/or composition of Trustees constituting the Board will be automatically adjusted as necessary to permit the holders of outstanding preferred shares of the Company, including the Series A Preferred Shares and Series B Preferred Shares, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital shares of the Company) to elect the number of Trustees that, when added to the two Trustees elected exclusively by the holders of the Company’s preferred shares as described in the above paragraph, would constitute a simple majority of the Board as so adjusted. The Company and the Board will take all necessary actions to effect an adjustment of the number and/or composition of Trustees as described in the preceding sentence. A Voting Period shall commence:

(i)	if at any time accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding Series B Preferred Shares equal to at least two full years’ dividends and distributions shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with Equiniti Trust Company, LLC and its successors or any other dividend disbursing agent appointed by the Company for the payment of such accumulated dividends and distributions; or
(ii)	if at any time holders of any other preferred shares of the Company are entitled to elect a majority of the Trustees of the Company under the 1940 Act or statement of preferences creating such shares.

Additional voting rights are described in “Description of the Series B Preferred Shares.”

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1940 Act Mandatory Redemption

Under certain circumstances, the Series B Preferred Shares will be subject to mandatory redemption by the Company out of funds legally available therefor in accordance with the Statement of Preferences and applicable law. The following provisions will only apply for so long as the Company remains registered as an investment company under the 1940 Act.

If the Company fails to have asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Company which are stock, including all outstanding Series B Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its Common Shares), as of the last Business Day of March, June, September and December of each year in which any Series B Preferred Shares are outstanding, and such failure is not cured as of the cure date specified in the Statement of Preferences (49 days following such Business Day), (i) the Company shall give a notice of redemption with respect to the redemption of a sufficient number of its preferred shares, which at the Company’s determination (to the extent permitted by the 1940 Act and Massachusetts law) may include any proportion of Series B Preferred Shares, to enable it to meet such asset coverage requirements, and, at the Company’s discretion, such additional number of Series B Preferred Shares or any other series of preferred shares in order for the Company to have asset coverage with respect to the Series B Preferred Shares and any other series of preferred shares of the Company remaining outstanding after such redemption of as great as 220%, and (ii) deposit an amount with Equiniti Trust Company, LLC, and its successors or any other dividend-disbursing agent appointed by the Company, having an initial combined value sufficient to effect the redemption of the Series B Preferred Shares or other series of preferred shares to be redeemed.

If the Company is required to redeem any preferred shares (including Series B Preferred Shares) as a result of a failure to maintain such minimum 1940 Act asset coverage as of an applicable cure date, then the Company shall, to the extent permitted by the 1940 Act and Massachusetts law, by the close of business on such cure date fix a redemption date that is on or before the 30th Business Day after such cure date and proceed to redeem the preferred shares, including the Series B Preferred Shares. The Company may fix a redemption date that is after the 30th Business Day after such cure date if the Board determines that extraordinary market conditions exist as a result of which disposal by the Company of securities owned by it is not reasonably practicable, or is not reasonably practicable at fair value. On such redemption date, the Company shall redeem, out of funds legally available therefor, (i) the number of its preferred shares, which, to the extent permitted by the 1940 Act and Massachusetts law, at the option of the Company may include any proportion of Series B Preferred Shares or shares of any other series of preferred shares of the Company, is equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such cure date, would have resulted in the Company having asset coverage immediately prior to the opening of business on such cure date in compliance with the 1940 Act or (ii) if asset coverage cannot be so restored, all of the outstanding Series B Preferred Shares, in each case at a price equal to $25.00 per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Company) through and including the date of redemption. In addition, as reflected above, the Company may, but is not required to, redeem an additional number of preferred shares (including Series B Preferred Shares) which, when aggregated with all other preferred shares redeemed by the Company, permits the Company to have with respect to the preferred shares (including Series B Preferred Shares) remaining outstanding after such redemption a 1940 Act asset coverage of as great as 220%. See “Description of the Securities—Preferred Shares—Redemption, Purchase and Sale of Preferred Shares by the Company.”

The foregoing mandatory redemption requirements will apply only for so long as the Company remains registered as an investment company under the 1940 Act.

Optional Redemption

Optional Redemption by the Company. For so long as the Company remains registered as an investment company under the 1940 Act, the Series B Preferred Shares are not subject to optional redemption by the Company unless the redemption is necessary, in the judgment of the Board, to maintain the Company’s qualification for taxation as a RIC under Subchapter M of the Code. In addition, the Company reserves the right to redeem the Series B Preferred Shares at any time if it is necessary, in the judgment of the Board, to maintain its qualification for taxation as a RIC under Subchapter M of the Code. To the extent permitted by Massachusetts law and, if applicable, the 1940 Act, the Company may at any time upon notice in the manner provided in the Statement of Preferences redeem the Series B Preferred Shares in whole or in part at a price equal to the liquidation preference per share plus accumulated but unpaid dividends and distributions through and including the date of redemption.

Redemption Procedures. Redemptions of Series B Preferred Shares will be made subject to the procedures described below under “Description of the Securities—Preferred Shares—Redemption Procedures.”

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Liquidation

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of Series B Preferred Shares shall be entitled to receive out of the assets of the Company available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Company’s Common Shares or any other shares of the Company ranking junior to the Series B Preferred Shares as to liquidation payments, a liquidation distribution in the amount of $25.00 per share (the “Liquidation Preference”), plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Company, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up of the Company.

If, upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the assets of the Company available for distribution among the holders of all outstanding Series B Preferred Shares and all outstanding shares of any other series of the Company’s preferred shares ranking on a parity with the Series B Preferred Shares as to payment upon liquidation shall be insufficient to permit the payment in full to such holders of Series B Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to all outstanding shares of such other series of preferred shares of the Company, then such available assets shall be distributed among the holders of Series B Preferred Shares and such other series of preferred shares of the Company ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series B Preferred Shares, no dividends or distributions will be made to holders of the Company’s Common Shares or any other shares of the Company ranking junior to the Series B Preferred Shares as to liquidation.

Risks of Investing in Series B Preferred Shares

Risk is inherent in all investing. Therefore, before investing in the Series B Preferred Shares you should consider the risks carefully. See “Risk Factors and Special Considerations” below for further information. Primary risks associated with an investment in the Series B Preferred Shares include:

Market Price Risk. If listed on an exchange, the market price for the Series B Preferred Shares will be influenced by changes in interest rates, the perceived credit quality of the Series B Preferred Shares and other factors, and may be higher or lower than the liquidation preference of the Series B Preferred Shares. There is currently no market for the Series B Preferred Shares.

Liquidity Risk. Currently, there is no public market for the Series B Preferred Shares. As noted above, an application has been made to list the Series B Preferred Shares on the NYSE. However, during an initial period which is not expected to exceed thirty days after the date of its issuance, the Series B Preferred Shares will not be listed on any securities exchange. No assurances can be provided that listing on any securities exchange will occur or will result in the market for Series B Preferred Shares being liquid at any time.

Redemption Risk. For so long as the Company remains registered as an investment company under the 1940 Act, the Company may at any time redeem Series B Preferred Shares to the extent necessary to meet regulatory asset coverage requirements. For example, if the value of the Company’s investment portfolio declines, thereby reducing the asset coverage for the Series B Preferred Shares, the Company may be obligated under the terms of the Series B Preferred Shares to redeem some or all of the Series B Preferred Shares. Investors may not be able to reinvest the proceeds of any redemption in an investment providing the same or a higher dividend rate than that of the Series B Preferred Shares. Precipitous declines in the value of the Company’s assets could result in the Company having insufficient assets to redeem all of the Series B Preferred Shares for the full redemption price.

Subordination Risk. The Series B Preferred Shares, like Series A Preferred Shares, are not a debt obligation of the Company. The Series B Preferred Shares, like Series A Preferred Shares, are junior in respect of distributions and liquidation preference to any indebtedness incurred by the Company, and will have the same priority with respect to payment of dividends and distributions and liquidation preference as Series A Preferred Shares and any other preferred shares that the Company may issue while it is registered as an investment company under the 1940 Act; after the Company is deregistered as an investment company under the 1940 Act the Company would also have the flexibility to issue preferred shares senior in priority to the Series B Preferred Shares as to dividends and distributions and liquidation preference. The Series B Preferred Shares are subject to greater credit risk than any of the Company’s debt instruments, which would be of higher priority in the Company’s capital structure.

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Distribution Risk. The Company may not earn sufficient income from its investments to make distributions on the Series B Preferred Shares, in which case the distributions on the Series B Preferred Shares would be considered a return of capital. Additionally, if the Company were to issue notes, the Company’s failure to meet certain asset coverage requirements with respect to such notes would prohibit the Company from making distributions on the Series B Preferred Shares; any bank borrowings the Company may enter into in the future could contain similarly restrictive terms.

Interest Rate Risk. The Series B Preferred Shares will pay dividends at a fixed rate. Prices of fixed income investments tend to vary inversely with changes in market yields. The market yields on securities comparable to the Series B Preferred Shares may increase, which would likely result in a decline in the value of the Series B Preferred Shares. Additionally, if interest rates rise, securities comparable to the Series B Preferred Shares may pay higher dividend rates and holders of the Series B Preferred Shares may not be able to sell the Series B Preferred Shares at their liquidation preference and reinvest the proceeds at market rates. The Company may be subject to a greater risk of rising interest rates due to the current period of historically low interest rates.

Credit Rating Risk. The Company has received a credit rating of BBB+ on the Series B Preferred Shares. Any credit rating that is issued on the Series B Preferred Shares could be reduced or withdrawn while an investor holds Series B Preferred Shares. A reduction or withdrawal of the credit rating would likely have an adverse effect on the market value and liquidity of the Series B Preferred Shares. In addition, a credit rating does not eliminate or mitigate the risks of investing in the Series B Preferred Shares.

Special Risks to Holders of Preferred Shares

Common Share Repurchases. Repurchases of Common Shares by the Company may reduce the net asset coverage of the Series B Preferred Shares, which could adversely affect their liquidity or market prices.

Credit Quality Ratings. Any rating agency providing a rating for the Company’s preferred shares, including the Series B Preferred Shares, at the request of the Company may, at any time, change or withdraw any such rating. A rating by a ratings agency does not eliminate or necessarily mitigate the risks of investing in our Series B Preferred Shares, and a rating may not fully or accurately reflect all of the Series B Preferred Shares’ credit risks. A rating does not address the liquidity or any other market risks of the securities being rated. If a rating agency downgrades the rating assigned to our Series B Preferred Shares, we may alter our portfolio or redeem the Series B Preferred Shares under certain circumstances.

Special Risks to Holders of Common Shares

Reduction in Income Risk. The net income earned by the Company (and therefore allocated to the holders of Common Shares) is estimated to decrease by approximately 0.09% per year, if $100 million in value of Common Shares is tendered due to the additional costs of paying dividends on the Series B Preferred Shares. These decreases are equivalent to approximately $0.014 per Common Share, if $100 million in value of Common Shares is tendered. The Board and the Investment Adviser believe this reduction in income will be offset by the increase in NAV per Common Share, which is estimated to be up to 4%, or $0.51, per Common Share, if $100 million in value of Common Shares is tendered. Although there can be no guarantee, the foregoing estimates assume that all Common Shares are tendered at the Purchase Price of $10.00 per Common Share. In addition, the Board and the Investment Adviser also believe that the leverage represented by the issuance of the Series B Preferred Shares will benefit the holders of the remaining Common Shares by, over the long term, increasing the income and/or capital appreciation attributable to the Common Shares.

Leverage Risk. The Company currently uses financial leverage for investment purposes by issuing preferred shares, such as the Series A Preferred Shares and Series B Preferred Shares. The Company is also permitted to use other types of financial leverage, such as through the issuance of debt securities or additional preferred shares and borrowing from financial institutions.

For so long as the Company remains registered as an investment company under the 1940 Act, the Company may issue additional senior securities (which may be stock, such as preferred shares, and/or securities representing debt) only if immediately after such issuance the value of the Company’s total assets, less certain ordinary course liabilities, exceeds 300% of the amount of the debt outstanding and exceeds 200% of the amount of preferred shares and debt outstanding. As of January 28, 2025, the Company’s asset coverage ratio was 577%.

The Company’s leveraged capital structure creates special risks not associated with unleveraged funds having a similar investment objective and policies. These include the possibility of greater loss and the likelihood of higher volatility of the net asset value of the Company and the asset coverage for the preferred shares. Such volatility may increase the likelihood of the Company having to sell investments in order to meet its obligations to make distributions on the preferred shares or to redeem preferred shares, when it may be disadvantageous to do so. The Company’s use of leverage may require it to sell portfolio investments at inopportune times in order to raise cash to redeem preferred shares or otherwise de-leverage so as to

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maintain required asset coverage amounts or comply with the mandatory redemption terms of any outstanding preferred shares. The use of leverage magnifies both the favorable and unfavorable effects of price movements in the investments made by the Company. To the extent that the Company employs leverage in its investment operations, the Company is subject to substantial risk of loss. The Company cannot assure you that the issuance of preferred shares will result in a higher yield or return to the holders of the Common Shares. Also, since the Company utilizes leverage, a decline in net asset value could affect the ability of the Company to make distributions.

Any decline in the net asset value of the Company’s investments would be borne entirely by the holders of Common Shares. Therefore, if the market value of the Company’s portfolio declines, the leverage will result in a greater decrease in net asset value to the holders of Common Shares than if the Company were not leveraged. This greater net asset value decrease will also tend to cause a greater decline in the market price for the Common Shares. The Company might be in danger of failing to maintain the required asset coverage of its borrowings, notes or preferred shares or of losing its ratings on its preferred shares or, in an extreme case, the Company’s current investment income might not be sufficient to meet the distribution or interest requirements on the preferred shares. In order to counteract such an event, the Company might need to liquidate investments in order to fund a redemption of some or all of the preferred shares.

•	Preferred Share Risk. The issuance of preferred shares, like the Series B Preferred Shares, causes the net asset value and market value of the Common Shares to become more volatile. If the dividend rate on the Series B Preferred Shares approaches the net rate of return on the Company’s investment portfolio, the benefit of leverage to the holders of the Common Shares would be reduced. If the dividend rate on the Series B Preferred Shares or the management fee annual rate of 1.37% exceeds the net rate of return on the Company’s portfolio, the leverage will result in a lower rate of return to the holders of Common Shares than if the Company had not issued Series B Preferred Shares. If the Company has insufficient investment income and gains, all or a portion of the distributions to preferred shareholders would come from the common shareholders’ capital. Such distributions and interest payments reduce the net assets attributable to common shareholders. The offering document relating to any sale of preferred shares will set forth dividend rate on such preferred shares.

Any decline in the net asset value of the Company’s investments would be borne entirely by the holders of Common Shares. Therefore, if the market value of the Company’s portfolio declines, the leverage will result in a greater decrease in net asset value to the holders of Common Shares than if the Company were not leveraged. This greater net asset value decrease will also tend to cause a greater decline in the market price for the Common Shares. The Company might be in danger of failing to maintain the required asset coverage of the Series B Preferred Shares or of losing its ratings on the Series B Preferred Shares or, in an extreme case, the Company’s current investment income might not be sufficient to meet the dividend requirements on the Series B Preferred Shares. In order to counteract such an event, the Company might need to liquidate investments in order to fund a redemption of some or all of the Series B Preferred Shares.

In addition, the Company would pay (and the holders of Common Shares will bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares, including the advisory fees on the incremental assets attributable to the preferred shares.

Holders of the Series B Preferred Shares may have different interests than holders of Common Shares and may at times have disproportionate influence over the Company’s affairs. For so long as the Company remains registered as an investment company under the 1940 Act, the holders of the outstanding preferred shares of the Company, including Series A Preferred Shares and Series B Preferred Shares, shall be entitled, as a separate class, to elect two members of the Board and in the event dividends become two full years in arrears would have the right to elect a majority of the Trustees until such arrearage is completely eliminated. In addition, for so long as the Company remains registered as an investment company under the 1940 Act, holders of the Series B Preferred Shares have class voting rights on certain matters, including changes in fundamental investment objectives and restrictions and conversion of the Company to open-end status, and accordingly can veto any such changes.

Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of Common Shares and Series B Preferred Shares by the 1940 Act, for so long as the Company remains registered as an investment company under the 1940 Act, might impair the Company’s ability to maintain its qualification as a regulated investment company, as applicable, for U.S. federal income tax purposes. While the Company intends to redeem the Series B Preferred Shares to the extent necessary to enable the Company to distribute its income as required to maintain its qualification as a regulated investment company, as applicable under the Code, there can be no assurance that such actions can be effected in time to meet the Code requirements.

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•	Impact on Common Shares. Assuming the utilization of leverage in the amount of 25% of the Company’s total assets and an annual interest rate of 5.375% payable on such leverage based on market rates as of January 28, 2025, the additional income that the Company must earn (net of expenses) in order to cover such leverage is 1.3% of NAV. Actual costs of leverage may be higher or lower than that assumed in the previous example. The following table is designed to illustrate the effect on the return to a holder of the Company’s Common Shares of leverage in the amount of approximately 25% of the Company’s total assets, assuming hypothetical annual returns of the Company’s investment portfolio of minus 10% to plus 10%. As the table shows, leverage generally increases the return to holders of Common Shares when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.

Assumed Return on Portfolio (Net of Expenses)	(10)%	(5)%	0%	5%	10%
Corresponding Return to Common Shareholder	(15.1)%	(8.5)%	(1.8)%	4.9%	11.5%

Common share total return is composed of two elements—the common share distributions paid by the Company (the amount of which is largely determined by the taxable income of the Company (including realized gains or losses) after paying interest on any debt and/or dividends on any preferred shares) and unrealized gains or losses on the value of the securities the Company owns. As required by SEC rules, the table assumes that the Company is more likely to suffer capital losses than to enjoy total return. For example, to assume a total return of 0% the Company must assume that the income it receives on its investments is entirely offset by expenses and losses in the value of those investments.

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CERTAIN EMPLOYEE BENEFIT PLAN AND IRA CONSIDERATIONS

The following is a summary of certain considerations associated with the tender and exchange of Common Shares and acquisition of the Series B Preferred Shares pursuant to the Exchange Offer by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Benefit Plan”).

ERISA and the Code impose certain duties on persons who are fiduciaries of a Benefit Plan and prohibit certain transactions involving the assets of a Benefit Plan and its fiduciaries or certain other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Benefit Plan or the management or disposition of the assets of such a Benefit Plan, or who renders investment advice for a fee or other compensation to such a Benefit Plan, is generally considered to be a fiduciary of the Benefit Plan. Neither we, our Board, our Investment Adviser, the Information Agent, nor any affiliate or representative of any of the foregoing (“Transaction Parties”) has provided or will provide any investment advice within the meaning of 3(21) of ERISA or Section 4975 of the Code to a Benefit Plan, or to any fiduciary or other person investing the assets of the Benefit Plan in connection with the Exchange Offer, including the acquisition and holding of Series B Preferred Shares pursuant thereto.

Moreover, governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) (each such governmental, church and foreign plan referred to as a “Non-ERISA Plan,” and together with Benefit Plans, referred to herein as “Plans”), are not subject to the fiduciary responsibility or prohibited transaction (discussed below) provisions of Title I of ERISA or Section 4975 of the Code, but may be subject to state, federal or other laws or regulations substantively similar to such portions of ERISA or Section 4975 of the Code (“Similar Law”).

In considering whether to tender Common Shares pursuant to the Exchange Offer (including the resulting investment in the Series B Preferred Shares) of a portion of the assets of any Plan, a fiduciary or other person considering the investment should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, Section 4975 of the Code and Similar Law including, without limitation, to the extent applicable, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA and the Code. The purchase of Series B Preferred Shares by a fiduciary for a Plan should be considered in light of, but not limited to, such requirements.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Benefit Plan and certain persons (referred to as “parties in interest” for purposes of ERISA and “disqualified persons” for purposes of the Code) having certain relationships to such Benefit Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and such parties and fiduciaries causing a Benefit Plan to engage in such transactions may be subject to other penalties and liabilities under ERISA and/or the Code (or with respect to certain Benefit Plans, such as IRAs, a prohibited transaction may cause the Benefit Plan to lose its tax-exempt status). In this regard, the U.S. Department of Labor has issued certain prohibited transaction class exemptions (“PTCEs”) that potentially may apply to the purchase and holding of the Series B Preferred Shares by a Benefit Plan. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, PTCE 84-24 respecting purchases of shares in investment companies and PTCE 75-1 respecting sales of securities. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides an exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Benefit Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Benefit Plan involved in the transaction) solely by reason of providing services to the Benefit Plan or by relationship to a service provider, provided that the Benefit Plan neither receives nor pays more than adequate consideration. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plans considering tendering Common Shares and acquiring Series B Preferred Shares pursuant to the Exchange Offer should determine whether an exemption is needed, and, if so, ensure the conditions of an applicable exemption are met. There can be no assurance that all of the conditions of any such exemptions or any other exemption will be satisfied, or that any exemption will be applicable to all otherwise prohibited transactions which may occur as a result of a Benefit Plan’s tender of Common Shares pursuant to the Exchange Offer.

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The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or other violations of ERISA, the Code, or Similar Law, it is particularly important that fiduciaries, or other persons considering tendering Common Shares and investing in the Series B Preferred Shares pursuant to the Exchange Offer on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and Similar Law to such investment and whether an exemption is needed, and if so, ensure the conditions of an applicable exemption are met with respect to the purchase and holding of the Series B Preferred Shares and whether the purchase and holding of Series B Preferred Shares otherwise will be in compliance with the applicable provisions of ERISA, Section 4975 of the Code and Similar Law.

By its tender exchange of Common Shares (including interests therein) and consequent investment in Series B Preferred Shares, each acquiror shareholder will be deemed to represent and warrant that either (i) it is not holding the Common Shares and will not hold the Series B Preferred Shares acquired pursuant to the Exchange Offer, or any interest therein, with the assets of a Plan or (ii) neither its exchange of Common Shares nor the acquisition and holding (nor disposition) of Series B Preferred Shares or any interest therein by it will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Further, if the tendering shareholder is a Benefit Plan, such shareholder will be deemed to have represented and warranted that (1) none of the Transaction Parties has acted as the Benefit Plan’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the exchange of Common Shares and the investment in Series B Preferred Shares , and none of the Transaction Parties shall at any time be relied upon as the Benefit Plan’s fiduciary with respect to any decision to tender Common Shares, or to acquire, continue to hold or transfer the Series B Preferred Shares. None of the Transaction Parties have or will undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with a Benefit Plan’s tender of Common Shares or investment in the Series B Preferred Shares.

The sale of Series B Preferred Shares to a Plan is in no respect a recommendation by any Transaction Party with respect to whether any Plan should tender Common Shares or acquire Series B Preferred Shares pursuant to the Exchange Offer or that that such a transaction and subsequent investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Each holder of Common Shares has exclusive responsibility for ensuring that its tender of Common Shares and the consequent acquisition and holding (and subsequent disposition) of the Series B Preferred Shares does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.

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MARKET AND NET ASSET VALUE INFORMATION

The Common Shares are listed on the NYSE under the symbol “HFRO.” The Common Shares commenced trading on the NYSE on September 25, 2017, when the Fund acquired the assets of the Highland Floating Rate Opportunities Fund (“Predecessor Fund”). The Fund is the successor to the accounting and performance information of the Predecessor Fund. In the trading history of the Common Shares, the Common Shares have traded at both a premium and a discount to NAV. The Company cannot predict whether its shares will trade in the future at a premium or discount to NAV.

The following table sets forth, for each of the periods indicated, the high and low closing market prices of the Common Shares on the NYSE, the corresponding NAV per share on such dates and the corresponding premium/discount to NAV per share on such dates. See “Net Asset Value” for information as to how the Company’s NAV is determined.

	Market Price		Net Asset Value per Share		Premium/(Discount) as a % of Net Asset Value
	High	Low	High	Low	High	Low
3rd Quarter 2017	$15.07	$14.97	$15.05	$14.95	0%	0%
4th Quarter 2017	$15.65	$15.01	$15.17	$14.94	4%	0%
1st Quarter 2018	$16.24	$15.30	$15.30	$15.11	7%	1%
2nd Quarter 2018	$16.12	$15.58	$15.27	$15.05	7%	3%
3rd Quarter 2018	$16.00	$15.42	$15.23	$15.07	6%	2%
4th Quarter 2018	$15.54	$12.20	$15.20	$14.41	2%	-15%
1st Quarter 2019	$14.10	$12.80	$14.68	$14.39	-2%	-11%
2nd Quarter 2019	$13.84	$13.29	$14.70	$14.38	-4%	-9%
3rd Quarter 2019	$13.92	$12.75	$14.47	$13.93	-3%	-10%
4th Quarter 2019	$13.35	$11.41	$14.00	$13.36	-4%	-15%
1st Quarter 2020	$12.72	$ 8.38	$14.25	$12.16	-8%	-32%
2nd Quarter 2020	$ 9.65	$ 7.13	$12.65	$11.67	-20%	-39%
3rd Quarter 2020	$ 9.05	$ 7.50	$12.78	$12.31	-28%	-41%
4th Quarter 2020	$10.28	$ 7.83	$13.13	$12.47	-20%	-38%
1st Quarter 2021	$11.13	$10.11	$13.71	$12.92	-17%	-25%
2nd Quarter 2021	$12.05	$ 9.92	$14.00	$13.30	-13%	-28%
3rd Quarter 2021	$11.07	$10.20	$14.05	$13.58	-20%	-25%
4th Quarter 2021	$11.44	$10.73	$14.04	$13.64	-18%	-23%
1st Quarter 2022	$11.94	$10.88	$15.20	$13.63	-19%	-24%
2nd Quarter 2022	$12.07	$10.75	$15.68	$14.93	-20%	-28%
3rd Quarter 2022	$12.01	$ 9.69	$15.77	$14.85	-24%	-35%
4th Quarter 2022	$11.54	$ 9.72	$14.95	$14.29	-22%	-35%
1st Quarter 2023	$10.74	$ 8.66	$14.73	$13.56	-26%	-37%
2nd Quarter 2023	$ 9.30	$ 7.78	$13.73	$13.27	-31%	-42%
3rd Quarter 2023	$ 9.09	$ 7.89	$13.68	$13.45	-33%	-41%
4th Quarter 2023	$ 8.83	$ 6.91	$13.53	$12.56	-31%	-48%
1st Quarter 2024	$ 7.98	$ 6.11	$12.90	$12.52	-37%	-52%
2nd Quarter 2024	$ 6.82	$ 5.97	$12.91	$12.80	-47%	-54%
3rd Quarter 2024	$ 6.44	$ 5.80	$13.09	$12.82	-50%	-55%
4th Quarter 2024	$ 6.21	$ 5.16	$12.99	$12.70	-52%	-60%
1st Quarter 2025	$ 5.74	$ 5.19	$12.90	$12.81	-55%	-60%

The Company’s NAV per common share at the close of business on January 28, 2025 (the last trading date prior to the date of this Offer to Exchange on which the Company determined its NAV) was $12.82 and the last reported sale price of a common share on the NYSE on that day was $5.68, a discount to NAV of 55.69%.

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SELECTED HISTORICAL FINANCIAL DATA

The Company’s unaudited financial statements for the six months ended June 30, 2024 are incorporated by reference to the Company’s semi-annual report to shareholders for the six months ended June 30, 2024 on Form N-CSRS, filed with the SEC on September 6, 2024.

The Company’s audited financial statements for the fiscal year ended December 31, 2023 are incorporated by reference to the Company’s annual report to shareholders for the fiscal year ended December 31, 2023 on Form N-CSR, filed with the SEC on March 8, 2024.

The Company’s audited financial statements for the fiscal year ended December 31, 2022 are incorporated by reference to the Company’s annual report to shareholders for the fiscal year ended December 31, 2022 on Form N-CSR, filed with the SEC on March 10, 2023.

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THE EXCHANGE OFFER

No Recommendation

THE EXCHANGE OF COMMON SHARES FOR PREFERRED SHARES IN THE EXCHANGE OFFER MAY NOT BE SUITABLE FOR YOU. NEITHER WE, OUR BOARD, OUR INVESTMENT ADVISER, THE INFORMATION AGENT, THE DEPOSITARY, NOR ANY AFFILIATE OF ANY OF THE FOREGOING NOR ANY OTHER PERSON IS MAKING ANY RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR COMMON SHARES IN THE EXCHANGE OFFER. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE SUCH A RECOMMENDATION. YOU MUST MAKE YOUR OWN INVESTMENT DECISION REGARDING THE EXCHANGE OFFER BASED UPON YOUR OWN ASSESSMENT OF THE VALUE OF THE COMMON SHARES, THE VALUE OF THE SERIES B PREFERRED SHARES, YOUR LIQUIDITY NEEDS, YOUR INVESTMENT OBJECTIVES AND ANY OTHER FACTORS YOU DEEM RELEVANT. BEFORE YOU MAKE YOUR DECISION, WE URGE YOU TO CAREFULLY READ THIS OFFER TO EXCHANGE IN ITS ENTIRETY, INCLUDING THE INFORMATION SET FORTH UNDER “RISK FACTORS AND SPECIAL CONSIDERATIONS” AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN. WE ALSO URGE YOU TO CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS IN MAKING YOUR OWN DECISIONS ON WHAT ACTION, IF ANY, TO TAKE IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this Offer to Exchange and the Letter of Transmittal, we will purchase up to $100,000,000 in aggregate purchase price of Common Shares, or all Common Shares validly tendered and not properly withdrawn in the event that less than $100,000,000 in aggregate purchase price of Common Shares is validly tendered and not properly withdrawn before 5:00 p.m., New York City time, on March 4, 2025, the scheduled Expiration Date, unless extended at a Purchase Price of $10 per common share. The Exchange Offer will commence on February 3, 2025, and terminate on the Expiration Date, or such later date to which the Company may extend the Exchange Offer.

Number of Shares. As of January 28, 2025, we had issued and outstanding 65,296,917 Common Shares. As of January 28, 2025, 5,800,000 Series A Preferred Shares were outstanding. At the Purchase Price of $10.00 per Common Share, we would exchange 10,000,000 Common Shares if the Exchange Offer is fully subscribed, which would represent approximately 15.31% of our outstanding Common Shares as of January 28, 2025. If the Exchange Offer is fully subscribed we would have 55,296,917 Common Shares, 5,800,000 Series A Preferred Shares, and 4,000,000 Series B Preferred Shares outstanding immediately following the purchase of shares tendered in the Exchange Offer. The actual number of Common Shares and Series B Preferred Shares outstanding immediately following completion of the Exchange Offer will depend on the number of Common Shares tendered and exchanged in the Exchange Offer.

Shares validly tendered under the Exchange Offer and not properly withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Exchange Offer, including proration. We will not purchase Common Shares that we do not accept in the Exchange Offer because of proration. Common Shares will be accepted in lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, regardless of whether the Exchange Offer is oversubscribed or undersubscribed. We will return to the tendering shareholders Common Shares that we do not purchase in the Exchange Offer at our expense promptly after the applicable Expiration Date.

Tendering shareholders will each receive a number of Series B Preferred Shares (the “Exchange Consideration”) that are equal in value to the product of (A) the Purchase Price and (B) the number of Common Shares validly tendered and not withdrawn in the Exchange Offer. No fractional Series B Preferred Shares will be issued. If the Exchange Consideration would otherwise include a fractional Series B Preferred Share, the Exchange Consideration will be rounded down to the nearest whole Series B Preferred Share. In addition, we will only accept full Common Shares that have been properly tendered to avoid creating fractional Common Shares. Based on the proposed $10.00 Purchase Price for Common Shares and $25.00 per share liquidation preference for Series B Preferred Shares, it is anticipated that in order to avoid the creation of fractional Series B Preferred Shares or fractional Common Shares, only lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, will be accepted in exchange for corresponding lots of two (2) Series B Preferred Shares at the Purchase Price. To the extent that tendering shareholders own fractional Common Shares, tendering shareholders should contact their broker or other securities intermediary to determine what, if any, accommodations may be made given that they must submit on behalf of shareholders only lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares.

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Proration

If more than $100,000,000 in aggregate purchase price of Common Shares are validly tendered and not properly withdrawn at or prior to the Expiration Date for the Exchange Offer, the Common Shares so tendered will be accepted on a pro rata basis, in lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, such that the aggregate Exchange Consideration equals the Consideration Cap. In particular, each valid tender of Common Shares would be multiplied by a proration factor equal to (A) the Consideration Cap divided by (B) the Exchange Consideration that would be due in respect of the Common Shares validly tendered and not withdrawn absent the Consideration Cap. In accordance with the rules of the SEC, if more than $100,000,000 in aggregate Purchase Price of Common Shares is tendered in the Exchange Offer, subject to the authorization of our Board, we may increase the aggregate Purchase Price of Common Shares accepted for exchange in the Exchange Offer by no more than the amount needed to purchase an additional 2% of the outstanding Common Shares without extending the Expiration Date.

Common Shares accepted for exchange on a prorated basis will be determined by multiplying each holder’s tender by the applicable proration factor. Common Shares will be accepted in lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, regardless of whether the Exchange Offer is oversubscribed or undersubscribed. Common Shares tendered that are not accepted will be returned to the tendering holder promptly following the earlier of the Expiration Date or termination of the Exchange Offer.

If tenders of Common Shares will be prorated, we will announce the results of proration by press release promptly after the Expiration Date. So long as the conditions to the Exchange Offer described herein are satisfied, and subject to the Consideration Cap and, as necessary, proration, we intend to accept for exchange all Common Shares validly tendered in lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, and not properly withdrawn at or prior to the Expiration Date, and will only prorate tenders of Common Shares if necessary to ensure the Consideration Cap is not exceeded.

Odd Lots. Accepting shareholders should note that acceptance of the offer may result in their holding of odd lots of Common Shares. The term “odd lots” means, any person who beneficially owns fewer than 100 Common Shares.

Limited Offering

We are making the Exchange Offer only to existing holders of Common Shares in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) of the Securities Act. We will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders from holders of Common Shares. Our officers, directors and employees may solicit tenders from holders of Common Shares and will answer inquiries concerning the Exchange Offer, but they will not receive additional compensation for soliciting tenders or answering any such inquiries.

Expiration Date

The term “Expiration Date” means 5:00 p.m., New York City time, on March 4, 2025, unless we extend the period of time for which the Exchange Offer is open, in which case the term “Expiration Date” means the latest time and date on which the Exchange Offer, as so extended, expires.

The Depository Trust Company and its direct and indirect participants will establish their own cutoff dates and times to receive instructions to tender in this Exchange Offer, which will be earlier than the expiration date. You should contact your broker or other securities intermediary to determine the cutoff date and time applicable to you.

If the Exchange Offer expires or terminates without any Common Shares being accepted by us following the expiration or termination of the Exchange Offer, you will continue to hold your Common Shares.

Extension, Termination and Amendment

We expressly reserve the right, at any time and from time to time, to extend the period of time during which the Exchange Offer is open, in our sole discretion. We will extend the Expiration Date if required by applicable law or regulation or for any reason we deem appropriate. During any such extension, all Common Shares previously tendered and not properly withdrawn will remain subject to the Exchange Offer and subject to your right to withdraw your Common Shares in accordance with the terms of the Exchange Offer.

Subject to the SEC’s applicable rules and regulations, the Fund, with Board approval, reserves the right, at any time or from time to time, to (i) amend or make changes to the terms of the Exchange Offer, including the conditions to the Exchange

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Offer and (ii) delay our acceptance or our acquisition of any Common Shares pursuant to the Exchange Offer or terminate the Exchange Offer and not accept or acquire any Common Shares not previously accepted or acquired, upon the determination that any of the conditions of the Exchange Offer exist and have not been waived, as determined by us.

We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date. If we amend the Exchange Offer in a manner we determine to constitute a material change, we will promptly disclose the amendment as required by law and, depending on the significance of the amendment and the manner of disclosure to the registered holders, we will extend the Exchange Offer as required by law if the Exchange Offer would otherwise expire during that period.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to an appropriate news agency.

If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, we will extend the Exchange Offer to the extent required under the Exchange Act. If, prior to the expiration date, we increase or decrease the percentage of Common Shares being sought or increase or decrease the consideration, or change the type of consideration, offered to holders of Common Shares, such modification will be applicable to all holders of Common Shares whose Common Shares are accepted pursuant to the Exchange Offer and if, at the time notice of any such modification is first published, sent or given to holders of Common Shares, the Exchange Offer is scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so published, sent or given, the Exchange Offer will be extended until the expiration of such ten business day period. For purposes of the Exchange Offer, a “business day” means any day other than a Saturday, Sunday or a federal holiday and consists of the time period from 12:01 a.m. through 11:59 p.m., Eastern time.

We expressly reserve the right, in our sole discretion, to change the per Common Share Purchase Price and to increase or decrease the aggregate Purchase Price of Common Shares sought in the Exchange Offer, subject to applicable law and the authorization of our Board. In accordance with the rules of the SEC, if more than $100,000,000 in aggregate purchase price of Common Shares is tendered in the Exchange Offer, subject to the authorization of our Board, we may increase the aggregate Purchase Price of Common Shares accepted for exchange in the Exchange Offer by no more than the amount needed to purchase an additional 2% of the outstanding Common Shares without extending the Expiration Date.

The Fund, with Board consent, reserves the right, in our sole discretion, but subject to applicable law, to terminate the Exchange Offer at any time prior to the Expiration Date.

Tender of Common Shares; Acceptance of Common Shares

Upon the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), we will acquire, promptly after the Expiration Date, by accepting, all Common Shares validly tendered, in lots of multiples of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares, and not properly withdrawn, subject, as necessary, to proration, and the Consideration Cap. The settlement date is expected to be as soon as practicable after the expiration date. In addition, subject to the applicable rules of the SEC, we expressly reserve the right to delay acceptance of, or the acquisition of, any Common Shares in order to comply with any applicable law. The reservation of this right to delay the acceptance or acquisition of, or exchange for, the Common Shares is subject to the provisions of Rule 14e-1(c) under the Exchange Act, which requires us to pay the consideration offered or to return the Common Shares deposited by, or on behalf of, holders, promptly after the termination or withdrawal of the Exchange Offer.

For purposes of the Exchange Offer, we will be deemed to have accepted (and thereby acquired) Common Shares validly tendered and not properly withdrawn, if and when we notify the Depositary of our acceptance of the tenders from the holders of Common Shares pursuant to the Exchange Offer.

Upon the terms and subject to the conditions of the Exchange Offer, we will deliver Series B Preferred Shares in exchange for Common Shares to the Depositary, which will act as agent for tendering holders for the purpose of receiving the Series B Preferred Shares from us and transmitting such Series B Preferred Shares through a book-entry transfer or otherwise to such tendering holders whose Common Shares have been accepted. Series B Preferred Shares delivered to tendering holders of Common Shares that hold through securities accounts with direct or indirect participants in DTC will be registered in the name of DTC’s nominee and security entitlements will be allocated by DTC and DTC participants to those holders’ securities accounts.

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Under no circumstances will we pay interest on the Exchange Consideration, regardless of any delay in making such delivery or extension of the expiration date.

If, prior to the expiration date, we increase the Exchange Consideration to be paid for each Common Share tendered pursuant to this Exchange Offer, we will pay or deliver such increased Exchange Consideration for all such Common Shares acquired pursuant to the Exchange Offer, whether or not such Common Shares were tendered prior to such increase in Exchange Consideration.

In all cases, delivery to a tendering holder of the Exchange Consideration for Common Shares accepted pursuant to the Exchange Offer will be made only after timely receipt by the Depositary of the confirmation of a book-entry transfer of the Common Shares into the designated account at DTC (the book-entry transfer facility) (a “Book-Entry Confirmation”) pursuant to the procedures set forth in “—Procedure for Tendering.”

If we do not accept any tendered Common Shares pursuant to the terms of the Exchange Offer for any reason, those Common Shares will be credited back to the appropriate account promptly following expiration or termination of the Exchange Offer.

All Common Shares that are validly tendered and accepted by us in the Exchange Offer will, upon our instruction, be surrendered by the Depositary to us for cancellation.

Procedure for Tendering

Valid Tender of Common Shares. For shareholders to validly tender shares under the Exchange Offer the Depositary must receive, at the Depositary’s address set forth on the back cover page of this Offer to Exchange, share certificates, if any, (or confirmation of receipt of such shares under the procedure for book-entry transfer set forth below), together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an Agent’s Message (as defined below) and any other documents required by the Letter of Transmittal, before the Expiration Date.

If a broker, dealer, commercial bank, trust company or other nominee holds your shares, it is likely they have an earlier deadline for you to act to instruct them to accept the Exchange Offer on your behalf. We recommend that you contact your broker, dealer, commercial bank, trust company or other nominee to determine their applicable deadline.

We recommend that shareholders who hold Common Shares through brokers, dealers, commercial banks, trust companies or other nominees consult the brokers, dealers, commercial banks, trust companies or other nominees to determine whether transaction costs are applicable if they tender shares through the brokers, dealers, commercial banks, trust companies or other nominees and not directly to the Depositary.

The closing sale price for the Common Shares on the NYSE on January 31, 2025, the last full trading day before the announcement of the commencement of the Exchange Offer, was $5.76.

Shareholders also can specify the order in which we will purchase Common Shares tendered in the Exchange Offer in the event that, as a result of the proration provisions or otherwise, we purchase some but not all of the tendered Common Shares pursuant to the Exchange Offer. In the event a shareholder does not designate the order and fewer than all Common Shares are purchased due to proration or otherwise, the Depositary will select the order of Common Shares purchased.

Signature Guarantees. No signature guarantee is required: (a) if the Letter of Transmittal is signed by the registered holder of the Common Share (which term, for purposes of this Offer to Exchange, shall include any participant in DTC, referred to as the “Book-Entry Transfer Facility”, whose name appears on a security position listing as the owner of the Common Shares) tendered therewith and such holder has not completed either the section entitled “Special Delivery Instructions” or the section entitled “Special Payment Instructions” on the Letter of Transmittal; or (b) if Common Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a Medallion Program approved by the Securities Transfer Association, Inc. or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) (an “Eligible Institution”). See Instruction 1 of the Letter of Transmittal.

If a certificate for shares is registered in the name of a person other than the person executing a proper Letter of Transmittal, or if payment is to be made to a person other than the registered holder, then the certificate must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name of the registered holder appears on the certificate, with the signature guaranteed by an Eligible Institution.

Consideration for Common Shares tendered and accepted for exchange under the Exchange Offer will be distributed only after timely receipt by the Depositary of (a) certificates for such shares or a timely confirmation of the book-entry transfer of

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such shares into the Depositary’s account at the Book-Entry Transfer Facility as described above, (b) a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and (c) any other documents required by the applicable Letter of Transmittal.

Method of Delivery. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF YOU CHOOSE TO DELIVER REQUIRED DOCUMENTS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED.

Book-Entry Delivery. The Depositary will establish an account for the Common Shares at DTC for purposes of the Exchange Offer within two (2) business days after the date of this Offer to Exchange. Any financial institution that is a participant in DTC’s system may make book-entry delivery of Common Shares by causing DTC to transfer such Common Shares into the Depositary’s account in accordance with DTC’s procedure for such transfer. Even though delivery of Common Shares may be effected through book-entry transfer into the Depositary’s account at DTC, a properly completed and duly executed Letter of Transmittal, with any required signature guarantee, or an Agent’s Message in the case of a book-entry transfer, and any other required documentation, must in any case be transmitted to and received by the Depositary at its address set forth on the back cover page of this Offer to Exchange prior to the Expiration Date. DELIVERY OF THE LETTER OF TRANSMITTAL (OR OTHER REQUIRED DOCUMENTATION) TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Common Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce such agreement against such participant.

U.S. Federal Backup Withholding Tax. In order to avoid “backup withholding” of U.S. federal income tax on payments of cash pursuant to the Exchange Offer, a U.S. holder surrendering shares in the Exchange Offer must, unless an exemption applies, provide the Depositary with such U.S. holder’s correct TIN (as defined in Section 13) on an U.S. Internal Revenue Service Form W-9, certify under penalties of perjury that such TIN is correct and provide certain other certifications. If a U.S. holder does not provide such U.S. holder’s correct TIN or fails to provide the required certifications, the Internal Revenue Service (the “IRS”) may impose a penalty on such U.S. holder and payment of cash to such U.S. holder pursuant to the Exchange Offer may be subject to backup withholding of 24%. All U.S. holders surrendering shares pursuant to the Exchange Offer should complete and sign the main signature form and the Form W-9 included in the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Company and the Depositary). Certain shareholders (including, among others, corporations) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Non-U.S. holders should complete and sign the main signature form included as part of the Letter of Transmittal and an appropriate IRS Form W-8 (instead of an IRS Form W-9), a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See the Letter of Transmittal.

Backup withholding is not an additional tax. The amount of any backup withholding tax required to be withheld from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. A shareholder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its U.S. federal income tax liability by timely filing a refund claim with the IRS.

U.S. Federal Withholding Tax on Payments to Non-U.S. Holders. A non-U.S. holder may be subject to a 30% U.S. federal withholding tax on all or a portion of the cash payments, if any, received pursuant to the Exchange Offer. As described in “Taxation,” any gain recognized pursuant to the Exchange Offer may qualify for as capital gain or may constitute a taxable dividend, depending on a particular shareholder’s facts and circumstances. The Depositary may treat cash payments made to non-U.S. holders pursuant to the Exchange Offer as taxable dividends. Accordingly, in compliance with U.S. federal income tax laws, the Depositary may withhold 30% of gross cash proceeds payable to a non-U.S. holder unless the non-U.S. holder provides the Depositary with (a) a properly executed IRS Form W-8BEN (or other applicable Form W-8) certifying that it is entitled to a reduced rate of withholding under an applicable tax treaty or (b) a properly executed IRS Form W-8ECI certifying that it is exempt from withholding because the payment is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. A non-U.S. holder may be eligible to obtain a refund of all or a portion of any tax withheld if the non-U.S. holder meets the “tests that would characterize the gain as capital gain (as opposed to a dividend) with respect to which the non-U.S. holder is not subject to tax or is otherwise able to establish that no tax or a reduced amount of tax is due.

Non-U.S. holders are urged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedures.

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Return of Unpurchased Shares. If any tendered Common Shares are not exchanged under the Exchange Offer or are properly withdrawn before the applicable Expiration Date, or if less than all Common Shares evidenced by a shareholder’s certificates are tendered, certificates for unpurchased Common Shares will be returned promptly after the expiration or termination of the Exchange Offer or the proper withdrawal of the Common Shares, as applicable, or, in the case of Common Shares tendered by book-entry transfer at the book-entry transfer facility, the Common Shares will be credited to the appropriate account maintained by the tendering shareholder at the book-entry transfer facility, in each case without expense to the shareholder.

Determination of Validity; Rejection of Shares; Waiver of Defects; No Obligation to give Notice of Defects. All questions as to the number of Common Shares to be accepted, the consideration to be received in respect of any Common Shares that we accept and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Common Shares will be determined by us, in our sole discretion, and our determination will be final and binding on all parties (absent manifest error). We reserve the absolute right to reject any or all tenders of any Common Shares that we determine are not in proper form or the acceptance for payment of or payment for which we determine may be unlawful. We also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in any tender; provided that we will not waive any condition of the Exchange Offer with respect to a tender unless we waive that condition for all tenders made in the Exchange Offer. Our interpretation of the terms of the Exchange Offer will be final and binding on all parties. No tender of Common Shares will be deemed to have been validly made until all defects or irregularities have been cured by the tendering shareholder or waived by us. None of the Company, the Depositary, or any other person will be under any duty to give notification of any defects or irregularities in any tender or incur any liability for failure to give any such notification.

Tendering Shareholder’s Representation and Warranty; Company Acceptance Constitutes an Agreement. A tender of Common Shares under any of the procedures described above will constitute the tendering shareholder’s acceptance of the terms and conditions of the Exchange Offer, as well as the tendering shareholder’s representation and warranty to the Company that:

•	the shareholder has a net long position in the Common Shares or equivalent securities at least equal to the Common Shares tendered within the meaning of Rule 14e-4 of the Exchange Act (“Rule 14e-4”), and
•	the tender of Common Shares complies with Rule 14e-4.

It is a violation of Rule 14e-4 for a person, directly or indirectly, to tender Common Shares for that person’s own account unless, at the time of tender and at the end of the Exchange Offer (including any extensions thereof), the person so tendering:

•	has a net long position equal to or greater than the amount tendered in the Common Shares, or has securities immediately convertible into, or exchangeable or exercisable for, the Common Shares, and
•	will deliver or cause to be delivered the Common Shares in accordance with the terms of the Exchange Offer.

Rule 14e-4 provides a similar restriction applicable to the tender. Our acceptance for exchange of Common Shares tendered under the Exchange Offer will constitute a binding agreement between the tendering shareholder and us upon the terms and conditions of the Exchange Offer.

Lost or Destroyed Certificates. Shareholders whose share certificate for part or all of their Common Shares has been lost, stolen, misplaced or destroyed may contact the Depositary, at (877) 248-6417 (toll free) or (718) 921-8317 for instructions as to obtaining a replacement share certificate. That share certificate will then be required to be submitted together with the Letter of Transmittal in order to receive payment for Common Shares that are tendered and accepted for exchange. The shareholder may have to post a bond to secure against the risk that the share certificate may subsequently emerge. We recommend that shareholders whose share certificate has been lost, stolen, misplaced or destroyed contact Equiniti Trust Company, LLC immediately in order to permit timely processing of this documentation.

SHAREHOLDERS MUST DELIVER SHARE CERTIFICATES, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, INCLUDING ANY SIGNATURE GUARANTEES, OR AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY AND NOT TO THE COMPANY. THE COMPANY WILL NOT FORWARD ANY SUCH DOCUMENTS TO THE DEPOSITARY, AND DELIVERY TO THE COMPANY WILL NOT CONSTITUTE A PROPER TENDER OF SHARES.

Fees. If you own your Common Shares through a broker or other securities intermediary, and your broker or other securities intermediary tenders the Common Shares on your behalf, such institution may charge you a fee for doing so. You should consult your broker or other securities intermediary to determine whether any charges will apply.

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Binding Agreement. Our acceptance of Common Shares tendered pursuant to one of the procedures described above will constitute a binding agreement between the tendering shareholder and us upon the terms and subject to the conditions of the Exchange Offer.

Effects of Tenders

By tendering your Common Shares as set forth above, you irrevocably appoint the Depositary and the Company and their designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Common Shares tendered and accepted by us, including to (i) transfer the tendered Common Shares to, or to the order of, the Company and (ii) surrender the tendered Common Shares and instruct the Depositary to deliver the underlying Common Shares to, or to the order of, the Company. Such appointment will be automatically revoked if we do not accept all of the Common Shares that you have tendered. All such powers and proxies shall be considered coupled with an interest in the tendered Common Shares and therefore shall not be revocable; provided that the Common Shares tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to the expiration date, as it may be extended by us, and unless theretofore accepted and not returned as provided for herein, may also be withdrawn after the expiration of 40 business days after the commencement of the Exchange Offer, subject to the withdrawal rights and procedures set forth below. Upon the effectiveness of such appointment, all prior proxies or consents given by you will be revoked, and no subsequent proxies or consents may be given (and, if given, will not be deemed effective) unless the tendered Common Shares are properly withdrawn.

Withdrawal of Tenders

You may properly withdraw Common Shares that you tender at any time prior to the Expiration Date, which is 5:00 p.m., New York City time, on March 4, 2025, unless we extend it. Any Common Shares not accepted will be credited back to the appropriate account promptly following the expiration or termination of the Exchange Offer. In addition, after the expiration of the Exchange Offer, you may withdraw any Common Shares that you tendered that are not accepted by us within 40 business days after the commencement of the Exchange Offer. The Information Agent can provide a form of notice of withdrawal upon request.

For a withdrawal to be effective, the Depositary must receive, prior to the Expiration Date, a written notice of withdrawal at the Depositary’s address set forth on the back cover page of this Offer to Exchange. Any such notice of withdrawal must specify the name of the tendering shareholder, the number of Common Shares that the shareholder wishes to withdraw and the name of the registered holder of the Common Shares. If the share certificates to be withdrawn have been delivered or otherwise identified to the Depositary, then, before the release of the share certificates, the serial numbers shown on the share certificates must be submitted to the Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless the Common Shares have been tendered for the account of an Eligible Institution.

If a shareholder has tendered Common Shares under the procedure for book-entry transfer, any notice of withdrawal also must specify the name and the number of the account at the book-entry transfer facility to be credited with the withdrawn Common Shares and must otherwise comply with the book-entry transfer facility’s procedures.

If we extend the Exchange Offer, are delayed in our acceptance of the Common Shares or are unable to accept Common Shares pursuant to the Exchange Offer for any reason, then, without prejudice to our rights under the Exchange Offer, the Depositary may retain tendered Common Shares, and the Common Shares may not be withdrawn except as otherwise provided in this Offer to Exchange, subject to provisions under the Exchange Act that provide that an issuer making a tender offer shall either pay the consideration offered or return tendered securities promptly after the termination or withdrawal of the tender offer.

All questions as to the validity, form and eligibility, including time or receipt, of notices of withdrawal will be determined by us. Our determination will be final and binding on all parties, subject to a holder challenging our determination in a court of competent jurisdiction and such court issuing a judgment to the contrary. Any Common Shares withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no consideration will be given, unless the Common Shares so withdrawn are validly re-tendered and not properly withdrawn. Properly withdrawn Common Shares may be re-tendered by following the procedures described above under “The Exchange Offer—Procedure for Tendering” at any time prior to the Expiration Date.

None of us, the Adviser, the Information Agent, the Depositary, nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any Common Shares properly withdrawn will be deemed to not have been validly tendered for purposes of the Exchange Offer.

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Conditions to the Exchange Offer

The Exchange Offer is conditioned on, among other things, holders tendering (and not properly withdrawing) a minimum amount of five (5) Common Shares or a number of whole Common Shares whose exchange will result in a whole number of Series B Preferred Shares and the Exchange Offer is not conditioned on, among other things, Common Shares representing a certain aggregate Purchase Price at or prior to the Expiration Date.

Notwithstanding any other provision of the Exchange Offer, the Company will not be required to accept for payment, purchase or pay for any Common Shares tendered, and may terminate or amend the Exchange Offer or may postpone the acceptance for payment of, or the purchase of and the payment for Common Shares tendered, subject to Rule 13e-4(f) under the Exchange Act, if, at any time on or after the date hereof and before the Expiration Date, any of the following events shall have occurred (or shall have been reasonably determined by the Company to have occurred) that, in the Company’s reasonable judgment and regardless of the circumstances giving rise to the event or events, make it inadvisable to proceed with the Exchange Offer or with acceptance for payment for the Common Shares in the Exchange Offer:

•	there shall have been any action threatened, instituted, pending or taken, including any settlement, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Exchange Offer or the Company or any of its subsidiaries, including any settlement, by any court or any government, authority, agency or tribunal, domestic, foreign or supranational, that, in the Company’s reasonable judgment, seeks to or could, directly or indirectly:
•	make illegal, or to delay or otherwise directly or indirectly to restrain, prohibit or otherwise affect the making or consummation of the Exchange Offer, the acquisition of some or all of the Common Shares pursuant to the Exchange Offer or otherwise relates in any manner to the Exchange Offer;
•	make the acceptance for payment of, or payment for, some or all of the Common Shares illegal or otherwise restrict or prohibit completion of the Exchange Offer; or
•	delay or restrict the ability of the Company, or render the Company unable, to accept for payment or pay for some or all of the Common Shares to be purchased pursuant to the Exchange Offer;
•	materially and adversely affect our and or our subsidiaries’ or our affiliates’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise materially impair our ability to purchase some or all of the Common Shares pursuant to the Exchange Offer;
•	there shall have occurred any of the following:
•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States;
•	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;
•	decrease of more than 10% in the sale price of the Common Shares on the NYSE or decrease of more than 10% in the general level of market prices for equity securities in the United States of the New York Stock Exchange Index, the Dow Jones Industrial Average, the NASDAQ Global Market Composite Index or Standard & Poor’s Composite Index of 500 Industrial Companies, in each case measured from the close of trading on January 31, 2025, the last full trading day prior to the commencement of the Exchange Offer;
•	any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event, or any disruption or adverse change in the financial or capital markets generally or the market for loan syndications in particular, that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions in the United States;
•	any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on our business, or the trading in the Common Share;
•	in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

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•	we learn that:
•	any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person has acquired or proposes to acquire beneficial ownership of more than 5% of our outstanding Common Shares or Series A Preferred Shares, whether through the acquisition of stock, the formation of a group, the grant of any option or right, or otherwise (other than as and to the extent disclosed in a Schedule 13D or Schedule 13G filed with the SEC on or before January 31, 2025);
•	any change in law or in the official interpretation or administration of law, or relevant position or policy of a governmental authority with respect to any laws, applicable to the Exchange Offer, has occurred or is threatened;
•	any change or changes have occurred or are threatened in our or our subsidiaries’ or affiliates’ business, condition (financial or otherwise), properties, assets, income, operations or prospects that, in our reasonable judgment, has or could have a material adverse effect on us or any of our subsidiaries or affiliates or the benefits of the Exchange Offer to us;
•	any approval, permit, authorization, favorable review or consent of any governmental entity required to be obtained in connection with the Exchange Offer shall not have been obtained on terms satisfactory to us in our reasonable judgment; or
•	we determine that the consummation of the Exchange Offer and the exchange of the Common Shares may (a) cause the Common Shares to be held of record by fewer than 300 persons, or (b) cause the Common Shares to be delisted from the NYSE or to be eligible for deregistration under the Exchange Act.

The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, at any time and from time to time, before the Expiration Date, in its sole discretion. The Company’s failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of these rights, and each of these rights shall be deemed an ongoing right that may be asserted at any time and from time to time until the Exchange Offer shall have expired or been terminated. Any determination or judgment by the Company concerning the events described above will be final and binding on all parties.

Source of Funds

We do not need any outside funds to effect the Exchange Offer. The Series B Preferred Shares exchanged in the Exchange Offer will be distributed from our authorized, unissued shares of preferred shares of beneficial interest.

Listing

The Common Shares are currently listed on the NYSE and it is expected the Series B Preferred Shares will also be listed on the NYSE within 30 days of the Expiration Date.

Certain Legal and Regulatory Matters

Except as set forth in this Offer to Exchange, we are not aware of any material filing, approval or other action by or with any governmental authority or administrative or regulatory agency that would be required for our acquisition of Common Shares pursuant to the Exchange Offer. We intend to make all required filings under the Exchange Act.

Information Agent and Depositary

EQ Fund Solutions, LLC is acting as Information Agent and Equiniti Trust Company, LLC is acting as Depositary in connection with the Exchange Offer. The Information Agent may contact holders of Common Shares by mail, telephone, facsimile and/or other customary means and may request brokers and other securities intermediaries to forward materials relating to the Exchange Offer to beneficial owners. The Information Agent and the Depositary will receive reasonable and customary compensation for its services and will be reimbursed by us for reasonable out-of-pocket expenses. The Information Agent and the Depositary will be indemnified against certain liabilities in connection with the Exchange Offer, including certain liabilities under the federal securities laws.

In addition, we will request that brokers and other securities intermediaries forward copies of this Offer to Exchange to the beneficial owners of Common Shares and will provide reimbursement for the cost of forwarding such material. We will not pay any fees or commissions to brokers, other securities intermediaries or other persons for soliciting tenders from holders of Common Shares in connection with the Exchange Offer.

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You should rely only on the information contained in this Offer to Exchange. Except as described above, we have no arrangements for and have no understanding with any dealer, salesman or other person regarding the solicitation of tenders hereunder. None of us, the Investment Adviser, the Information Agent nor the Depositary has authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the delivery of this Offer to Exchange nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or its subsidiaries since the respective dates as of which information is given in this Offer to Exchange. We are offering to acquire, and are seeking tenders from holders of the Common Shares only in jurisdictions where the offers or tenders are permitted pursuant to the laws of such jurisdiction.

Holders who tender their Common Shares through a broker or other securities intermediary may be charged a fee by their broker or other securities intermediary for doing so. Such holders should consult their broker or other securities intermediary to determine whether any charges will apply.

Exchange Offer Fees and Expenses

We will pay brokers and other securities intermediaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Exchange Offer and related documents to the beneficial owners of Common Shares and in handling or forwarding of Common Shares by their customers.

In connection with the Exchange Offer, our officers, directors and employees may solicit tenders from the holders of Common Shares by use of the mails, personally or by telephone, facsimile, telegram, electronic communication or other similar methods. They will not be separately compensated for these services.

No brokerage commissions will be payable by tendering holders of Common Shares to us or the Depositary. Holders who tender their Common Shares through a broker or other securities intermediary should contact such institution as to whether it charges any service fees.

Additional Information

Pursuant to Exchange Act Rule 13e-4, we have filed with the SEC a Tender Offer Statement on Schedule TO (the “Schedule TO”), which contains additional information with respect to the Exchange Offer. We will file an amendment to the Schedule TO to report any material changes in the terms of the Exchange Offer and to report the final results of the Exchange Offer as required by Exchange Act Rule 13e-4(c)(3) and 13e-4(c)(4), respectively. The Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth under “Additional Information.”

INVESTMENT OBJECTIVES AND POLICIES

The Fund’s investment objective is to seek growth of capital along with income.

The Fund will invest directly and indirectly (e.g., through derivatives that are the economic equivalent of direct investments) in the following categories of securities and instruments: (i) investments in securities or other instruments directly or indirectly secured by real estate, including real estate investment trusts (“REITs”), preferred equity, securities convertible into equity securities and mezzanine debt; (ii) other instruments, including, but not limited to, secured and unsecured fixed-rate loans and corporate bonds, distressed securities, mezzanine securities, structured products (including but not limited to mortgage-backed securities, collateralized loan obligations and asset-backed securities), convertible and preferred securities, equities (public and private), and futures and options; and (iii) floating rate loans and other securities deemed to be floating rate investments.

The Fund will invest at least 25% of its assets in investments in securities or other instruments directly or indirectly secured by real estate, including REITs, preferred equity, securities convertible into equity securities and mezzanine debt.

Floating Rate Investments. Floating rate investments are debt obligations of companies or other entities, the interest rates of which float or vary periodically based upon a benchmark indicator of prevailing interest rates. Floating rate investments may include, by way of example, floating rate debt securities, money market securities of all types, repurchase agreements with remaining maturities of no more than 60 days, collateralized loan obligations and asset backed securities. The reference in the Fund’s investment objective to capital preservation does not indicate that the Fund may not lose money. NexPoint seeks to employ strategies that are consistent with capital preservation, but there can be no assurance that the Investment Adviser will be successful in doing so. In making floating rate investments for the Fund, the Fund’s Investment Adviser will seek to purchase instruments that it believes are undervalued or will provide attractive income, while attempting to minimize losses.

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Floating rate loans in which the Fund invests are expected to be adjustable rate senior loans (“Senior Loans”) to domestic or foreign corporations, partnerships and other entities that operate in a variety of industries and geographic regions (“Borrowers”). Senior Loans are business loans that have a right to payment senior to most other debts of the Borrower. Senior Loans generally are arranged through private negotiations between a Borrower and several financial institutions (the “Lenders”) represented in each case by one or more such Lenders acting as agent (the “Agent”) of the several Lenders. On behalf of the Lenders, the Agent is primarily responsible for negotiating the loan agreement (“Loan Agreement”) that establishes the relative terms and conditions of the Senior Loan and rights of the Borrower and the Lenders.

The Fund may invest in securities of any credit quality. Senior Loans are typically below investment grade securities (also known as “high yield securities” or “junk securities”). Such securities are rated below investment grade by a nationally recognized statistical rating organization (“NRSRO”) or are unrated but deemed by the Investment Adviser to be of comparable quality. The Fund may invest without limitation in below investment grade or unrated securities, including in insolvent borrowers or borrowers in default.

The Fund may invest in participations (“Participations”) in Senior Loans, may purchase assignments (“Assignments”) of portions of Senior Loans from third parties, and may act as one of a group of Lenders originating a Senior Loan (“Primary Lender”). Senior Loans often are secured by specific assets of the Borrower, although the Fund may invest without limitation in Senior Loans that are not secured by any collateral. When the Fund acts as a Primary Lender, the Fund or the Investment Adviser could be subject to allegations of lender liability. Senior Loans in which the Fund invests generally pay interest at rates that are periodically re-determined by reference to a base lending rate plus a spread.

Real Estate Investments. The Fund defines securities of issuers conducting their principal business activities in the real estate industry to include common stock, convertible or non-convertible preferred stock, warrants, convertible or non-convertible secured or unsecured debt, and partnership or membership interests issued by:

•	commercial mortgage-backed securities (“CMBS”), residential mortgage-backed securities (“RMBS”) and other real estate credit investments, which include existing first and second mortgages on real estate, either originated or acquired in the secondary market, and secured, unsecured and/or convertible notes offered by real estate operating companies (“REOCs”) and REITs;
•	publicly traded REITs managed by affiliated or unaffiliated asset managers and their foreign equivalents (“Public REITs”);
•	REOCs;
•	private real estate investment funds managed by affiliated or unaffiliated institutional asset managers (“Private Real Estate Investment Funds”);
•	registered closed-end funds that invest principally in real estate (collectively, “Public Investment Funds”);
•	real estate exchange traded funds (“ETFs”); and
•	publicly-registered non-traded REITs (“Non-Traded REITs”) and private REITs, generally wholly-owned by the Fund or wholly-owned or managed by an affiliate.

REITs are pooled investment vehicles that invest primarily in income-producing real estate or real estate-related loans or interests, and REOCs are companies that invest in real estate and whose shares trade on public exchanges. Foreign REIT equivalents are entities located in jurisdictions that have adopted legislation substantially similar to the REIT tax provisions in that they provide for favorable tax treatment for the foreign REIT equivalent and require distributions of income to shareholders. The Fund may enter into certain real estate and real-estate related investments through its wholly-owned REIT subsidiaries, NFRO REIT Sub, LLC, NFRO REIT Sub II, LLC, and NFRO SFR REIT, LLC (together the “REIT Subsidiaries”). With respect to the Fund’s real estate investments, the Investment Adviser seeks to: (i) recognize and allocate capital based upon where the Investment Adviser believes we are in the current real estate cycle, and as a result (ii) minimize drawdowns during market downturns and maximize risk adjusted returns during all market cycles, though there can be no assurance that this strategy will achieve this objective. The Fund will rely on the expertise of the Investment Adviser and its affiliates to determine the appropriate structure for structured credit investments, which may include bridge loans, common and preferred equity or other debt-like positions, as well as the acquisition of such instruments from banks, servicers or other third parties.

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Preferred equity and mezzanine investments in real estate transactions come in various forms which may or may not be documented in the borrower’s organizational documents. Generally, real estate preferred equity and/or mezzanine investments are typically junior to first mortgage financing but senior to the borrower’s or sponsor’s equity contribution. The investments are typically structured as an investment by a third-party investor in the real estate owner or various affiliates in the chain of ownership in exchange for a direct or indirect ownership interest in the real estate owner entitling it to a preferred/priority return on its investment. Sometimes, the investment is structured much like a loan where (i) “interest” on the investment is required to be paid monthly by the “borrower” regardless of available property cash flow; (ii) the entire investment is required to be paid by a certain maturity date; (iii) default rate “interest” and penalties are assessed against the “borrower” in the event payments are not made timely; and (iv) a default in the repayment of investment potentially results in the loss of management and/or ownership control by the “borrower” in the company in favor of the investor or other third-party.

Other Investments. The Fund may invest up to 15% of its net assets in entities that are excluded from registration under the 1940 Act by virtue of section 3(c)(1) and 3(c)(7) of the 1940 Act (such as private equity funds or hedge funds). This limitation does not apply to any collateralized loan obligations, certain of which may rely on Section 3(c)(1) or 3(c)(7) of the 1940 Act.

In addition, the Fund may invest in equity securities of companies of any market capitalization, market sector or industry. Equity securities of U.S. or non-U.S. issuers in which the Fund may invest include common stocks, preferred stocks, convertible securities, depositary receipts and warrants to buy common stocks. The Fund may invest in securities issued by other investment companies, including investment companies that are advised by the Investment Adviser or its affiliates, to the extent permitted by applicable law and/or pursuant to exemptive relief from the SEC, and exchange-traded funds (“ETFs”). Fees and expenses of such investments will be borne by shareholders of the investing fund (the Fund), and the Investment Adviser voluntarily waives the higher of the two fees for the portion of the Fund’s management fee attributable to the Fund’s investment in the affiliated investment company.

The Fund’s investment in fixed income securities may include convertible securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock or other equity security of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible income securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower yields than comparable nonconvertible securities. The value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. Convertible securities rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable nonconvertible securities. Convertible securities may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. Depending on the relationship of the conversion price to the market value of the underlying securities, convertible securities may trade more like equity securities than debt instruments.

The Fund may invest without limitation in warrants and may also use derivatives, primarily swaps (including equity, variance and volatility swaps), options and futures contracts on securities, interest rates, non-physical commodities and/or currencies, as substitutes for direct investments the Fund can make. The Fund may also use derivatives such as swaps, options (including options on futures), futures, and foreign currency transactions (e.g., foreign currency swaps, futures and forwards) to any extent deemed by the Investment Adviser to be in the best interest of the Fund, and to the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), to hedge various investments for risk management and speculative purposes.

The Fund may also engage in short sales of securities and may seek additional income by making secured loans of its portfolio securities.

The Fund may engage in securities lending by making secured loans of its portfolio securities amounting to not more than one-third of its total assets, thereby realizing additional income.

The Fund may invest in illiquid and restricted securities. Illiquid securities are those that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.

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The Fund may invest without limitation in securities (including loans) of non-U.S. issuers, including emerging market issuers. Such securities (including loans) may be denominated in U.S. dollars, non-U.S. currencies or multinational currency units. Except as otherwise expressly noted in the Statement of Additional Information (“SAI”), all percentage limitations and ratings criteria apply at the time of purchase of securities. The Fund may borrow an amount up to 33 1/3% of its total assets (including the amount borrowed) and may use leverage in the form of preferred shares in an amount up to 50% of the Fund’s total assets (including the amount borrowed. The Fund may borrow for investment purposes and for temporary, extraordinary or emergency purposes. To the extent the Fund borrows more money than it has cash or short-term cash equivalents and invests the proceeds, the Fund will create financial leverage. The use of borrowing for investment purposes increases both investment opportunity and investment risk.

When adverse market, economic, political or currency conditions domestically or abroad occur, the Fund may temporarily invest all or a portion of its total assets in defensive investments. Such investments may include fixed-income securities, high quality money market instruments, cash and cash equivalents. To the extent the Fund takes a temporary defensive position, it may not achieve its investment objective.

The Fund is a non-diversified fund as defined in the 1940 Act, but it intends to adhere to the diversification requirements applicable to regulated investment companies (“RICs”) under Subchapter M of the Internal Revenue Code of 1986, as amended. The Fund is not intended to be a complete investment program.

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RISK FACTORS AND SPECIAL CONSIDERATIONS

Risks Related to the Exchange Offer

The Exchange Offer is expected to result in a reduction in income attributable to common shareholders.

The net income earned by the Company (and therefore allocated to the holders of Common Shares) is estimated to decrease by approximately 0.09% per year, if $100 million in value of Common Shares is tendered due to the additional costs of paying dividends on the Series B Preferred Shares. These decreases are equivalent to approximately $0.014 per Common Share, if $100 million in value of Common Shares is tendered. The Board and the Investment Adviser believe this reduction in income will be offset by the increase in NAV per Common Share, which is estimated to be up to 4%, or $0.51, per Common Share, if $100 million in value of Common Shares is tendered. The foregoing estimates assume that all Common Shares are tendered at the Purchase Price of $10.00 per Common Share.

We have not obtained a third-party determination that the Exchange Offer is fair to holders of Common Shares.

Neither we, our Board, our Investment Adviser, the Information Agent, the Depositary, nor any affiliate of any of the foregoing nor any other person is making any recommendation as to whether or not you should tender your Common Shares in the Exchange Offer. We have not authorized any person to make such a recommendation. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of Preferred Stock for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. You must make your own independent decision regarding your participation in the Exchange Offer.

All Common Shares that remain outstanding after the Exchange Offer will rank lower in priority to the Series B Preferred Shares with respect to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up.

In any voluntary or involuntary liquidation, dissolution or winding up of the Company, Common Shares would rank below all of the Series B Preferred Shares issued in the Exchange Offer. As a result, holders of Common Shares will not be entitled to receive any payment or other distribution of assets upon such liquidation, dissolution or winding up until our obligations to the holders of Series B Preferred Shares have been satisfied.

Common Shares that you continue to hold after the Exchange Offer may become less liquid following the Exchange Offer.

Following consummation of the Exchange Offer, the number of shares of Common Shares that are publicly traded may be reduced, the trading market for the remaining outstanding Common Shares may be less liquid and market prices of the Common Shares may be subject to fluctuations in price depending on the volume of trading in the Common Shares, which result in the Common Shares trading at a greater discount to NAV.

The tax consequences of the Exchange Offer are complex and will vary depending on your particular facts and circumstances.

The U.S. federal income tax consequences to you of participating in the Exchange Offer are complex and will vary depending on certain facts and circumstances. We intend to treat the exchange of Common Shares for Series B Preferred Shares as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. Assuming the exchange is so treated, you generally will not recognize gain or loss for U.S. federal income tax purposes. Please see “Taxation” in this Offer to Exchange. Because the U.S. federal income tax consequences of the Exchange Offer are complex, you are urged to consult with your own tax advisor.

The Exchange Offer may not benefit us or our shareholders.

There can be no assurance that the Exchange Offer will result in a narrowing of the trading discount. The Exchange Offer may not enhance shareholder value or improve the liquidity and marketability of our Common Shares. As of January 28, 2025, there were 65,296,917 outstanding Common Shares. As of January 28, 2025, 5,800,000 Series A Preferred Shares were outstanding. The Exchange Offer may significantly decrease the number of outstanding Common Shares. If the maximum amount of Common Shares are tendered at $10.00 in the Exchange Offer, there will be approximately 55,296,917 Common Shares outstanding.

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As a result, the Exchange Offer may result in reduced liquidity for our Common Shares and could impact the market value of our Common Shares in a negative manner. In addition, factors unrelated to our stock or our business, such as the general perception of the Exchange Offer by the financial markets, may cause a decrease in the value of our Common Shares and impair its liquidity and marketability. In addition, a significant decrease in the market value of our Common Shares may impair our ability to maintain compliance with the NYSE listing requirements. Prior performance of our Common Shares may not be indicative of the performance of our Common Shares after the Exchange Offer. Furthermore, securities markets worldwide have experienced significant price and volume fluctuations over the last several years. This market volatility, as well as general economic, market or political conditions, could cause a reduction in the market price and liquidity of our Common Shares following the Exchange Offer, particularly if the Exchange Offer is not viewed favorably by the financial markets.

General Risks of the Fund

The Fund’s investments expose the Fund to various risks, certain of which are discussed below:

Concentration in Real Estate Securities Risk

Although the Fund does not invest directly in real estate, the Fund will concentrate its investments in investment vehicles that invest principally in real estate and real estate related securities, its portfolio will be significantly impacted by the performance of the real estate market and may experience more volatility and be exposed to greater risk than a more diversified portfolio. The values of companies engaged in the real estate industry are affected by: (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing and (ix) changes in interest rates and leverage.

Counterparty Risk

Counterparty risk is the potential loss the Fund may incur as a result of the failure of a counterparty or an issuer to make payments according to the terms of a contract. Counterparty risk is measured as the loss the Fund would record if its counterparties failed to perform pursuant to the terms of their obligations to the Fund. Because the Fund may enter into over-the-counter forwards, options, swaps and other derivative financial instruments, the Fund may be exposed to the credit risk of its counterparties. To limit the counterparty risk associated with such transactions, the Fund conducts business only with financial institutions judged by the Investment Adviser to present acceptable credit risk.

Credit Risk

The value of debt securities owned by the Fund may be affected by the ability of issuers to make principal and interest payments and by the issuer’s or counterparty’s credit quality. If an issuer cannot meet its payment obligations or if its credit rating is lowered, the value of its debt securities may decline. Lower quality bonds are generally more sensitive to these changes than higher quality bonds. Non-payment would result in a reduction of income to the Fund, a reduction in the value of the obligation experiencing non-payment and a potential decrease in the Fund’s net asset value and the market price of the Fund’s shares.

Currency Risk

A portion of the Fund’s assets may be quoted or denominated in non-U.S. currencies. These securities may be adversely affected by fluctuations in relative currency exchange rates and by exchange control regulations. The Fund’s investment performance may be negatively affected by a devaluation of a currency in which the Fund’s investments are quoted or denominated. Further, the Fund’s investment performance may be significantly affected, either positively or negatively, by currency exchange rates because the U.S. dollar value of securities quoted or denominated in another currency will increase or decrease in response to changes in the value of such currency in relation to the U.S. dollar.

Derivatives Risk

Derivatives risk is a combination of several risks, including the risks that: (1) an investment in a derivative instrument may not correlate well with the performance of the securities or asset class to which the Fund seeks exposure, (2) derivative contracts, including options, may expire worthless and the use of derivatives may result in losses to the Fund, (3) a derivative instrument entailing leverage may result in a loss greater than the principal amount invested, (4) derivatives not traded on an exchange may be subject to credit risk, for example, if the counterparty does not meet its obligations (see also “Counterparty Risk”), and (5) derivatives not traded on an exchange may be subject to liquidity risk and the related risk that the instrument is difficult or impossible to value accurately.

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Effective August 19, 2022 (the “Compliance Date”), Rule 18f-4 under the 1940 Act (the “Derivatives Rule”) replaced the asset segregation regime of Investment Company Act Release No. 10666 (Release 10666) with a new framework for the use of derivatives by registered funds. As of the Compliance Date, the SEC rescinded Release 10666 and withdrew no-action letters and similar guidance addressing a fund’s use of derivatives and began requiring funds to satisfy the requirements of the Derivatives Rule. As a result, on or after the Compliance Date, the Fund will no longer engage in “segregation” or “coverage” techniques with respect to derivatives transactions and will instead comply with the applicable requirements of the Derivatives Rule.

The Derivatives Rule mandates that a fund adopt and/or implement: (i) value-at-risk limitations (VaR); (ii) a written derivatives risk management program; (iii) new Board oversight responsibilities; and (iv) new reporting and recordkeeping requirements. In the event that a fund’s derivative exposure is 10% or less of its net assets, excluding certain currency and interest rate hedging transactions, it can elect to be classified as a limited derivatives user (Limited Derivatives User) under the Derivatives Rule, in which case the fund is not subject to the full requirements of the Derivatives Rule. Limited Derivatives Users are excepted from VaR testing, implementing a derivatives risk management program, and certain Board oversight and reporting requirements mandated by the Derivatives Rule. However, a Limited Derivatives User is still required to implement written compliance policies and procedures reasonably designed to manage its derivatives risks.

Distressed and Defaulted Securities Risk

The Fund may invest in companies that are troubled, in distress or bankrupt. As such, they are subject to a multitude of legal, industry, market, environmental and governmental forces that make analysis of these companies inherently difficult. Further, the Investment Adviser relies on company management, outside experts, market participants and personal experience to analyze potential investments for the Fund. There can be no assurance that any of these sources will prove credible, or that the resulting analysis will produce accurate conclusions.

Equity Securities Risk

The risk that stock prices will fall over short or long periods of time. In addition, common stocks represent a share of ownership in a company, and rank after bonds and preferred stock in their claim on the company’s assets in the event of bankruptcy. In addition to these risks, preferred stock and convertible securities are also subject to the risk that issuers will not make payments on securities held by the Fund, which could result in losses to the Fund. The credit quality of preferred stock and convertible securities held by the Fund may be lowered if an issuer’s financial condition changes, leading to greater volatility in the price of the security.

Exchange-Traded Funds (“ETF”) Risk

The risk that the price movement of an ETF may not exactly track the underlying index and may result in a loss. In addition, shareholders bear both their proportionate share of the Fund’s expenses and similar expenses of the underlying investment company when the Fund invests in shares of another investment company.

Financial Services Industry Risk

The risk associated with the fact that the Fund’s investments in Senior Loans are arranged through private negotiations between a borrower (“Borrower”) and several financial institutions. Investments in the financial services sector may be subject to credit risk, interest rate risk, and regulatory risk, among others. Banks and other financial institutions can be affected by such factors as downturns in the U.S. and foreign economies and general economic cycles, fiscal and monetary policy, adverse developments in the real estate market, the deterioration or failure of other financial institutions, and changes in banking or securities regulations. The financial services industry is subject to extensive government regulation, which can limit both the amounts and types of loans and other financial commitments financial services companies can make and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Because financial services companies are highly dependent on short-term interest rates, they can be adversely affected by downturns in the U.S. and foreign economies or changes in banking regulations. Losses resulting from financial difficulties of Borrowers can negatively affect financial services companies. The financial services industry is currently undergoing relatively rapid change as existing distinctions between financial service segments become less clear. This change may make it more difficult for the Investment Adviser to analyze investments in this industry. Additionally, the recently increased volatility in the financial markets and implementation of the recent financial reform legislation may affect the financial services industry as a whole in ways that may be difficult to predict.

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Hedging Risk

The Fund may engage in “hedging,” the practice of attempting to offset a potential loss in one position by establishing an opposite position in another investment. Hedging strategies in general are usually intended to limit or reduce investment risk, but can also be expected to limit or reduce the potential for profit. For example, if the Fund has taken a defensive posture by hedging its portfolio, and stock prices advance, the return to investors will be lower than if the portfolio had not been hedged. No assurance can be given that any particular hedging strategy will be successful, or that the Investment Adviser will elect to use a hedging strategy at a time when it is advisable.

High Yield Debt Securities Risk

The risk that below investment grade securities or unrated securities of similar credit quality (commonly known as “high yield securities” or “junk securities”) are more likely to default than higher rated securities. The Fund’s ability to invest in high-yield debt securities generally subjects the Fund to greater risk than securities with higher ratings. Such securities are regarded by the rating organizations as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. The market value of these securities is generally more sensitive to corporate developments and economic conditions and can be volatile. Market conditions can diminish liquidity and make accurate valuations difficult to obtain.

Illiquid and Restricted Securities Risk

Certain investments made by the Fund may be illiquid, and consequently the Fund may not be able to sell such investments at prices that reflect the Investment Adviser’s assessment of their value or the amount originally paid for such investments by the Fund. Illiquidity may result from the absence of an established market for the investments as well as legal, contractual or other restrictions on their resale and other factors. Furthermore, the nature of the Fund’s investments, especially those in financially distressed companies, may require a long holding period prior to profitability.

Restricted securities (i.e., securities acquired in private placement transactions) and illiquid securities may offer higher yields than comparable publicly traded securities. The Fund, however, may not be able to sell these securities when the Investment Adviser considers it desirable to do so or, to the extent they are sold privately, may have to sell them at less than the price of otherwise comparable securities. Restricted securities are subject to limitations on resale which can have an adverse effect on the price obtainable for such securities. Also, if in order to permit resale the securities are registered under the Securities Act at the Fund’s expense, the Fund’s expenses would be increased.

Interest Rate Risk

The risk that fixed income securities will decline in value because of changes in interest rates. When interest rates decline, the value of fixed rate securities already held by the Fund can be expected to rise. Conversely, when interest rates rise, the value of existing fixed rate portfolio securities can be expected to decline. A fund with a longer average portfolio duration will be more sensitive to changes in interest rates than a fund with a shorter average portfolio duration.

Leverage Risk

The Fund may use leverage in its investment program, including the use of borrowed funds and investments in certain types of options, such as puts, calls and warrants, which may be purchased for a fraction of the price of the underlying securities. While such strategies and techniques increase the opportunity to achieve higher returns on the amounts invested, they also increase the risk of loss. To the extent the Fund purchases securities with borrowed funds, its net assets will tend to increase or decrease at a greater rate than if borrowed funds are not used. If the interest expense on borrowings were to exceed the net return on the portfolio securities purchased with borrowed funds, the Fund’s use of leverage would result in a lower rate of return than if the Fund were not leveraged.

Management Risk

The risk associated with the fact that the Fund relies on the Investment Adviser’s ability to achieve its investment objective. The Investment Adviser may be incorrect in its assessment of the intrinsic value of the companies whose securities the Fund holds, which may result in a decline in the value of fund shares and failure to achieve its investment objective.

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Mortgage-Backed Securities Risk

The risk of investing in mortgage-backed securities, and includes interest rate risk, liquidity risk and credit risk, which may be heightened in connection with investments in loans to “subprime” borrowers. Certain mortgage-backed securities are also subject to prepayment risk. Mortgage-backed securities, because they are backed by mortgage loans, are also subject to risks related to real estate, and securities backed by private-issued mortgages may experience higher rates of default on the underlying mortgages than securities backed by government-issued mortgages. The Fund could lose money if there are defaults on the mortgage loans underlying these securities.

Non-Diversification Risk

The risk that an investment in the Fund could fluctuate in value more than an investment in a diversified fund.

As a non-diversified fund for purposes of the 1940 Act, the Fund may invest a larger portion of its assets in the securities of fewer issuers than a diversified fund. The Fund’s investments in fewer issuers may result in the Fund’s shares being more sensitive to the economic results of those issuers. An investment in the Fund could fluctuate in value more than an investment in a diversified fund.

Non-U.S. Securities Risk

The Fund may invest in non-U.S. securities. Investing in non-U.S. securities involves certain risks not involved in domestic investments, including, but not limited to: fluctuations in foreign exchange rates; future foreign economic, financial, political and social developments; different legal systems; the possible imposition of exchange controls or other foreign governmental laws or restrictions; lower trading volume; much greater price volatility and illiquidity of certain non-U.S. securities markets; different trading and settlement practices; less governmental supervision; changes in currency exchange rates; high and volatile rates of inflation; fluctuating interest rates; less publicly available information; and different accounting, auditing and financial recordkeeping standards and requirements.

Options Risk

There are several risks associated with transactions in options on securities. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A transaction in options or securities may be unsuccessful to some degree because of market behavior or unexpected events.

When the Fund writes a covered call option, the Fund forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but retains the risk of loss should the price of the underlying security decline. The writer of an option has no control over the time when it may be required to fulfill its obligation and once an option writer has received an exercise notice, it must deliver the underlying security in exchange for the strike price.

When the Fund writes a covered put option, the Fund bears the risk of loss if the value of the underlying stock declines below the exercise price minus the put premium. If the option is exercised, the Fund could incur a loss if it is required to purchase the stock underlying the put option at a price greater than the market price of the stock at the time of exercise plus the put premium the Fund received when it wrote the option. While the Fund’s potential gain in writing a covered put option is limited to distributions earned on the liquid assets securing the put option plus the premium received from the purchaser of the put option, the Fund risks a loss equal to the entire exercise price of the option minus the put premium.

Pandemics and Associated Economic Disruption

An outbreak of respiratory disease caused by a novel coronavirus (“COVID-19”) was first detected in China in late 2019 and subsequently spread globally. This coronavirus has resulted in, and may continue to result in, closed borders, enhanced health screenings, disruptions to healthcare service preparation and delivery, quarantines, cancellations, and disruptions to supply chains, workflow operations and consumer activity, as well as general concern and uncertainty. The impact of this coronavirus has resulted in substantial economic volatility. Health crises caused by outbreaks, such as the coronavirus outbreak, may exacerbate other pre-existing political, social and economic risks. The impact of this outbreak, and other epidemics and pandemics that may arise in the future, could continue to negatively affect the worldwide economy, as well as the economies of individual countries, individual companies, including certain Fund service providers and issuers of the Fund’s investments, and the markets in general in significant and unforeseen ways. In addition, governments, their regulatory agencies, or self-regulatory organizations may take actions in response to the pandemic, including significant fiscal and monetary policy changes, that may affect the instruments in which the Fund invests or the issuers of such instruments. Any such impact could adversely affect the Fund’s performance.

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Preferred Stock Risk

Preferred stock, which may include preferred stock in real estate transactions, represents an equity or ownership interest in an issuer that pays dividends at a specified rate and that has precedence over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of creditors and owners of bonds take precedence over the claims of those who own preferred and common stock. If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as provisions allowing the stock to be called or redeemed prior to its maturity, which can have a negative impact on the stock’s price when interest rates decline. Unlike interest on debt securities, preferred stock dividends are payable only if declared by the issuer’s board. The value of convertible preferred stock can depend heavily upon the value of the security into which such convertible preferred stock is converted, depending on whether the market price of the underlying security exceeds the conversion price.

Real Estate Investment Trust Risk

Real estate investments are subject to various risk factors. Generally, real estate investments could be adversely affected by a recession or general economic downturn where the properties are located. Real estate investment performance is also subject to the success that a particular property manager has in managing the property.

Real Estate Market Risk

The Fund is exposed to economic, market and regulatory changes that impact the real estate market generally through its investment in NFRO Diversified REIT, LLC, NFRO Self Storage REIT, LLC, NFRO SFR REIT, LLC, and NFRO Holdings, LLC (together the “REIT Subsidiaries”), which may cause the Fund’s operating results to suffer. A number of factors may prevent the REIT Subsidiaries’ properties and other real estate-related investments from generating sufficient net cash flow or may adversely affect their value, or both, resulting in less cash available for distribution, or a loss, to us. These factors include: national, regional and local economic conditions; changing demographics; the ability of property managers to provide capable management and adequate maintenance; the quality of a property’s construction and design; increases in costs of maintenance, insurance, and operations (including energy costs and real estate taxes); potential environmental and other legal liabilities; the level of financing used by the REIT Subsidiary and the availability and cost of refinancing; potential instability, default or bankruptcy of tenants in the properties owned by each REIT Subsidiary; the relative illiquidity of real estate investments in general, which may make it difficult to sell a property at an attractive price or within a reasonable time frame.

Securities Lending Risk

The Fund may make secured loans of its portfolio securities. Any decline in the value of a portfolio security that occurs while the security is out on loan is borne by the Fund, and will adversely affect performance. Also, there may be delays in recovery of securities loaned, losses in the investment of collateral, and loss of rights in the collateral should the borrower of the securities fail financially while holding the security.

Senior Loans Risk

The risk associated with Senior Loans, which are typically below investment grade and are considered speculative because of the credit risk of their issuers. As with any debt instrument, Senior Loans are generally subject to the risk of price declines and as interest rates rise, the cost of borrowing increases, which may increase the risk of default. In addition, the interest rates of floating rate loans typically only adjust to changes in short-term interest rates; long-term interest rates can vary dramatically from short-term interest rates. The secondary market for loans is generally less liquid than the market for higher grade debt. Less liquidity in the secondary trading market could adversely affect the price at which the Fund could sell a loan, and could adversely affect the NAV of the Fund’s shares. The volume and frequency of secondary market trading in such loans varies significantly over time and among loans. Declines in interest rates may increase prepayments of debt obligations and require the Fund to invest assets at lower yields. No active trading market may exist for certain Senior Loans, which may impair the ability of the Fund to realize full value in the event of the need to liquidate such assets. Adverse market conditions may impair the liquidity of some actively traded Senior Loans.

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Short Sales Risk

Short sales by the Fund that are not made where there is an offsetting long position in the asset that it is being sold short theoretically involve unlimited loss potential since the market price of securities sold short may continuously increase. Short selling allows the Fund to profit from declines in market prices to the extent such decline exceeds the transaction costs and costs of borrowing the securities. However, since the borrowed securities must be replaced by purchases at market prices in order to close out the short position, any appreciation in the price of the borrowed securities would result in a loss. Purchasing securities to close out the short position can itself cause the price of securities to rise further, thereby exacerbating the loss. The Fund may mitigate such losses by replacing the securities sold short before the market price has increased significantly. Under adverse market conditions, the Fund might have difficulty purchasing securities to meet margin calls on its short sale delivery obligations, and might have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when fundamental investment considerations would not favor such sales.

If other short positions of the same security are closed out at the same time, a “short squeeze” can occur where demand exceeds the supply for the security sold short. A short squeeze makes it more likely that the Fund will need to replace the borrowed security at an unfavorable price.

Structured Finance Securities Risk

A portion of the Fund’s investments may consist of equipment trust certificates, collateralized mortgage obligations, collateralized bond obligations, collateralized loan obligations or similar instruments. Such structured finance securities are generally backed by an asset or a pool of assets, which serve as collateral. Depending on the type of security, the collateral may take the form of a portfolio of mortgage loans or bonds or other assets. The Fund and other investors in structured finance securities ultimately bear the credit risk of the underlying collateral. In some instances, the structured finance securities are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. The riskiest securities are the equity tranche, which bears the bulk of defaults from the bonds or loans serving as collateral, and thus may protect the other, more senior tranches from default. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. A senior tranche typically has higher ratings and lower yields than the underlying securities, and may be rated investment grade. Despite the protection from the equity tranche, other tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to previous defaults and the disappearance of protecting tranches, market anticipation of defaults and aversion to certain structured finance securities as a class.

Swap Contracts

The Fund may use swaps as part of its investment strategy or to manage its exposure to interest, commodity, and currency rates as well as adverse movements in the debt and equity markets. Swap agreements are privately negotiated in the over-the-counter (“OTC”) market or may be executed in a multilateral or other trade facility platform, such as a registered exchange (“centrally cleared swaps”).

For OTC swaps, any upfront premiums paid and any upfront fees received are shown as swap premiums paid and swap premiums received in the Statements of Assets and Liabilities, respectively, and amortized over the life of the swap. The daily fluctuation in market value is recorded as unrealized appreciation (depreciation) on OTC Swaps in the Statements of Assets and Liabilities. Premiums paid or received are recognized as realized gain or loss in the Statement of Operations.

Total return swaps are agreements to exchange the return generated by one instrument for the return generated by another instrument; for example, the agreement to pay interest in exchange for a market or commodity-linked return based on a notional amount. To the extent the total return of the market or commodity-linked index exceeds the offsetting interest obligation, the Fund will receive a payment from the counterparty. To the extent it is less, the Fund will make a payment to the counterparty. Periodic payments received or made by the Fund are recorded in “Net realized gain (loss) on swap contracts” on the accompanying Statements of Operations and Changes in Net Assets as realized gains or losses, respectively. As of June 30, 2024, the Fund held no open swap contracts.

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Valuation Risk

Certain of the Fund’s assets are fair valued, including the Fund’s investment in equity issued by MidWave Wireless (“MidWave”). MidWave is a nonoperating company that does not currently generate substantial revenue and which primarily derives its value from licenses for use of two spectrum frequencies, the license with respect to one of which was granted a conditional waiver by the FCC on April 30, 2020. The fair valuation of MidWave involves significant uncertainty as it is materially dependent on estimates of the value of both spectrum licenses.

NET ASSET VALUE

The NAV of the Common Shares is computed based upon the value of the Company’s investment portfolio securities and other assets. NAV per common share is determined daily on each day that the NYSE is open for business as of the close of the regular trading session on the NYSE, usually 4:00 p.m., Eastern time. The NAV is calculated by dividing the value of the Fund’s net assets attributable to common shares by the numbers of common shares outstanding.

Valuation of Investments

Pursuant to Rule 2a-5 under the 1940 Act, the Board has designated NexPoint as the Fund’s valuation designee to perform the fair valuation determination for securities and other assets held by the Fund. NexPoint acting through its “Valuation Committee,” is responsible for determining the fair value of investments for which market quotations are not readily available. The Valuation Committee is comprised of officers of NexPoint and certain of NexPoint’s affiliated companies and determines fair value and oversees the calculation of the NAV. The Valuation Committee is subject to Board oversight and certain reporting and other requirements intended to provide the Board the information it needs to oversee NexPoint’s fair value determinations.

The Fund’s investments are recorded at fair value. In computing the Fund’s net assets attributable to shares, securities with readily available market quotations on the NYSE, National Association of Securities Dealers Automated Quotation (“NASDAQ”) or other nationally recognized exchange, use the closing quotations on the respective exchange for valuation of those securities. Securities for which there are no readily available market quotations will be valued pursuant to policies and procedures adopted by NexPoint and approved by the Board. Typically, such securities will be valued at the mean between the most recently quoted bid and ask prices provided by the principal market makers. If there is more than one such principal market maker, the value shall be the average of such means. Securities without a sale price or quotations from principal market makers on the valuation day may be priced by an independent pricing service. Generally, the Fund’s loan and bond positions are not traded on exchanges and consequently are valued based on a mean of the bid and ask price from the third-party pricing services or broker-dealer sources that the Investment Adviser has determined to have the capability to provide appropriate pricing services.

Securities for which market quotations are not readily available, or for which the Fund has determined that the price received from a pricing service or broker-dealer is “stale” or otherwise does not represent fair value (such as when events materially affecting the value of securities occur between the time when market price is determined and calculation of the Fund’s NAV, will be valued by the Fund at fair value, as determined by the Valuation Committee in good faith in accordance with policies and procedures established by NexPoint and approved by the Board, taking into account factors reasonably determined to be relevant, including, but not limited to: (i) the fundamental analytical data relating to the investment; (ii) the nature and duration of restrictions on disposition of the securities; and (iii) an evaluation of the forces that influence the market in which these securities are purchased and sold. In these cases, the Fund’s NAV will reflect the affected portfolio securities’ fair value as determined in the judgment of the Valuation Committee instead of being determined by the market. Using a fair value pricing methodology to value securities may result in a value that is different from a security’s most recent sale price and from the prices used by other investment companies to calculate their NAVs. Determination of fair value is uncertain because it involves subjective judgments and estimates.

There can be no assurance that the Fund’s valuation of a security will not differ from the amount that it realizes upon the sale of such security. Those differences could have a material impact to the Fund. The NAV shown in the Fund’s financial statements may vary from the NAV published by the Fund as of its year end because portfolio securities transactions are accounted for on the trade date (rather than the day following the trade date) for financial statement purposes.

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DESCRIPTION OF THE SECURITIES

The following is a brief description of the terms of the Company’s Common Shares and preferred shares. This description does not purport to be complete and is qualified by reference to the Company’s Governing Documents. For complete terms of the shares, please refer to the actual terms of such series, which are set forth in the Governing Documents.

Common Shares

The Company is authorized to issue unlimited common shares of beneficial interest, par value $.001 per share, in multiple classes and series thereof as determined from time to time by the Board. As of January 28, 2025, 65,296,917 Common Shares were outstanding and 5,800,000 Series A Preferred Shares were outstanding. The Common Shares of the Company are listed on the NYSE under the symbol “HFRO.” The Company’s Common Shares have historically traded at a discount to the Company’s net asset value. Since the Company commenced trading on the NYSE, the Company’s Common Shares have traded at a discount to net asset value as low as (60)% and a premium as high as 7%. The average weekly trading volume of the Common Shares on the NYSE during the period from January 1, 2024 through December 31, 2024 was 1,456,147 shares. Each share within a particular class or series thereof has equal voting, dividend, distribution and liquidation rights. All shares, when issued in accordance with the terms of the applicable offering, will be fully paid and non-assessable. The Common Shares are not redeemable and have no preemptive, conversion or cumulative voting rights.

Offerings of shares require approval by the Board. Any additional offerings of shares will require approval by the Board. Any additional offering of Common Shares will be subject to the requirements of the 1940 Act, for so long as the Company remains registered as an investment company under the 1940 Act, which provides that Common Shares may not be issued at a price below the then current net asset value, exclusive of sales load, except in connection with an offering to existing holders of Common Shares or with the consent of a majority of the Company’s outstanding common shareholders.

Unlike open-end funds, exchange-listed closed-end funds like the Company do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional Common Shares or sell shares already held, the shareholder may do so by trading through a broker on the NYSE or otherwise.

Shares of closed-end investment companies often trade on an exchange at prices lower than net asset value. Because the market value of the Common Shares may be influenced by such factors as dividend and distribution levels (which are in turn affected by expenses), dividend and distribution stability, net asset value, market liquidity, relative demand for and supply of such shares in the market, unrealized gains, general market and economic conditions and other factors beyond the control of the Company, the Company cannot assure you that Common Shares will trade at a price equal to or higher than net asset value in the future. The Common Shares are designed primarily for long term investors and you should not purchase the Common Shares if you intend to sell them soon after purchase.

Subject to the rights of the outstanding preferred shares, the Company’s Common Shares vote as a single class on election of Trustees and on additional matters with respect to which the 1940 Act, Massachusetts law, the Declaration of Trust, the Company’s Amended and Restated By-Laws (the “By-Laws”) or resolutions adopted by the Board, as applicable, provide for a vote of the Company’s Common Shares.

Book-Entry

The Common Shares are held in the name of Cede & Co. as nominee for the Depository Trust Company (“DTC”). The Company will treat Cede & Co. as the holder of record of the Common Shares for all purposes. In accordance with the procedures of DTC, however, purchasers of Common Shares will be deemed the beneficial owners of common shares purchased for purposes of distributions, voting and liquidation rights.

Preferred Shares

The Declaration of Trust provides that the Board may authorize and issue preferred shares with rights as determined by the Board, by action of the Board without the approval of the holders of the Common Shares. Holders of Common Shares have no preemptive right to purchase any preferred shares that might be issued. Whenever preferred shares are outstanding, the Company, for so long as it remains registered as an investment company under the 1940 Act, will not be permitted to declare any distributions from the Company unless all accrued dividends on preferred shares have been paid, unless asset coverage (as defined in the 1940 Act) with respect to preferred shares would be at least 200% after giving effect to the distributions and unless certain other requirements imposed by any rating agencies rating the preferred shares have been met.

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On July 29, 2019, the Fund issued 5.4 million 5.375% Series A Cumulative Preferred shares with an aggregate liquidation value of $135 million. Subsequently on August 9, 2019, the underwriters exercised their option to purchase additional overallotment shares of $10 million, resulting in a total Preferred outstanding offering of $145 million. The Series A Cumulative Preferred shares are perpetual, non-callable for five years, and have a liquidation preference of $25.00 per share. Distributions are scheduled quarterly, with payments beginning on September 30, 2019. Series A Preferred shares trade on the NYSE. Moody’s Investors Service has assigned an A2 rating to the preferred shares.

If the Company issues additional preferred shares, it will pay dividends to the holders of the preferred shares at a fixed rate, as described in an offering document accompanying each preferred share offering.

Upon a liquidation, each holder of the preferred shares will be entitled to receive out of the assets of the Company available for distribution to shareholders (after payment of claims of the Company’s creditors but before any distributions with respect to the Company’s Common Shares or any other shares of the Company ranking junior to the preferred shares as to liquidation payments) an amount per share equal to such share’s liquidation preference plus any accumulated but unpaid distributions (whether or not earned or declared, excluding interest thereon) to the date of distribution, and such shareholders shall be entitled to no further participation in any distribution or payment in connection with such liquidation. Each series of the preferred shares will rank on a parity with any other series of preferred shares of the Company as to the payment of distributions and the distribution of assets upon liquidation, and will be junior to the Company’s obligations with respect to any outstanding senior securities representing debt. The preferred shares carry one vote per share on all matters on which such shares are entitled to vote. The preferred shares will, upon issuance, be fully paid and nonassessable and will have no preemptive, exchange or conversion rights. The Board may by resolution classify or reclassify any authorized but unissued capital shares of the Company from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or terms or conditions of redemption. The Company will not issue any class of shares senior to the preferred shares.

Redemption, Purchase and Sale of Preferred Shares by the Company. The terms of the Series B Preferred Shares provide that (i) they are redeemable by the Company at any time, in whole or in part, at the original purchase price per share plus accumulated dividends per share, (ii) the Company may tender for or purchase preferred shares and (iii) the Company may subsequently resell any shares so tendered for or purchased. Any redemption or purchase of preferred shares by the Company will reduce the leverage applicable to the Common Shares, while any resale of preferred shares by the Company will increase that leverage. See “Special Characteristics and Risks of the Series B Preferred Shares—Special Note Regarding the Use of Dates in this Offer to Exchange.”

Rating Agency Guidelines. Any rating agency providing a rating for the Company’s preferred shares, including the Series B Preferred Shares, at the request of the Company may, at any time, change or withdraw any such rating. The Board, without further action by the Company’s shareholders, may amend, alter, add to or repeal any provision of the statements of preferences for the preferred shares, including the Statement of Preferences for the Series B Preferred Shares, that has been adopted by the Company pursuant to the rating agency guidelines or add covenants and other obligations of the Company to the Statements of Preferences, if the applicable rating agency confirms that such amendments or modifications are necessary to prevent a reduction in, or the withdrawal of, a rating of the Company’s preferred shares, including the Series B Preferred Shares, and such amendments and modifications do not adversely affect the rights and preferences of and are in the aggregate in the best interests of the holders of the Company’s preferred shares.

As described by Egan-Jones or any other rating agency then rating a series of the Company’s preferred shares at the Company’s request, the ratings assigned to each series of preferred shares, including the Series B Preferred Shares, are assessments of the capacity and willingness of the Company to pay the obligations of each such series. The ratings on these series of preferred shares are not recommendations to purchase, hold or sell shares of any series, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The rating agency guidelines also do not address the likelihood that an owner of preferred shares will be able to sell such shares on an exchange, in an auction or otherwise. The ratings are based on current information furnished to Egan-Jones or any other rating agency then rating a series of the Company’s preferred shares at the Company’s request by the Company and the Investment Adviser and information obtained from other sources. The ratings may be changed, suspended or withdrawn as a result of changes in, or the unavailability of, such information.

A rating agency’s guidelines apply to each series of preferred shares, including the Series B Preferred Shares, only so long as such rating agency is rating such series at the request of the Company. The Company expects to pay fees to Egan-Jones for rating the Series B Preferred Shares.

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1940 Act Asset Coverage Requirements. For so long as the Company remains registered as an investment company under the 1940 Act, the Company must satisfy asset coverage requirements under the 1940 Act with respect to its preferred shares. Under the 1940 Act, such debt or additional preferred shares may be issued only if immediately after such issuance the value of the Company’s total assets (less ordinary course liabilities) is at least 300% of the amount of any debt outstanding and at least 200% of the amount of any preferred shares and debt outstanding.

For so long as the Company remains registered as an investment company under the 1940 Act, the Company is required to determine whether it has, as of the last Business Day of each March, June, September and December of each year, an “asset coverage” (as defined in the 1940 Act) of at least 200% (or such higher or lower percentage as may be required at the time under the 1940 Act) with respect to all outstanding senior securities of the Company that are debt or stock, including any outstanding preferred shares. If the Company fails to maintain the asset coverage required under the 1940 Act on such dates and such failure is not cured within 49 calendar days, the Company may, and in certain circumstances will be required to, mandatorily redeem preferred shares sufficient to satisfy such asset coverage. See “—Redemption Procedures” below.

Distributions. Holders of preferred shares are entitled to receive, when, as and if authorized by the Board and declared by the Company, out of funds legally available therefor, cumulative cash distributions, at an annual rate set forth in the applicable Statement of Preferences, payable with such frequency as set forth in the applicable Statement of Preferences. Such distributions will accumulate from the date on which such shares are issued.

Restrictions on Dividends and Other Distributions for the Preferred Shares. So long as any preferred shares are outstanding, the Company may not pay any dividend or distribution (other than a dividend or distribution paid in Common Shares or in options, warrants or rights to subscribe for or purchase Common Shares) in respect of the Common Shares or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares (except by conversion into or exchange for shares of the Company ranking junior to the preferred shares as to the payment of dividends or distributions and the distribution of assets upon liquidation), unless:

•	the Company has declared and paid (or provided to the relevant dividend paying agent) all cumulative distributions on the Company’s outstanding preferred shares due through the date of such Common Shares dividend or distribution;
•	the Company has redeemed the full number of preferred shares to be redeemed pursuant to any mandatory redemption provision in the Company’s Governing Documents; and
•	after making the distribution, the Company meets applicable asset coverage requirements described under “Preferred Shares—1940 Act Asset Coverage Requirements,” for so long as the Company remains registered as an investment company under the 1940 Act.

No complete distribution due for a particular dividend period will be declared or made on any series of preferred shares for any dividend period, or part thereof, unless full cumulative distributions due through the most recent dividend payment dates therefore for all outstanding series of preferred shares of the Company ranking on a parity with such series as to distributions have been or contemporaneously are declared and made. If full cumulative distributions due have not been made on all outstanding preferred shares of the Company ranking on a parity with such series of preferred shares as to the payment of distributions, any distributions being paid on the preferred shares will be paid as nearly pro rata as possible in proportion to the respective amounts of distributions accumulated but unmade on each such series of preferred shares on the relevant dividend payment date. The Company’s obligation to make distributions on the preferred shares will be subordinate to its obligations to pay interest and principal, when due, on any senior securities representing debt.

Mandatory Redemption Relating to Asset Coverage Requirements. The Company may, at its option, consistent with the Governing Documents and the 1940 Act, for so long as the Company remains registered as an investment company under the 1940 Act, and in certain circumstances will be required to, mandatorily redeem preferred shares in the event that: the Company fails to maintain the asset coverage requirements specified under the 1940 Act on a quarterly valuation date (the last Business Day of March, June, September and December in the case of the Series B Preferred Shares) and such failure is not cured on or before a specified period of time following such failure.

The redemption price for preferred shares subject to mandatory redemption will be the liquidation preference, as stated in the offering document accompanying the issuance of any series of preferred shares, plus an amount equal to any accumulated but unpaid distributions (whether or not earned or declared) to the date fixed for redemption.

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The number of preferred shares that will be redeemed in the case of a mandatory redemption will equal the minimum number of outstanding preferred shares, the redemption of which, if such redemption had occurred immediately prior to the opening of business on the applicable cure date, would have resulted in the relevant asset coverage requirement having been met or, if the required asset coverage cannot be so restored, all of the preferred shares. For so long as the Company remains registered as an investment company under the 1940 Act, in the event that preferred shares are redeemed due to a failure to satisfy the 1940 Act asset coverage requirements, the Company may, but is not required to, redeem a sufficient number of preferred shares so that the Company’s assets exceed the asset coverage requirements under the 1940 Act after the redemption by 10% (that is, 220% asset coverage) or some other amount specified in the Statement of Preferences.

If the Company does not have funds legally available for the redemption of, or is otherwise unable to redeem, all the preferred shares to be redeemed on any redemption date, the Company will redeem on such redemption date that number of shares for which it has legally available funds, or is otherwise able to redeem, from the holders whose shares are to be redeemed ratably on the basis of the redemption price of such shares, and the remainder of those shares to be redeemed will be redeemed on the earliest practicable date on which the Company will have funds legally available for the redemption of, or is otherwise able to redeem, such shares upon written notice of redemption.

If fewer than all of the Company’s outstanding preferred shares are to be redeemed, the Company, at its discretion and subject to the limitations of the Governing Documents, the 1940 Act and applicable law, will select the one or more series of preferred shares from which shares will be redeemed and the amount of preferred shares to be redeemed from each such series. If fewer than all preferred shares of a series are to be redeemed, such redemption will be made as among the holders of that series pro rata in accordance with the respective number of shares of such series held by each such holder on the record date for such redemption (or by such other equitable method as the Company may determine). If fewer than all the preferred shares held by any holder are to be redeemed, the notice of redemption mailed to such holder will specify the number of shares to be redeemed from such holder, which may be expressed as a percentage of shares held on the applicable record date.

Optional Redemption. The Company may at any time redeem such fixed rate preferred shares in whole or in part for cash at a redemption price per share equal to the initial liquidation preference per share plus accumulated and unpaid distributions (whether or not earned or declared) to the redemption date plus any premium specified in or pursuant to the Statement of Preferences Such redemptions are subject to the notice requirements set forth under “—Redemption Procedures” and the limitations of the Governing Documents and, if applicable, the 1940 Act. See “Special Characteristics and Risks of the Series B Preferred Shares—Special Note Regarding the Use of Dates in this Offer to Exchange.”

Redemption Procedures. If the Company determines or is required to redeem preferred shares it will mail a notice of redemption to holders of the shares to be redeemed not less than 30 days, nor more than 90 days prior to the date fixed for redemption. Preferred shareholders may receive shorter notice in the event of a mandatory redemption. Each notice of redemption will state (i) the redemption date, (ii) the number or percentage of preferred shares to be redeemed (which may be expressed as a percentage of such shares outstanding), (iii) the CUSIP number(s) of such shares, (iv) the redemption price (specifying the amount of accumulated distributions to be included therein), (v) the place or places where such shares are to be redeemed, (vi) that dividends or distributions on the shares to be redeemed will cease to accumulate on such redemption date, (vii) the provision of the Statement of Preferences, as applicable, under which the redemption is being made and (viii) in the case of an optional redemption, any conditions precedent to such redemption. No defect in the notice of redemption or in the mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

The holders of any preferred shares will not have the right to redeem any of their shares at their option except to the extent specified in the Statement of Preferences and as otherwise described in this Offer to Exchange.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of preferred shares then outstanding will be entitled to receive a preferential liquidating distribution, which is expected to equal the original purchase price per preferred share plus accumulated and unpaid dividends, whether or not declared, before any distribution of assets is made to holders of Common Shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred shares will not be entitled to any further participation in any distribution of assets by the Company.

Voting Rights. Except as otherwise stated in this Offer to Exchange, specified in the Governing Documents or resolved by the Board or as otherwise required by applicable law, holders of preferred shares shall be entitled to one vote per share held on each matter submitted to a vote of the shareholders of the Company and will vote together with holders of Common Shares and of any other preferred shares then outstanding as a single class.

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In connection with the election of the Company’s Trustees, holders of the outstanding preferred shares, voting together as a single class, will be entitled to elect two of the Company’s Trustees, and the remaining Trustees will be elected by holders of Common Shares and holders of preferred shares, voting together as a single class. The Company has currently designated Dr. Bob Froehlich and Ethan Powell as the Trustees to be elected solely by the holders of the preferred shares.

In addition, if (i) at any time dividends and distributions on outstanding preferred shares are unpaid in an amount equal to at least two full years’ dividends and distributions thereon and sufficient cash or specified securities have not been deposited with the applicable paying agent for the payment of such accumulated dividends and distributions or (ii) at any time holders of any other series of preferred shares are entitled to elect a majority of the Trustees of the Company under the 1940 Act or the applicable Statement of Preferences creating such shares, then the number of Trustees constituting the Board automatically will be increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of preferred shares as described above, would then constitute a simple majority of the Board as so increased by such smallest number. Such additional Trustees will be elected by the holders of the outstanding preferred shares, voting together as a single class, at a special meeting of shareholders which will be called as soon as practicable and will be held not less than ten nor more than twenty days after the mailing date of the meeting notice. If the Company fails to send such meeting notice or to call such a special meeting, the meeting may be called by any preferred shareholder on like notice. The terms of office of the persons who are Trustees at the time of that election will continue. If the Company thereafter pays, or declares and sets apart for payment in full, all dividends and distributions payable on all outstanding preferred shares for all past dividend periods or the holders of other series of preferred shares are no longer entitled to elect such additional Trustees, the additional voting rights of the holders of the preferred shares as described above will cease, and the terms of office of all of the additional Trustees elected by the holders of the preferred shares (but not of the Trustees with respect to whose election the holders of Common Shares were entitled to vote or the two Trustees the holders of preferred shares have the right to elect as a separate class in any event) will terminate automatically.

For so long as the Company remains registered as an investment company under the 1940 Act, the 1940 Act requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred shares (as defined in the 1940 Act), voting separately as a class, would be required to (i) adopt any plan of reorganization (as defined in the 1940 Act) that would adversely affect the preferred shares, and (ii) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Company’s subclassification as a closed-end investment company to an open-end company or changes in its fundamental investment restrictions. As a result of these voting rights, the Company’s ability to take any such actions may be impeded to the extent that there are any preferred shares outstanding. The class vote of holders of preferred shares described above will in each case be in addition to any other vote required to authorize the action in question.

The foregoing voting provisions will not apply to any preferred shares if, at or prior to the time when the act with respect to which such vote otherwise would be required will be effected, such shares will have been redeemed or called for redemption and sufficient cash or cash equivalents provided to the applicable paying agent to effect such redemption. The holders of preferred shares will have no preemptive rights or rights to cumulative voting.

Limitation on Issuance of Preferred Shares. For so long as the Company remains registered as an investment company under the 1940 Act and any Series B Preferred Shares are outstanding, the Company may issue and sell shares of one or more other series of preferred shares constituting a series of a class of senior securities of the Company representing stock under Section 18 of the 1940 Act in addition to the Series B Preferred Shares, provided that (i) the Company must, immediately after giving effect to the issuance of such additional preferred shares and to its receipt and application of the proceeds thereof, including, without limitation, to the redemption of preferred shares for which a notice of redemption (as defined in the applicable statement of preferences) has been mailed or delivered electronically prior to such issuance, have an “ asset coverage” for all senior securities which are stock, as defined in Section 18(h) of the 1940 Act, of at least 200% of the of the sum of the liquidation preference of all outstanding senior securities which are stock, including the Series B Preferred Shares, and (ii) no such additional preferred shares shall have any preference or priority over any other preferred shares upon the distribution of the assets of the Company or in respect of the payment of dividends.

The Company will consider from time to time whether to offer additional preferred shares or securities representing indebtedness and may issue such additional securities if the Board concludes that such an offering would be consistent with the Company’s Governing Documents and applicable law, and in the best interest of the Company and its existing common shareholders.

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Tenders and Repurchases. In addition to the redemption provisions described herein, the Company may also tender for or purchase preferred shares (whether in private transactions or on the NYSE) and the Company may subsequently resell any shares so tendered for or purchased, subject to the provisions of the Company’s Governing Documents and, if applicable, the 1940 Act.

Outstanding Securities

The following information regarding the Company’s authorized shares is as of January 28, 2025.

Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Exclusive of Amount Held by Fund
Common Shares	Unlimited	None	65,296,917
Series A Preferred Shares	5,800,000	None	5,800,000
Series B Preferred Shares	4,000,000	None	None

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CERTAIN MATERIAL DIFFERENCES BETWEEN OUR COMMON SHARES
AND THE SERIES B PREFERRED SHARES

The table below highlights the certain material differences between the terms of our Common Shares and our Series B Preferred Shares. For a more complete description of the rights of holders of Common Shares and Series B Preferred Shares see “Description of the Securities” in this Offer to Exchange.

Terms of the Securities	Common Shares	Series A Preferred Shares	Series B Preferred Shares
Dividends and Distributions	When and if declared by the Board in amounts determined by the Board, subject to payment of dividends on the Series A and B Preferred Shares	Quarterly at an annual rate of 5.375%, when and if declared by the Board	Quarterly at an annual rate of 5.375%, when and if declared by the Board
Priority of Ranking and Liquidation Rights	Junior to preferred shares, including the Series A and B Preferred Shares	Senior to our Common Shares and pari passu with any other preferred shares	Senior to our Common Shares and pari passu with the Series A Preferred Shares
Exchange Listing	Yes. Listed on the NYSE under the ticker “HFRO”	Yes. Listed on the NYSE under the ticker “HFRO PRA”	Yes. Expected to be listed on the NYSE
Voting Rights	Entitled to one vote per share on all matters submitted to common shareholders or common and preferred shareholders voting together as a single class	Entitled to one vote per share on all matters submitted to preferred shareholders or preferred and common shareholders voting together as a single class. Holders of Series A Preferred Shares are also entitled to vote separately as a class on matters affecting only the Series A Preferred Shares and have the right to elect two Trustees, voting together as a separate class, for so long as the Company remains registered as an investment company under the 1940 Act	Entitled to one vote per share on all matters submitted to preferred shareholders or preferred and common shareholders voting together as a single class. Holders of Series B Preferred Shares are also entitled to vote separately as a class on matters affecting only the Series B Preferred Shares and the holders of the outstanding preferred shares of the Company, including Series A Preferred Shares and Series B Preferred Shares, shall be entitled to elect two Trustees, voting together as a separate class, for so long as the Company remains registered as an investment company under the 1940 Act
Redeemable by the Company	No	Redeemable at the option of the Company at any time after December 15, 2023	Redeemable at the option of the Company
Liquidation Rights	Distributions may only be made to holders of Common Shares if liquidation preferences of preferred shares, including the Series A and B Preferred Shares, are satisfied	Entitled to receive out of the assets of the Company legally available for distribution to shareholders an amount equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to the date of payment (whether or not declared) before any distribution of assets is made to holders of Common Shares and any other shares of equity securities of the Company that rank junior to the Series A Preferred Shares as to liquidation rights.	Entitled to receive out of the assets of the Company legally available for distribution to shareholders an amount equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to the date of payment (whether or not declared) before any distribution of assets is made to holders of Common Shares and any other shares of equity securities of the Company that rank junior to the Series B Preferred Shares as to liquidation rights.

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ANTI-TAKEOVER PROVISIONS IN THE GOVERNING DOCUMENTS

The Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Company or to change the composition of its Board. This could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Company. Such attempts could have the effect of increasing the expenses of the Company and disrupting the normal operation of the Company. The Board is divided into three classes, with the terms of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of trustees is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board. A trustee may be removed from office (for cause, and not without cause) by the action of a majority of the remaining trustees and with the approval of the holders of at least seventy-five percent (75%) of the Shares then entitled to vote in an election of such Trustee.

In addition, the Declaration of Trust provides that certain transactions described below require the affirmative vote or consent of the holders of 75% of the outstanding shares of each affected class of the Company, voting separately as a class, when a 5% or greater holder of a class of shares is determined by the Trustees to be a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of shares otherwise required by law or by the terms of any Class or Series, whether now or hereafter authorized, or by any agreement between the Trust and any national securities exchange. For purposes of these provisions, a 5% or greater holder of a class of shares (a “Principal Shareholder”) refers to any person who, whether alone or together with its affiliates and associates, beneficially owns, directly or indirectly, 5% or more of the outstanding shares of the Company or any class of shares of beneficial interest of the Company.

The 5% holder transactions subject to these special approval requirements are: the merger or consolidation of the Company or any subsidiary of the Company with or into any Principal Shareholder; the issuance of any securities of the Company to any Principal Shareholder for cash, except pursuant to any automatic dividend reinvestment plan; the sale, lease or exchange of all or any substantial part of the assets of the Company to any Principal Shareholder, except assets determined by the Trustees as having an aggregate fair market value of less than $1,000,000 aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period or assets sold in the ordinary course of business; or the sale, lease or exchange to the Company or any subsidiary of the Company, in exchange for securities of the Company, of any assets of any Principal Shareholder, except assets determined by the Trustees as having an aggregate fair market value of less than $1,000,000 aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

To convert the Company to an open-end investment company, the Declaration of Trust requires the affirmative vote or consent of the holders of at least 75% of the outstanding shares of each affected class of shares of the Company, voting separately as a class, Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the shares otherwise required by law or by the terms of any class or series, whether now or hereafter authorized, or by any agreement between the Trust and any national securities exchange. However, if such conversion is recommended by at least 75% of the Trustees then in office, the vote or written consent of the holders of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Company shall be sufficient to authorize such conversion. The foregoing vote would satisfy a separate requirement in the 1940 Act that any conversion of the Company to an open-end investment company be approved by the shareholders. If approved in the foregoing manner, conversion of the Company to an open-end investment company could not occur until 90 days after the shareholders’ meeting at which such conversion was approved and would also require at least 30 days’ prior notice to all shareholders. Following any such conversion, it is possible that certain of the Company’s investment policies and strategies would have to be modified to assure sufficient portfolio liquidity. In the event of conversion, the Common Shares would cease to be listed on the NYSE or other national securities exchanges or market systems. Shareholders of an open-end investment company may require the company to redeem their shares at any time, except in certain circumstances as authorized by or under the 1940 Act, at their NAV, less such redemption charge, if any, as might be in effect at the time of a redemption. The Company expects to pay all such redemption requests in cash, but reserves the right to pay redemption requests in a combination of cash and securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Company were converted to an open-end fund, it is likely that new shares would be sold at NAV plus a sales load.

For the purposes of calculating “a majority of the outstanding voting securities” under the Declaration of Trust, each class and series of the Company shall vote together as a single class, except to the extent required by the 1940 Act, the Declaration of Trust or the Statement of Preferences, with respect to any class or series of shares. If a separate class vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.

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CLOSED-END FUND STRUCTURE

The Company is a non-diversified, closed-end management investment company (commonly referred to as a closed-end fund). Closed-end funds differ from open-end funds (which are generally referred to as mutual funds) in that closed-end funds generally list their shares for trading on a stock exchange and do not redeem their shares at the request of the shareholder. This means that if you wish to sell your shares of a closed-end fund you must trade them on the market like any other stock at the prevailing market price at that time. In a mutual fund, if the shareholder wishes to sell shares of the Company, the mutual fund will redeem or buy back the shares at NAV (less a redemption fee, if applicable, or contingent deferred sales charge, if applicable). Also, mutual funds generally offer new shares on a continuous basis to new investors, and closed-end funds generally do not. The continuous inflows and outflows of assets in a mutual fund can make it difficult to manage a mutual fund’s investments. By comparison, closed-end funds are generally able to stay more fully invested in securities that are consistent with their investment objective and also have greater flexibility to make certain types of investments and to use certain investment strategies, such as financial leverage and investments in illiquid securities.

Shares of closed-end funds frequently trade at a discount to their NAV. Because of this possibility and the recognition that any such discount may not be in the interest of shareholders, the Board might consider from time to time engaging in open-market repurchases, tender offers for shares or other programs intended to reduce the discount. We cannot guarantee or assure, however, that the Board will decide to engage in any of these actions, nor is there any guarantee or assurance that such actions, if undertaken, would result in the shares trading at a price equal or close to NAV per share.

REPURCHASE OF COMMON SHARES; DISCOUNT

Shares of closed-end investment companies often trade at a discount to their NAV, and the Common Shares may also trade at a discount to their NAV, although it is possible that they may trade at a premium above NAV. The market price of the Common Shares will be determined by such factors as relative demand for and supply of such shares in the market, the Company’s NAV, general market and economic conditions and other factors beyond the control of the Company. See “Net Asset Value.” Although the Company’s common shareholders will not have the right to redeem their Common Shares, the Company may take action to repurchase Common Shares in the open market or make tender offers for its Common Shares. This may have the effect of reducing any market discount from NAV. The Board may decide not to take any of these actions. In addition, there can be no assurance that share repurchases or tender offers, if undertaken, will reduce market discount. On May 16, 2023, the Board of the Company authorized the repurchase of up to $100 million of the Company’s shares over a two year period. Under this program, the Company repurchased 3,128,807 shares through December 2024, at an average price of $6.43 per Common Share, for a total investment of $20.1 million (the “Repurchase Program”). The Company has not repurchased Common Shares since August 2, 2024.

This Offer to Exchange supersedes the Company’s Repurchase Program, effective as of the date of the Board’s Approval of the Exchange Offer.

The Company’s Board may in the future determine to implement a new repurchase program, in which case the amount and timing of the repurchases will be at the discretion of the Company’s Investment Adviser, subject to market conditions and investment considerations. There is no assurance that the Company will implement a new repurchase plan to purchase shares at any particular discount levels or in any particular amounts. Any repurchases made under the Repurchase Program would be made on a national securities exchange at the prevailing market price, subject to exchange requirements regarding volume, timing and other limitations under federal securities laws.

Notwithstanding the foregoing, at any time when there are outstanding preferred shares, the Company may not purchase, redeem or otherwise acquire any of its Common Shares unless all accrued preferred shares dividends have been paid. In addition, for so long as the Company remains registered as an investment company under the 1940 Act, the Company may not purchase, redeem or otherwise acquire any of its Common Shares unless, at the time of such purchase, redemption or acquisition, the NAV of the Company’s portfolio (determined after deducting the acquisition price of the Common Shares) is at least 200% of the liquidation value of the outstanding preferred shares. Any service fees incurred in connection with any tender offer made by the Company will be borne by the Company and will not reduce the stated consideration to be paid to tendering shareholders.

There is no assurance that, if action is undertaken to repurchase or tender for Common Shares, such action will result in the Common Shares trading at a price which approximates their NAV. Although share repurchases and tenders could have a favorable effect on the market price of the Common Shares, you should be aware that the acquisition of Common Shares by the Company will decrease the capital of the Company and, therefore, may have the effect of increasing the Company’s expense ratio and decreasing the asset coverage with respect to any borrowings. Any share repurchases or tender offers will be made in accordance with requirements of the Exchange Act, the 1940 Act, and the principal stock exchange on which the Common Shares are traded.

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Before deciding whether to take any action if the Common Shares continue to trade below NAV, the Board would likely consider all relevant factors, including but not limited to the extent and duration of the discount, the liquidity of the Company’s portfolio, the investment strategy and overall performance of the Company, the impact of any action that might be taken on the Company or its shareholders and market considerations. Based on these considerations, even if the Company’s shares should trade at a discount, the Board may determine that, in the interest of the Company and its shareholders, no action should be taken.

TAXATION

The following discussion is a brief summary of certain U.S. federal income tax considerations of the Exchange Offer and an investment in the Series B Preferred Shares.

Except as expressly provided otherwise, this discussion assumes you are a taxable U.S. person (as defined for U.S. federal income tax purposes) and that you hold your shares as capital assets (generally, for investment). The discussion is based upon current provisions of the Code, Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. No ruling or opinion has been sought regarding the matters described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to those set forth below. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Company and its shareholders (including shareholders subject to special tax rules and shareholders that own or have owned, actually or constructively, more than 5% of the Common Shares or the Series B Preferred Shares of the Company), nor does this discussion address any state, local, or foreign tax concerns.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Common Shares or Series B Preferred Shares, as applicable, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia;
•	an estate, if its income is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons (within the meaning of the Code) have the authority to control all of its substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of Common Shares or Series B Preferred Shares, as applicable, that is neither a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) nor a U.S. holder. If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our Common Shares or Series B Preferred Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Shares or Series B Preferred Shares.

The discussions set forth this Offer to Exchange do not constitute tax advice. Investors are urged to consult their own tax advisers with any specific questions relating to U.S. federal, state, local and foreign taxes.

Tax Consequences of the Exchange Offer

Tax Consequences to Tendering U.S. Holders in the Exchange Offer

We intend to treat the exchange of Common Shares for a combination of Series B Preferred Shares as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. Assuming the Exchange Offer is so treated, and subject to the discussion of “nonqualified preferred stock” below, for U.S. federal income tax purposes:

•	you generally will not recognize gain or loss for U.S. federal income tax purposes, and (ii) the amount of cash received (less any cash attributable to a fractional share);
•	the adjusted basis in the Series B Preferred Shares (including a fractional share deemed received and redeemed as described below) would be equal to the adjusted tax basis in the Common Shares;
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•	the holding period of the Series B Preferred Shares received in the recapitalization by a U.S. holder of Common Shares will include the holding period of the Common Shares exchanged therefor; and
•	if a U.S. Holder receives cash in lieu of a fractional share of Series B Preferred Shares, the U.S. holder would be treated as having received the fractional share of Series B Preferred Shares pursuant to the exchange followed by a redemption of the fractional share of Series B Preferred Shares for cash (see “Appendix B – Tax Consequences of the Ownership of Series B Preferred Shares—Taxation of Shareholders” for a discussion of the treatment of redemptions of the Series B Preferred Shares).

U.S. holders who have acquired different blocks of Common Shares at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate tax basis among, and the holding period of, the Series B Preferred Shares received in exchange for such blocks of Common Shares.

A U.S. holder that tenders Common Shares pursuant to the Exchange Offer may be required to satisfy certain record-keeping and information reporting requirements. Each U.S. holder is urged to consult its own tax advisor concerning any such requirements applicable to the Exchange Offer.

If the Series B Preferred Shares were treated either as indebtedness, rather than equity, of the Company or as “nonqualified preferred stock,” the consequences of the exchange of Common Shares for Series B Preferred Shares would be different than as described above. In particular, in that event, a U.S. holder would generally recognize gain or loss on all of the exchanged Common Shares as a result of participating in the Exchange. Although the Company will treat the Series B Preferred Shares as equity of the Company that is not “nonqualified preferred stock,” such determinations are highly factual, and no assurance can be given that the IRS would not challenge such treatment. This discussion assumes such treatment is respected. See “Appendix B—Tax Consequences of the Ownership of Series B Preferred Shares—Prior to Conversion—Taxation of Shareholders” for additional discussion of the treatment of the Series B Preferred Shares as equity for U.S. federal income tax purposes.

U.S. HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE EXCHANGE OFFER.

Special Tax Considerations to Tendering Non-U.S. Holders in the Exchange Offer

Any cash amounts that are treated pursuant to the discussion above as dividend income recognized by a non-U.S. holder generally will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such amount unless either (i) a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate to the applicable withholding agent, or (ii) the non-U.S. holder furnishes an IRS Form W-8ECI to the applicable withholding agent claiming that such amount is effectively connected income. See Appendix B for additional discussion regarding the treatment of effectively connected income.

If, as a result of our indirect ownership of real property, we are or at any time within the five-year period preceding the settlement of the Exchange Offer have been, a “United States real property holding corporation” (“USRPHC”), special rules may apply to non-U.S. holders under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). We have not made a determination as to whether we are or have been a USRPHC. If we are or have been a USRPHC within the applicable time period, then under FIRPTA, subject to certain exceptions described below, any gain recognized pursuant to the Exchange Offer (calculated as described under “—Tax Consequences to Tendering U.S. Holders in the Exchange Offer”) would generally be taxable to a non-U.S. holder as effectively connected income. In addition, a non-U.S. holder may need to comply with certain reporting and other requirements in order not to be subject to tax under FIRPTA on all of the gain in the Common Shares exchanged pursuant to the Exchange Offer, and no assurance can be given that a non-U.S. holder will be able to satisfy such requirements if they applied.

These special rules under FIRPTA generally will not apply if we are a “domestically controlled qualified investment entity” within the meaning of the Code. Although we believe that, if we are a USRPHC, we are and will remain a domestically controlled qualified investment entity, no assurance can be given that we are or will remain a domestically controlled qualified investment entity. Even if we are not a “domestically controlled qualified investment entity,” the special rules will generally not apply if (i) the Common Shares are treated as “regularly traded” on an established securities market at the time of the exchange and (ii) the non-U.S. holder has not, at any time during the five-year period preceding the settlement of the exchange, owned (actually or constructively) in excess of 5% of our Common Shares. Although we expect that our Common Shares should be treated as “regularly traded” at the time of settlement, no assurance can be given in that regard.

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NON-U.S. HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE EXCHANGE OFFER

Tax Consequences of the Ownership of Series B Preferred Shares

As described above, we have elected to be treated as a RIC under Subchapter M of the Code. For a discussion of the consequences of our status as a RIC and the ownership of Series B Preferred Shares during the periods in which we qualify as a RIC, see Appendix B “Additional Tax Considerations.”

CUSTODIAN, TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

The custodian of the assets of the Company and its wholly-owned subsidiaries is Bank of New York Mellon (240 Greenwich Street, New York, New York 10286). The custodian performs custodial services for the Company.

Equiniti Trust Company, LLC (Operations Center, Attn: Reorganization Department 55 Challenger Road, Suite 200, Ridgefield Park, New Jersey 07660; telephone (877) 248-6417 (toll free) or (718) 921-8317) serves as the Company’s transfer agent with respect to its securities and will serve as transfer agent and dividend disbursing agent with respect to the Series B Preferred Shares.

AGREEMENTS INVOLVING THE COMPANY AND ITS SECURITIES

Investment Advisory Agreement

The Investment Adviser provides the following services to the Company: (i) furnishes an investment program for the Company; (ii) determines, subject to the overall supervision and review of the Board, the investments to be purchased, held, sold or exchanged by the Company and the portion, if any, of the assets of the Company to be held uninvested; (iii) makes changes in the investments of the Company; and (iv) votes, exercises consents, and exercises all other rights pertaining to such investments. Subject to the foregoing, the Investment Adviser will have the authority to engage one or more sub-advisers in connection with the portfolio management of the Company, which sub-advisers may be affiliates of the Investment Adviser; provided, however, that the Investment Adviser shall remain responsible to the Company with respect to its duties and obligations set forth in the investment advisory agreement.

In return for its advisory services, the Investment Adviser receives an annual fee, payable monthly, in an amount equal to 0.65% of the average daily value of the Company’s “Managed Assets.” The Company’s “Managed Assets” is an amount equal to the total assets of the Company, including any form of leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Company’s investment objectives and policies, and/or (iv) any other means. For so long as the Company remains registered as an investment company under the 1940 Act, we may terminate the investment advisory agreement at any time without penalty by giving the Investment Adviser sixty days’ notice and paying any compensation earned prior to such termination, provided that such termination shall be directed or approved by the vote of a majority of our Trustees or by the vote of the holders of a “majority” (as defined in the 1940 Act) of our outstanding voting securities. The accrued fees are payable monthly as promptly as possible after the end of each month during which the investment advisory agreement is in effect.

A discussion regarding the basis for the approval of the investment advisory agreement by the Board is available in the Company’s annual report to shareholders on Form N-CSR for the fiscal year ended December 31, 2023.

Administration and Sub-Administration Agreements

The Investment Adviser provides administrative services to the Company. For its services, the Investment Adviser receives an annual fee, payable monthly, in an amount equal to 0.20% of the average weekly value of the Company’s Managed Assets. Under a separate sub-administration agreement, the Investment Adviser has delegated certain administrative functions to State Street Bank and Trust Company. The Investment Adviser pays State Street Bank and Trust Company directly for these sub-administration services.

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As of October 1, 2018, under a separate sub-administration agreement, the Adviser has delegated certain administrative functions to SEI Investments Global Funds Services (“SEI”), One Freedom Valley Drive, Oaks, Pennsylvania 19456, and pays SEI a portion of the fee it receives from the Company. Under the sub-administration agreement, SEI has agreed to provide fund accounting services; asset data services; fund administration and reporting services; and regulatory administration services, including preparation and filing of various reports with the appropriate regulatory agencies and the SEC for the Company.

Dividend Reinvestment Plan

Unless the registered owner of Common Shares elects to receive cash by contacting Equiniti Trust Company, LLC (the “Plan Agent”), as agent for shareholders in administering the Plan, a registered owner will receive newly issued Common Shares for all dividends declared for Common Shares of the Company. If a registered owner of Common Shares elects not to participate in the Plan, they will receive all dividends in cash paid by check mailed directly to them (or, if the shares are held in street or other nominee name, then to such nominee) by the Plan Agent, as dividend disbursing agent. Shareholders may elect not to participate in the Plan and to receive all dividends in cash by sending written instructions or by contacting the Plan Agent, as dividend disbursing agent, at the address set forth below.

Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by contacting the Plan Agent before the dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend. Some brokers may automatically elect to receive cash on the shareholders’ behalf and may reinvest that cash in additional Common Shares of the Company for them. The Plan Agent will open an account for each shareholder under the Plan in the same name in which such shareholder’s Common Shares are registered.

Whenever the Company declares a dividend payable in cash, non-participants in the Plan will receive cash and participants in the Plan will receive the equivalent in Common Shares. The Common Shares will be acquired by the Plan Agent through receipt of additional unissued but authorized Common Shares from the Company (“newly issued Common Shares”). The number of newly issued Common Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the dividend by the lesser of (i) the net asset value per Common Share determined on the Declaration Date and (ii) the market price per Common Share as of the close of regular trading on the NYSE on the Declaration Date.

The Plan Agent maintains all shareholders’ accounts in the Plan and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for tax records. Common Shares in the account of each Plan participant will be held by the Plan Agent on behalf of the Plan participant, and each shareholder proxy will include those shares purchased or received pursuant to the Plan. The Plan Agent will forward all proxy solicitation materials to participants and vote proxies for shares held under the Plan in accordance with the instructions of the participants. In the case of shareholders such as banks, brokers or nominees which hold shares for others who are the beneficial owners, the Plan Agent will administer the Plan on the basis of the number of Common Shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the Plan. There will be no brokerage charges with respect to Common Shares issued directly by the Company.

The automatic reinvestment of dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends. Accordingly, any taxable dividend received by a participant that is reinvested in additional Common Shares will be subject to federal (and possibly state and local) income tax even though such participant will not receive a corresponding amount of cash with which to pay such taxes. Participants who request a sale of shares through the Plan Agent pay a brokerage commission of $0.04 per share sold. The Company reserves the right to amend or terminate the Plan. There is no direct service charge to participants in the Plan; however, the Company reserves the right to amend the Plan to include a service charge payable by the participants. All correspondence concerning the Plan should be directed to the Plan Agent at Equiniti Trust Company, LLC, Operations Center, Attn: Reorganization Department 55 Challenger Road, Suite 200, Ridgefield Park, New Jersey 07660; telephone (877) 248-6417 (toll free) or (718) 921-8317.

Shareholder Loyalty Program

To promote loyalty and long-term alignment of interests among the Company’s shareholders, the Investment Adviser offers an incentive to shareholders that buy and hold the Company’s common shares for a period of at least twelve months through its Shareholder Loyalty Program (the “Program”). To participate in the Program, existing shareholders must open an account (the “Account”) with the Program’s administrator, Maxim Group, LLC (“Maxim”). Subsequently, if a participant makes contributions to the Account during a defined trading period to purchase shares, the Investment Adviser will make a corresponding contribution equal to 2% of the participant’s contributions. For example, if a participant contributes $10,000 to the Account during a defined trading period to purchase shares, the Investment Adviser will make a corresponding contribution of $200, to purchase additional shares for the participant (the “Bonus Shares”). In addition, Program participants

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will not be required to pay any customary selling commissions or distribution fees on the purchase of shares under the Program. The Investment Adviser will bear the costs of brokerage fees in connection with the Program. While the portion of the Company’s common shares that are acquired through the participant’s contribution will vest immediately, Bonus Shares will not vest until the first anniversary of the date that the Bonus Shares were purchased. Vested shares will be held in the Account and Bonus Shares will be held in an account at Maxim for the conditional benefit of the shareholder. Under the Program, Participants must purchase a minimum of $10,000 worth of shares in the initial subscription and $5,000 in each Subsequent subscription, unless the Investment Adviser, in its sole discretion, decides to permit subscriptions for a lesser amount. If the Company’s common shares are trading at a discount, Maxim will purchase common shares on behalf of participants in open-market purchases. If the Company’s common shares are trading at a premium, Maxim may purchase common shares on behalf of participants in open market purchases or the Company may sell common shares to the shareholder Loyalty Program by means of a prospectus or otherwise. All dividends received on shares that are purchased under the Program will be automatically reinvested through the Program. A participant’s interest in a dividend paid to the holder of a vested share will vest immediately. A participant’s interest in a dividend paid to the holder of a Bonus Share will vest at the same time that the Bonus Share’s vesting requirements are met. In addition, for dividends paid to holders of shares that were purchased with a participant’s contributions, the Investment Adviser will take a corresponding contribution to the amount of the reinvested dividend equal to 2% of the dividend amount. Maxim maintains all shareholders’ accounts in the Program and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for tax records. Shares in the account of each Program participant will be held by Maxim on behalf of the Program participant, and each shareholder proxy will include those shares purchased or received pursuant to a Program. Maxim will forward all proxy solicitation materials to participants and vote proxies for shares held under the Program in accordance with the instructions of the participants. In the case of shareholders such as banks, brokers or nominees which hold shares for others who are the beneficial owners, Maxim will administer the Program on the basis of the number of common shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the Program. The Company and the Investment Adviser reserve the right to amend or terminate the Program. To help align the interests of the Investment Adviser’s employees with the interests of the Company’s shareholders, the Investment Adviser offers a similar program to its employees. Participants in the Program should be aware that their receipt of Bonus Shares under the Program constitutes taxable income to them. In addition, such participants owe taxes on that portion of any distribution that constitutes taxable income in respect of shares of our common stock held in their Program accounts, whether or not such shares of common stock have vested in the hands of the participants. To the extent any payments or distributions under the Program are subject to U.S. federal, state or local taxes, the Company, any participating affiliate of the Company or the agent for the Program may satisfy its tax withholding obligation by (1) withholding shares of Stock allocated to the participant’s account, (2) deducting cash from the participant’s account or (3) deducting cash from any other compensation the participant may receive. Program participants should consult their tax advisers regarding the tax consequences to them of participating in the Program. The Program may create an incentive for shareholders to invest additional amounts in the Company. Because the Investment Adviser’s management fee is based on a percentage of the assets of the Company, the Program will result in increased net revenues to the Investment Adviser if the increase in the management fee due to the increased asset base offsets the costs associated with establishing and maintaining the Program.

INDEMNIFICATION

Under the Company’s organizational documents, the officers and Trustees have been granted certain indemnification rights against certain liabilities that may arise out of performance of their duties to the Company. Additionally, in the normal course of business, the Company may enter into contracts with service providers that contain a variety of indemnification clauses. The Company’s maximum exposure under these arrangements is dependent on future claims that may be made against the Company and, therefore, cannot be estimated.

Below are the relevant provisions from the Declaration of Trust. Please note that we refer to the Company as the “Trust” in our Governing Documents and the text below.

Article IX

Section 1. Trustees, Shareholders, etc. Not Personally Liable for Obligations of the Trust; Notice. All persons extending credit to, contracting with or having any claim against the Trust or a particular series or class shall look only to the assets of the Trust or, to the extent that the liability of the Trust may have been expressly limited by contract to the assets of a particular series or attributable to a particular class, only to the assets belonging to the relevant series or attributable to the relevant class, for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

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Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by any Trustee, officer, employee or agent on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to such person’s capacity as a Trustee, officer, employee or agent, and such person shall not be personally liable thereon.

Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by any Trustee, officer, employee or agent of the Trust shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustees, officers, employees, agents of the Trust or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the series or attributable to the class for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recitals as the person so executing may deem appropriate, but any omission of such notice or recitals shall not operate to bind any such Trustee, officer, employee or agent or the Shareholders individually.

Article VIII

Section 1. Trustees, Officers, etc. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any threatened, pending or contemplated action, suit or other proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal before any court or administrative or legislative or other body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or officer or by reason of his or her being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding (a) not to have acted in good faith, (b) not to have acted in the reasonable belief that such Covered Person’s action was in (or not opposed to) the best interests of the Trust, (c) in the case of a criminal proceeding, to have had reasonable cause to believe his or her action was unlawful or (d) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office (each of such exceptions being referred to hereinafter as “Disabling Conduct”). Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article. For purposes of the determination or opinion referred to in clause (c), the majority of the disinterested Trustees acting on the matter or independent legal counsel, as the case may be, shall afford the Covered Person a rebuttable presumption that the Covered Person did not engage in Disabling Conduct.

Section 2. Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the action, suit or proceeding was brought, that such Covered Person engaged in Disabling Conduct, indemnification shall be provided if (a) approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person did not engage in Disabling Conduct, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) to the effect that such Covered Person did not engage in Disabling Conduct. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have engaged in Disabling Conduct.

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Section 3. Right Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, the term “Covered Person” shall include such person’s heirs, executors and administrators and a “disinterested Trustee” is a Trustee who is not an “interested person” of the Trust as defined in Section 2(a)(19) of the 1940 Act (or who has been exempted from being an “interested person” by any rule, regulation or order of the Securities and Exchange Commission) and against whom none of the actions, suits or other proceedings in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

Section 4. Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular series or class and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representative or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the series (or attributable to the class) of which he or she is a Shareholder or former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

PROPOSALS AND PLANS

Except as otherwise disclosed in this Offer to Exchange, none of the Company, the Investment Adviser or the Board or any person controlling the Company, the Investment Adviser or the Board has any plans or proposals that relate to or would result in:

1.	any extraordinary transaction, such as a merger, reorganization or liquidation, involving the Company;
2.	any purchase, sale or transfer of a material amount of assets of the Company;
3.	any material change in the present distribution policy or indebtedness or capitalization of the Company other than the issuance of the Series B Preferred Shares;
4.	any change in the present Board or in the management of the Company including, but not limited to, any plans or proposals to change the number or the term of members of the Board;
5.	any other material change in the Company’s corporate structure or business, including any plans or proposals to make any changes in its investment policies, for which a vote would be required by Section 13 of the 1940 Act;
6.	any class of equity securities of the Company to be delisted from a national securities exchange;
7.	any class of equity securities of the Company becoming eligible for termination of registration under section 12(g)(4) of the Exchange Act;
8.	the suspension of the Company’s obligation to file reports under Section 15(d) of the Exchange Act;
9.	the acquisition by any person of additional securities of the Company or the disposition of securities of the Company other than as disclosed in this Offer to Exchange; or
10.	any changes in the Company’s Governing Documents or other actions that could impede the acquisition of control of the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the information set forth below is as of January 30, 2025. To our knowledge, no person beneficially owned more than 5% of our outstanding Common Shares, except as set forth below. To our knowledge, none of our officers or Trustees owned 1% or more of our outstanding Common Shares, except as set forth below. Collectively, to our knowledge, the officers and Trustees of the Company beneficially own, as a group, in the aggregate, approximately 94,973 Common Shares of the Company, representing approximately 0.15% of our outstanding Common Shares. Unless otherwise indicated below, to our knowledge, each owner named below has sole voting and dispositive power for all shares shown to be beneficially owned by that person. Share amounts listed below do not include fractional share amounts.

Title	Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership	Percentage of Share Class
Independent Trustee	Ethan Powell**	3,443.53	*
Independent Trustee	Dr. Bob Froehlich**	4,323.88	*
Independent Trustee	Bryan A. Ward	1,341.88	*
Independent Trustee	Dorri McWhorter	1,257.26	*
Interested Trustee	John Honis	1,341.88	*
President and Treasurer	Frank Waterhouse	52,281.00	*
Executive Vice President	Dustin Norris	27,942.00	*
Chief Compliance Officer	Stephanie Vitiello	858.00	*
Assistant Treasurer	Will Mabry	2,184.00	*

*	Less than 1%
**	Trustee designated for election solely by the holders of the outstanding preferred shares of the Company, including Series A Preferred Shares and Series B Preferred Shares, voting as a separate class.
[1]	Except as otherwise indicated, each person has sole voting and investment power over the indicated shares. The business address of each of person named in the above table is 300 Crescent Court, Suite 700, Dallas, Texas 75201.

As of the date of this Offer to Exchange, none of the Company’s Trustees, executive officers or affiliates intend to participate in the Exchange Offer.

TRANSACTIONS IN COMMON SHARES

Except for dividend reinvestments pursuant to the Plan, none of the Company or any of its affiliates, Trustees or executive officers has engaged in any transactions in Common Shares in the 60-day period prior to the date of this Offer to Exchange.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Offer to Exchange information that we have filed with the SEC, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Offer to Exchange. The following documents we filed with the SEC are incorporated herein by reference and will be deemed to be a part hereof:

The Company’s unaudited financial statements for the six months ended June 30, 2024 are incorporated by reference to the Company’s semi-annual report to shareholders for the six months ended June 30, 2024 on Form N-CSRS, filed with the SEC on September 6, 2024.

The Company’s audited financial statements for the fiscal year ended December 31, 2023 are incorporated by reference to the Company’s annual report to shareholders for the fiscal year ended December 31, 2023 on Form N-CSR, filed with the SEC on March 8, 2024.

The Company’s audited financial statements for the fiscal year ended December 31, 2022 are incorporated by reference to the Company’s annual report to shareholders for the fiscal year ended December 31, 2022 on Form N-CSR, filed with the SEC on March 10, 2023.

Our definitive proxy statement on Schedule 14A for our 2024 annual meeting of shareholders, filed with the SEC on May 17, 2024

Our definitive proxy statement on Schedule 14A for our 2023 annual meeting of shareholders, filed with the SEC on May 2, 2023

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Any statement contained herein or contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Offer to Exchange to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offer to Exchange. Statements contained in this Offer to Exchange as to the contents of any contract or other document referred to in this Offer to Exchange do not purport to be complete and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects to all of the provisions of such contract or other document.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this Offer to Exchange and a copy of any or all other contracts or documents which are referred to in this Offer to Exchange. Requests should be directed to the Company’s Information Agent, EQ Fund Solutions, LLC, at (866) 416-0576.

CERTAIN SECURITIES LAWS CONSIDERATIONS

The issuance of Series B Preferred Shares upon exchange of the Common Shares is intended to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. Section 3(a)(9) of the Securities Act provides an exemption from registration for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. When securities are exchanged for other securities of an issuer under Section 3(a)(9) of the Securities Act, the securities received in essence assume the character of the exchanged securities for purposes of the Securities Act.

We expect that all of our shares of Series B Preferred Shares issued in the Exchange Offer to persons who are not affiliated with us will be freely tradable under U.S. securities laws by such non-affiliates. You are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act.

We believe that the Securities Act Section 3(a) (9) exemption is also an exemption under the state or “blue sky” laws of most states within the United States. However, to the extent that a shareholder resides in a state that does not follow the federal exemption scheme, and no other exemption from registration is otherwise applicable, shareholders residing in such state may not participate in the Exchange Offer.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the 1940 Act and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Company with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC.

The Company’s Common Shares are listed on the NYSE under the symbol “HFRO.”

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APPENDIX A

HIGHLAND OPPORTUNITIES AND INCOME FUND

STATEMENT OF PREFERENCES
OF
5.375% SERIES B CUMULATIVE PREFERRED SHARES

Highland Opportunities and Income Fund, a Massachusetts business trust (the “Trust”), hereby certifies that:

FIRST: The Board of Trustees of the Trust, at a meeting duly convened and held on April 11, 2019, (i) pursuant to authority expressly vested in it by the Third Amended and Restated Agreement and Declaration of Trust of the Trust, as amended from time to time, adopted resolutions classifying an unlimited number of shares as authorized but unissued preferred shares of the Trust, par value $0.001 per share, and (ii) at a meeting duly convened and held on July 9, 2019, authorized the designation, issuance and sale of up to $200 million in liquidation preference of such preferred shares at such times, in such amounts and on such terms and conditions as a pricing committee of the Board of Trustees (the “Pricing Committee”) should determine.

SECOND: The Pricing Committee, at a meeting duly convened and held on July 29, 2019, pursuant to the authority granted it by the Board of Trustees at its July 9, 2019 meeting, approved the designation and issuance by the Trust of up to 8,000,000 shares of 5.375% Series A Cumulative Preferred Shares, par value $0.001 per share.

THIRD: On July 29, 2019, the Trust issued 5,400,000 shares of 5.375% Series A Cumulative Preferred Shares with an aggregate liquidation value of $135,000,000 (the “Series A Preferred Shares”). Subsequently, on August 9, 2019, the underwriters exercised their option to purchase additional overallotment shares of $10,000,000, resulting in a total Preferred outstanding offering of $145,000,000.

FOURTH: The Board of Trustees of the Trust, at a meeting duly convened and held on November 22, 2024, (i) pursuant to authority expressly vested in it by the Third Amended and Restated Agreement and Declaration of Trust of the Trust, as amended from time to time, adopted resolutions classifying an unlimited number of shares as authorized but unissued preferred shares of the Trust, par value $0.001 per share, and (ii) at a meeting duly convened and held on November 22, 2024, authorized the designation, issuance and sale of up to $100 million in liquidation preference of such preferred shares at such times, in such amounts and on such terms and conditions as the Pricing Committee should determine.

FIFTH: The Pricing Committee, at a meeting duly convened and held on January 30, 2025, pursuant to the authority granted it by the Board of Trustees at its November 22, 2024 meeting, approved the designation and issuance by the Trust of up to 4,000,000 shares of 5.375% Series B Cumulative Preferred Shares, par value $0.001 per share.

SIXTH: The preferences, rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications, and terms and conditions of redemption of the Trust’s 5.375% Series B Cumulative Preferred Shares, par value $0.001 per share, as set by the Pricing Committee and the Board of Trustees, are as follows:

DESIGNATION

5.375% Series B Cumulative Preferred Shares: A series of up to 4,000,000 preferred shares, par value $0.001 per share, liquidation preference $25.00 per share, is hereby designated “5.375% Series B Cumulative Preferred Shares” (the “Series B Preferred Shares”). Each Series B Preferred Share may be issued on a date to be determined by the Board of Trustees or its delegates and as are set forth in this Statement of Preferences, and shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Governing Documents (as defined herein) applicable to preferred shares of the Trust (including the Series A Preferred Shares and the Series B Preferred Shares, the “Preferred Shares”), as are set forth in this Statement of Preferences. The Series B Preferred Shares shall constitute a separate series of Preferred Shares.

This Statement of Preferences sets forth the rights, powers, preferences and privileges of the holders of the Series B Preferred Shares and the provisions set forth herein shall operate either as additions to or modifications of the rights, powers, preferences and privileges of the holders of the Series B Preferred Shares under the Declaration (as defined herein), as the context may require. To the extent the provisions set forth herein conflict with the provisions of the Declaration with respect to any such rights, powers, preferences and privileges, this Statement of Preferences shall control. Except as contemplated by the immediately preceding sentence, the Declaration shall control as to the Trust generally and the rights, powers, preferences and privileges of the other shareholders of the Trust.

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PART I

DEFINITIONS

Unless the context or use indicates another or different meaning or intent, each of the following terms when used in this Statement of Preferences shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute.

“Adviser” means NexPoint Asset Management, L.P., a Delaware limited partnership, or such other Person as shall be serving as the investment adviser of the Trust.

“Asset Coverage” means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are stock, including all Outstanding Series A and B Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock), determined on the basis of values calculated as of a time within 48 hours (not including Saturdays, Sundays or holidays) next preceding the time of such determination.

“Board of Trustees” means the Board of Trustees of the Trust or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means a day on which the New York Stock Exchange is open for trading and that is neither a Saturday nor a Sunday.

“By-Laws” means the Third Amended and Restated By-Laws of the Trust, as amended from time to time.

“Common Shares” means the common shares of beneficial interest, par value $0.001 per share, of the Trust.

“Cure Date” shall have the meaning set forth in paragraph 4(a) of Part II hereof.

“Date of Original Issue” means March 11, 2025 with respect to the Series B Preferred Shares, and for the purposes of this Statement of Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.

“Declaration” means the Third Amended and Restated Agreement and Declaration of Trust of the Trust, dated as of July 26, 2019, and as further amended, supplemented or restated from time to time (including by this Statement of Preferences or by way of any other supplement or Statement of Preferences authorizing or creating a class or series of shares of beneficial interest in the Trust).

“Deposit Assets” means cash, Short Term Money Market Instruments and U.S. Government Obligations. Each Deposit Asset shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Asset but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

“Dividend Disbursing Agent” means, with respect to the Series B Preferred Shares, Equiniti Trust Company, LLC and its successors or any other dividend disbursing agent appointed by the Trust and, with respect to any other class or series of Preferred Shares, the Person appointed by the Trust as dividend disbursing or paying agent with respect to such class or series.

“Dividend Payment Date” means with respect to the Series B Preferred Shares, any date on which dividends and distributions declared by, or under authority granted by, the Board of Trustees thereon are payable pursuant to the provisions of paragraph 2(a) of Part II of this Statement of Preferences and shall for the purposes of this Statement of Preferences have a correlative meaning with respect to any other class or series of Preferred Shares.

“Dividend Period” shall have the meaning set forth in paragraph 2(a) of Part II hereof, and for the purposes of this Statement of Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.

“Egan Jones” means Egan-Jones Ratings Company and its successors at law.

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“Governing Documents” means the Declaration and the By-Laws.

“Liquidation Preference” shall, with respect to the Series B Preferred Shares, have the meaning set forth in paragraph 3(a) of Part II hereof, and for the purposes of this Statement of Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.

“Notice of Redemption” shall have the meaning set forth in paragraph 4(c)(ii) of Part II hereof.

“Other Rating Agency” means any rating agency other than Egan Jones then providing a rating for the Series B Preferred Shares at the request of the Trust, and for the purpose of this Statement of Preferences shall have a correlative meaning with respect to any other series of Preferred Shares.

“Outside Redemption Date” means the 30th Business Day after a Cure Date.

“Outstanding” means, as of any date, Preferred Shares theretofore issued by the Trust except:

(a) any such Preferred Share theretofore cancelled by the Trust or delivered to the Trust for cancellation;

(b) any such Preferred Share as to which a notice of redemption shall have been given and for whose payment at the redemption thereof Deposit Assets in the necessary amount are held by the Trust in trust for, or have been irrevocably deposited with the relevant disbursing agent for payment to, the holder of such share pursuant to this Statement of Preferences with respect thereto; and

(c) any such Preferred Share in exchange for or in lieu of which other shares have been issued and delivered.

Notwithstanding the foregoing, for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any Preferred Shares as to which the Trust or any subsidiary of the Trust is the holder will be disregarded and deemed not Outstanding.

“Person” means and includes an individual, a partnership, the Trust, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Shares” means all series of the preferred shares, par value $0.001 per share, of the Trust, and includes the Series A and B Preferred Shares.

“Rating Agency” means Egan Jones as long as Egan Jones is then rating the Series B Preferred Shares at the Trust’s request or any Other Rating Agency then rating the Series B Preferred Shares at the Trust’s request.

“Record Date” shall have the meaning set forth in paragraph 2(a) of Part II hereof, and for the purposes of this Statement of Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.

“Redemption Price” has the meaning set forth in paragraph 4(a) of Part II hereof, and for the purposes of this Statement of Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.

“Series A Preferred Shares” means the 5.375% Series A Cumulative Preferred Shares, par value $0.001 per share, of the Trust.

“Series B Preferred Shares” means the 5.375% Series B Cumulative Preferred Shares, par value $0.001 per share, of the Trust.

“Series B Asset Coverage Cure Date” means, with respect to the failure by the Trust to maintain Asset Coverage (as required by paragraph 6(a)(i) of Part II hereof) as of the last Business Day of each March, June, September and December of each year, 49 days following such Business Day.

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“Short Term Money Market Instruments” means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days:

(i)	commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;
(ii)	demand or time deposits in, and banker’s acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);
(iii)	overnight funds; and
(iv)	U.S. Government Obligations.

“Trust” means Highland Opportunities and Income Fund, a Massachusetts business trust.

“U.S. Government Obligations” means direct obligations of the United States or obligations issued by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Voting Period” shall have the meaning set forth in paragraph 5(b) of Part II hereof.

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PART II

5.375% SERIES B CUMULATIVE PREFERRED SHARES

1. Number of Shares; Ranking.

(a) The initial number of authorized Shares constituting the Series B Preferred Shares to be issued is 4,000,000. No fractional Series B Preferred Shares shall be issued.

(b) Series B Preferred Shares which at any time have been redeemed or purchased by the Trust shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.

(c) The Series B Preferred Shares shall rank on a parity with any other series of Preferred Shares as to the payment of dividends, distributions and liquidation preference to which such Shares are entitled.

(d) No holder of Series B Preferred Shares shall have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any Preferred Shares or Common Shares or other securities of the Trust which it may hereafter issue or sell.

2. Dividends and Distributions.

(a) Holders of Series B Preferred Shares shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Trustees, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of 5.375% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the Liquidation Preference on the Series B Preferred Shares and no more, payable quarterly on March 31, June 30, September 30 and December 31 in each year (each a “Dividend Payment Date”) commencing on March 31, 2025 (or, if any such day is not a Business Day, then on the next succeeding Business Day). Dividends and distributions will be payable to holders of record of Series B Preferred Shares as they appear on the share register of the Trust at the close of business on the fifth preceding Business Day (each, a “Record Date”) in preference to dividends and distributions on Common Shares and any other capital shares of the Trust ranking junior to the Series B Preferred Shares in payment of dividends and distributions. Dividends and distributions on Series B Preferred Shares that were originally issued on the Date of Original Issue shall accumulate from the Date of Original Issue. Dividends and distributions on all other Series B Preferred Shares shall accumulate from (i) the date on which such shares are originally issued if such date is a Dividend Payment Date, (ii) the immediately preceding Dividend Payment Date if the date on which such shares are originally issued is other than a Dividend Payment Date and is on or before a Record Date or (iii) the immediately following Dividend Payment Date if the date on which such shares are originally issued is during the period between a Record Date and a Dividend Payment Date. Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after the issuance of such shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a “Dividend Period.” Dividends and distributions on account of arrears for any past Dividend Period or in connection with the redemption of Series B Preferred Shares may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as shall be fixed by the Board of Trustees.

(b) (i) No full dividends or distributions shall be declared or paid on Series B Preferred Shares for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Dividend Payment Dates therefor for all series of Preferred Shares ranking on a parity with the Series B Preferred Shares as to the payment of dividends and distributions have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been paid on all such Outstanding Preferred Shares, any dividends and distributions being paid on such Preferred Shares (including the Series B Preferred Shares) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of Preferred Shares on the relevant Dividend Payment Date. No holders of Series B Preferred Shares shall be entitled to any dividends or distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and distributions as provided in this paragraph 2(b)(i) on Series B Preferred Shares. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on any Series B Preferred Shares that may be in arrears.

(ii) For so long as Series B Preferred Shares are Outstanding, the Trust shall not pay any dividend or other distribution (other than a dividend or distribution paid in Common Shares, or options, warrants or rights to subscribe for or purchase Common Shares or other shares, if any, ranking junior to the Series B Preferred Shares as to dividends and distribution of assets upon liquidation) in respect of the Common Shares or any other shares of the Trust ranking junior to the Series B Preferred Shares as to the payment of dividends and the distribution of assets upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other shares of the Trust ranking junior to the Series B Preferred

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Shares as to the payment of dividends and the distribution of assets upon liquidation (except by conversion into or exchange for shares of the Trust ranking junior to the Series B Preferred Shares as to dividends and distributions of assets upon liquidation), unless, in each case, (A) all cumulative dividends and distributions on all Series B Preferred Shares due on or prior to the date of the transaction have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the applicable Dividend Disbursing Agent) and (B) the Trust has redeemed the full number of Series B Preferred Shares to be redeemed mandatorily pursuant to any provision contained herein for mandatory redemption. For the avoidance of doubt, the foregoing shall not prevent the purchase or acquisition of Outstanding Preferred Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of all Outstanding Preferred Shares for which all accumulated and unpaid dividends and other distributions have not been paid.

(iii) Any dividend payment made on the Series B Preferred Shares shall first be credited against the dividends and distributions accumulated with respect to the earliest Dividend Period for which dividends and distributions have not been paid.

(c) Not later than the Business Day immediately preceding each Dividend Payment Date, the Trust shall deposit with the Dividend Disbursing Agent Deposit Assets having an initial combined value sufficient to pay the dividends and distributions that are payable on such Dividend Payment Date, which Deposit Assets shall mature (if such assets constitute debt securities or time deposits) on or prior to such Dividend Payment Date. The Trust may direct the Dividend Disbursing Agent with respect to the investment of any such Deposit Assets, provided that such investment consists exclusively of Deposit Assets and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

3. Liquidation Rights.

(a) In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the holders of Series B Preferred Shares shall be entitled to receive out of the assets of the Trust available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Shares or any other shares of the Trust ranking junior to the Series B Preferred Shares as to liquidation payments, a liquidation distribution in the amount of $25.00 per share (the “Liquidation Preference”), plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Trust, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up of the Trust.

(b) If, upon any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the assets of the Trust available for distribution among the holders of all Outstanding Series B Preferred Shares, and any other Outstanding class or series of Preferred Shares ranking on a parity with the Series B Preferred Shares as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Series B Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other Preferred Shares, then such available assets shall be distributed among the holders of Series B Preferred Shares and such other Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series B Preferred Shares, no dividends or distributions will be made to holders of the Common Shares or any other shares of the Trust ranking junior to the Series B Preferred Shares as to liquidation.

4. Redemption.

The Series B Preferred Shares shall be redeemed by the Trust as provided below:

(a) Mandatory Redemptions.

If the Trust is required to redeem any Preferred Shares (which may include Series B Preferred Shares) pursuant to paragraphs 6(b) or 6(c) of Part II hereof (or redemption provisions of any Statement of Preference relating to other series of Preferred Shares), then the Trust shall, to the extent permitted by the 1940 Act and Massachusetts law, by the close of business on such Series B Asset Coverage Cure Date (a “Cure Date”), fix a redemption date that is on or before the Outside Redemption Date and proceed to redeem shares as set forth in paragraph 4(c) hereof. On such redemption date, the Trust shall redeem, out of funds legally available therefor, (i) the number of Preferred Shares, which shall be allocated on a pro rata basis among the different series of Preferred Shares (including the Series B Shares) based upon the proportion the aggregate liquidation preference of the outstanding Preferred Shares of any series bears to the aggregate liquidation preference of all outstanding series of Preferred Shares (a “Pro Rata Allocation”), except to the extent otherwise explicitly permitted by both the 1940 Act and Massachusetts law, equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Cure Date, would have resulted in the Trust having Asset Coverage immediately prior to the opening of business on such Cure Date or (ii) if such Asset Coverage cannot be so restored, all of the

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Outstanding Series B Preferred Shares, at a price equal to the Liquidation Preference per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Trust) through the date of redemption (the “Redemption Price”) plus any additional redemptions of shares of other series of Preferred Shares pursuant to paragraph 4(c). In the event that Preferred Shares are redeemed pursuant to paragraphs 6(b) or 6(c) of Part II hereof, the Trust may, but is not required to, redeem an additional number of Series B Preferred Shares pursuant to this paragraph 4(a) and in compliance with the requirements of paragraph 4(c), which, when aggregated with other Preferred Shares redeemed by the Trust, permits the Trust to have with respect to the Preferred Shares (including the Series B Preferred Shares) remaining Outstanding after such redemption Asset Coverage of as much as 220%. In the event that all of the Series B Preferred Shares then Outstanding are required to be redeemed pursuant to paragraph 6 of Part II hereof, the Trust shall redeem such shares at the Redemption Price and proceed to do so as set forth in paragraph 4(c) hereof.

(b) Optional Redemptions.

To the extent permitted by the 1940 Act and Massachusetts law, and subject to paragraph 4(c) below, the Trust may at any time upon Notice of Redemption redeem the Series B Preferred Shares in whole or in part at the Redemption Price per share, which notice shall specify a redemption date of not fewer than 30 days nor more than 90 days after the date of such notice.

(c) Procedures for Redemption.

(i) At any time there is more than one series of Outstanding Preferred Shares, any redemption pursuant to this Section 4 will be based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation, except to the extent otherwise explicitly permitted by both the 1940 Act and Massachusetts law.

(ii) If the Trust shall determine or be required to redeem Series B Preferred Shares pursuant to this paragraph 4, it shall mail a written notice of redemption (“Notice of Redemption”) with respect to such redemption by first class mail, postage prepaid, to each holder of the shares to be redeemed at such holder’s address as the same appears on the share register of the Trust on the close of business on such date as the Board of Trustees or its delegatee may determine, which date shall not be earlier than the second Business Day prior to the date upon which such Notice of Redemption is mailed or delivered electronically to the holders of Series B Preferred Shares. Each such Notice of Redemption shall state: (A) the redemption date as established by the Board of Trustees or its delegatee; (B) the number of Series B Preferred Shares to be redeemed; (C) the CUSIP number(s) of such shares; (D) the Redemption Price (specifying the amount of accumulated dividends and distributions to be included therein); (E) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees or its delegatee shall so require and the Notice of Redemption shall so state), if any, are to be surrendered for payment in respect of such redemption; (F) that dividends and distributions on the shares to be redeemed will cease to accrue on such redemption date; (G) the provisions of this paragraph 4 under which such redemption is made; and (H) in the case of a redemption pursuant to paragraph 4(b), any conditions precedent to such redemption. If fewer than all Series B Preferred Shares held by any holder are to be redeemed, the Notice of Redemption mailed or delivered electronically to such holder also shall specify the number or percentage of shares to be redeemed from such holder. No defect in the Notice of Redemption or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

(iii) If the Trust shall give a Notice of Redemption, then by the close of business on the Business Day preceding the redemption date specified in the Notice of Redemption (so long as any conditions precedent to such redemption have been met) or, if the Dividend Disbursing Agent so agrees, another date not later than the redemption date, the Trust shall (A) deposit with the Dividend Disbursing Agent Deposit Assets that shall mature (if such assets constitute debt securities or time deposits) on or prior to such redemption date having an initial combined value sufficient to effect the redemption of the Series B Preferred Shares to be redeemed and (B) give the Dividend Disbursing Agent irrevocable instructions and authority to pay the Redemption Price to the holders of the Series B Preferred Shares called for redemption on the redemption date. The Trust may direct the Dividend Disbursing Agent with respect to the investment of any Deposit Assets so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. Upon the date of such deposit (unless the Trust shall default in making payment of the Redemption Price), all rights of the holders of the Series B Preferred Shares so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof and such shares shall no longer be deemed Outstanding for any purpose. The Trust shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate Redemption Price of the Series B Preferred Shares called for redemption on such date and any remaining Deposit Assets. Any assets so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which the holders of the Series B Preferred Shares so called for redemption shall look only to the Trust for payment of the Redemption Price thereof. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Assets so deposited.

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(iv) On or after the redemption date, each holder of Series B Preferred Shares that are subject to redemption shall surrender such shares to the Trust as instructed in the Notice of Redemption and shall then be entitled to receive the cash Redemption Price, without interest.

(v) In the case of any redemption of less than all of the Series B Preferred Shares pursuant to this Statement of Preferences, such redemption shall be made pro rata from each holder of Series B Preferred Shares in accordance with the respective number of shares held by each such holder on the record date for such redemption. If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to paragraph 4, the number of Series B Preferred Shares to be redeemed shall be redeemed (A) pro rata among the outstanding Series B Preferred Shares, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable.

(vi) Notwithstanding the other provisions of this paragraph 4, the Trust shall not redeem any Series B Preferred Shares unless all accumulated and unpaid dividends and distributions on all Outstanding Series B Preferred Shares and other Preferred Shares ranking on a parity with the Series B Preferred Shares with respect to dividends and distributions for all applicable past Dividend Periods (whether or not earned or declared by the Trust) shall have been or are contemporaneously paid or declared and Deposit Assets for the payment of such dividends and distributions shall have been deposited with the Dividend Disbursing Agent as set forth in paragraph 2(c) of Part II hereof, provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding Preferred Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to holders of all Outstanding Series B Preferred Shares.

If the Trust shall not have funds legally available for the redemption of, or is otherwise unable to redeem, all the Series B Preferred Shares or other Preferred Shares designated to be redeemed on any redemption date, the Trust shall redeem on such redemption date the number of Series B Preferred Shares and other Preferred Shares so designated as it shall have legally available funds, or is otherwise able, to redeem ratably on the basis of the Redemption Price from each holder whose shares are to be redeemed, and the remainder of the Series B Preferred Shares and other Preferred Shares designated to be redeemed shall be redeemed on the earliest practicable date on which the Trust shall have funds legally available for the redemption of, or is otherwise able to redeem, such shares upon Notice of Redemption.

5. Voting Rights.

(a) General.

Except as otherwise provided in the Governing Documents or a resolution of the Board of Trustees, or as required by applicable law, holders of Series B Preferred Shares shall have no power to vote on any matter except matters submitted to a vote of the Common Shares. In any matter submitted to a vote of the holders of the Common Shares, each holder of Preferred Shares shall be entitled to one vote for each Preferred Share held and the holders of the Outstanding Preferred Shares, including Series A Preferred Shares and Series B Preferred Shares, and the Common Shares shall vote together as a single class; provided, however, that the holders of the Outstanding Preferred Shares, including Series A Preferred Shares and Series B Preferred Shares, shall be entitled, as a separate class, to the exclusion of the holders of all other securities and classes of capital shares of the Trust, to elect 2 of the Trust’s trustees. Subject to paragraph 5(b) of Part II hereof, the holders of the outstanding capital shares of the Trust, including the holders of the Outstanding Preferred Shares, including the Series A Preferred Shares and the Series B Preferred Shares, voting as a single class, shall elect the balance of the trustees.

(b) Right to Elect Majority of Board of Trustees.

During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number and/or composition of trustees constituting the Board of Trustees shall be automatically adjusted as necessary to permit the holders of Outstanding Preferred Shares, including the Series A Preferred Shares and the Series B Preferred Shares, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust) to elect the number of trustees that, when added to the 2 trustees elected exclusively by the holders of Preferred Shares pursuant to paragraph 5(a) above, would constitute a simple majority of the Board of Trustees as so adjusted. The Trust and the Board of Trustees shall take all necessary actions, including effecting the removal of trustees or amendment of the Declaration, to effect an adjustment of the number and/or composition of trustees as described in the preceding sentence. A Voting Period shall commence:

(i) if at any time accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Outstanding Series A and B Preferred Shares equal to at least 2 full years’ dividends and distributions shall be due and unpaid and sufficient Deposit Assets shall not have been deposited with the Dividend Disbursing Agent for the payment of such accumulated dividends and distributions; or

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(ii) if at any time holders of any other Preferred Shares are entitled to elect a majority of the trustees of the Trust under the 1940 Act or Statement of Preferences creating such shares.

Upon the termination of a Voting Period, the voting rights described in this paragraph 5(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph 5(b).

(c) Right to Vote with Respect to Certain Other Matters.

Subject to paragraph 1 of Part III of this Statement of Preferences, so long as any Series A or B Preferred Shares are Outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Preferred Shares Outstanding at the time, voting separately as one class, amend, alter or repeal the provisions of this Statement of Preferences so as to in the aggregate adversely affect the rights and preferences set forth in any Statement of Preferences, including the Series B Preferred Shares. To the extent permitted under the 1940 Act and the applicable exchange on which the Preferred Shares are listed, in the event that more than one series of Preferred Shares are Outstanding, the Trust shall not effect any of the actions set forth in the preceding sentence which in the aggregate adversely affects the rights and preferences set forth in the Statement of Preferences for a series of Preferred Shares differently than such rights and preferences for any other series of Preferred Shares without the affirmative vote of the holders of at least a majority (as defined in the 1940 Act) of the Preferred Shares Outstanding of each series adversely affected (each such adversely affected series voting separately as a class to the extent its rights are affected differently). The holders of the Series B Preferred Shares shall not be entitled to vote on any matter that affects the rights or interests of only one or more other series of Preferred Shares. The Trust shall notify the relevant Rating Agency, if any, 10 Business Days prior to any such vote described above. Unless a higher percentage is required under the Governing Documents or applicable provisions of the Massachusetts law or the 1940 Act, the affirmative vote of the holders of a majority of the Outstanding Preferred Shares, including Series A and B Preferred Shares, voting together as a single class, will be required to approve any plan of reorganization adversely affecting the Preferred Shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. For purposes of this paragraph 5(c), the phrase “vote of the holders of a majority of the Outstanding Preferred Shares” (or any like phrase) shall mean, in accordance with Section 2(a)(42) of the 1940 Act, the vote, at the annual or a special meeting of the shareholders of the Trust duly called (i) of 67 percent or more of the Preferred Shares present at such meeting, if the holders of more than 50 percent of the Outstanding Preferred Shares are present or represented by proxy; or (ii) of more than 50 percent of the Outstanding Preferred Shares, whichever is less. The class vote of holders of Preferred Shares described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and Preferred Shares, including Series A and B Preferred Shares, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized Preferred Shares pursuant to the Governing Documents or the issuance of additional shares of any series of Preferred Shares (including Series A or B Preferred Shares) pursuant to the Governing Documents shall not in and of itself be considered to adversely affect the rights and preferences of the Preferred Shares.

(d) Voting Procedures.

(i) As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in paragraph 5(b) above, the Trust shall call a special meeting of such holders and instruct the Dividend Disbursing Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 40 days after the date of mailing of such notice. If the Trust fails to send such notice to the Dividend Disbursing Agent or if the Trust does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the day on which such notice is mailed or such other date as the Board of Trustees shall determine. At any such special meeting and at each meeting held during a Voting Period, such holders of Preferred Shares, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), shall be entitled to elect the number of trustees prescribed in paragraph 5(b) above on a one-vote-per-share basis. At any such meeting, or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

(ii) For purposes of determining any rights of the holders of Series A and B Preferred Shares to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by this Statement of Preferences, by the other provisions of the Governing Documents, by statute or otherwise, any Series A or B Preferred Share which is not Outstanding shall not be counted.

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(iii) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of holders of Preferred Shares to elect trustees and who remain trustees following such meeting shall continue, notwithstanding the election at such meeting by such holders of the number of trustees that they are entitled to elect, and the persons so elected by such holders, together with the 2 incumbent trustees elected by the holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

(iv) Upon the expiration of a Voting Period, the terms of office of the additional trustees elected by the holders of Preferred Shares pursuant to paragraph 5(b) above shall expire at the earliest time permitted by law and the remaining trustees shall constitute the trustees of the Trust and the voting rights of such holders of Preferred Shares, including Series A and B Preferred Shares, to elect additional trustees pursuant to paragraph 5(b) above shall cease, subject to the provisions of the last sentence of paragraph 5(b). Upon the expiration of the terms of the trustees elected by the holders of Preferred Shares pursuant to paragraph 5(b) above, the number of trustees shall be automatically reduced to the number of trustees on the Board immediately preceding such Voting Period.

(e) Exclusive Remedy.

Unless otherwise required by law, the holders of Series B Preferred Shares shall not have any rights or preferences other than those specifically set forth herein. The holders of Series B Preferred Shares shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends and distributions on the Series B Preferred Shares, the exclusive remedy of the holders shall be the right to vote for trustees pursuant to the provisions of this paragraph 5.

(f) Notification to Rating Agency.

In the event a vote of holders of Series A and B Preferred Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, as long as the Series B Preferred Shares are then rated by a Rating Agency at the Trust’s request, the Trust shall, not later than 10 Calendar Days prior to the date on which such vote is to be taken, notify the relevant Rating Agency that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than 10 Business Days after the date on which such vote is taken, notify such Rating Agency of the result of such vote.

6. Coverage Tests.

(a) Determination of Compliance.

For so long as any Series B Preferred Shares are Outstanding, the Trust shall determine Trust has Asset Coverage as of the last Business Day of each March, June, September and December of each year in which any Series B Preferred Shares are Outstanding.

(b) Failure to Meet Asset Coverage.

If the Trust fails to have Asset Coverage as provided in paragraph 6(a) hereof and such failure is not cured as of the Series B Asset Coverage Cure Date, (i) the Trust shall give a Notice of Redemption as described in paragraph 4 of Part II hereof with respect to the redemption of a sufficient number of Preferred Shares, which at the Trust’s determination (to the extent permitted by the 1940 Act and Massachusetts law and consistent with paragraph 4(c)) may include any proportion of Series B Preferred Shares, to enable it to meet the requirements of paragraph 6(a) above, and, at the Trust’s discretion, such additional number of Series B Preferred Shares or other Preferred Shares in order that the Trust have Asset Coverage with respect to the Series B Preferred Shares and any other Preferred Shares remaining Outstanding after such redemption as great as 220%, and (ii) deposit with the Dividend Disbursing Agent Deposit Assets having an initial combined value sufficient to effect the redemption of the Series B Preferred Shares or other Preferred Shares to be redeemed, as contemplated by paragraph 4 of Part II hereof.

(c) Reserved.

(d) Status of Shares Called for Redemption.

For purposes of determining whether the requirements of paragraph 6(a) hereof are satisfied, (i) no Series B Preferred Share shall be deemed to be Outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Assets to pay the full Redemption Price for such share shall have been deposited in trust with the Dividend Disbursing Agent (or applicable paying agent) and the requisite Notice of Redemption shall have been given, and (ii) such Deposit Assets deposited with the Dividend Disbursing Agent (or paying agent) shall not be included in any coverage calculation.

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7. Certain Other Restrictions.

(a) For so long as the Series B Preferred Shares are rated by a Rating Agency at the request of the Trust, the Trust will not, and will cause the Adviser not to, (i) knowingly and willfully purchase or sell any asset for the specific purpose of causing, and with the actual knowledge that the effect of such purchase or sale will be to cause, the Trust to not have Asset Coverage as of such date, or (ii) declare or pay any dividend or other distribution on any Common Shares or repurchase any Common Shares, unless the Trust shall have confirmed that, after giving effect to such dividend, other distribution or repurchase, the Trust continued to satisfy the requirements of paragraph 6(a)(ii) of Part II hereof.

(b) For so long as the Series B Preferred Shares are rated by a Rating Agency at the request of the Trust, unless the Trust shall have received written confirmation from the relevant Rating Agency, the Trust may engage in the lending of its portfolio securities only in an amount of up to 33 1/3% of the Trust’s total assets, provided that the Trust receives cash collateral for such loaned securities which is maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities and, if invested, is invested only in Short Term Money Market Instruments or in money market mutual funds meeting the requirements of Rule 2a-7 under the 1940 Act that maintain a constant $1.00 per share net asset value and treat the loaned securities rather than the collateral as the assets of the Trust for purposes of determining compliance with paragraph 6 of Part II hereof.

(c) For so long as the Series B Preferred Shares are rated by a Rating Agency at the request of the Trust, the Trust shall not consolidate the Trust with, merge the Trust into, sell or otherwise transfer all or substantially all of the Trust’s assets to another Person or adopt a plan of liquidation of the Trust, in each case without providing prior written notification to the relevant Rating Agency.

8. Limitation on Incurrence of Additional Indebtedness and Issuance of Additional Preferred Shares

(a) So long as any Series B Preferred Shares are Outstanding, the Trust may issue and sell one or more series of a class of senior securities of the Trust representing indebtedness under Section 18 of the 1940 Act and/or otherwise create or incur indebtedness, provided that, immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, the Trust shall have an “asset coverage” for all senior securities representing indebtedness, as defined in Section 18(h) of the 1940 Act, of at least 300% of the amount of all indebtedness of the Trust then outstanding and no such additional indebtedness shall have any preference or priority over any other indebtedness of the Trust upon the distribution of the assets of the Trust or in respect of the payment of interest. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Trust then in effect, shall not be considered to be indebtedness limited by this paragraph 8(a) if such liabilities are covered in accordance with the requirements of the 1940 Act and applicable guidance.

(b) So long as any Series B Preferred Shares are Outstanding, the Trust may issue and sell shares of one or more other series of Preferred Shares constituting a series of a class of senior securities of the Trust representing stock under Section 18 of the 1940 Act in addition to the Series B Preferred Shares and other Preferred Shares then Outstanding, provided that (i) the Trust shall, immediately after giving effect to the issuance of such additional Preferred Shares and to its receipt and application of the proceeds thereof, including, without limitation, to the redemption of Preferred Shares for which a Notice of Redemption has been mailed or delivered electronically prior to such issuance, have an “asset coverage” for all senior securities which are stock, as defined in Section 18(h) of the 1940 Act, of at least 200% of the sum of the Liquidation Preference of the Series B Preferred Shares and all other Preferred Shares then Outstanding, and (ii) no such additional Preferred Shares shall have any preference or priority over any other Preferred Shares upon liquidation or the distribution of the assets of the Trust or in respect of the payment of dividends.

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PART III

ABILITY OF THE BOARD OF TRUSTEES TO MODIFY THE STATEMENT OF PREFERENCES

1. Modification to Prevent Ratings Reduction or Withdrawal.

The Board of Trustees, without further action by the shareholders, may amend, alter, add to or repeal any provision of this Statement of Preferences that has been adopted by the Trust pursuant to the Rating Agency guidelines or add covenants and other obligations of the Trust to this Statement of Preferences, if the applicable Rating Agency confirms that such amendments or modifications are necessary to prevent a reduction in, or the withdrawal of, a rating of the Preferred Shares and such amendments and modifications do not materially adversely affect the rights and preferences of and are in the aggregate in the best interests of the holders of the Preferred Shares.

2. Other Modification.

The Board of Trustees, without further action by the shareholders, may amend, alter, add to or repeal any provision of this Statement of Preferences including provisions that have been adopted by the Trust pursuant to the Rating Agency guidelines, if such amendments or modifications will not in the aggregate adversely affect the rights and preferences of the holders of any series of the Preferred Shares, provided, that the Trust has received confirmation from each applicable Rating Agency that such amendment or modification would not adversely affect such Rating Agency’s then-current rating of such series of the Trust’s Preferred Shares.

Notwithstanding the provisions of the preceding paragraph, to the extent permitted by law, the Board of Trustees or its delegatee, without the vote of the holders of the Series B Preferred Shares or any other shares of the Trust, may amend the provisions of this Statement of Preferences to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not in the aggregate adversely affect the rights and preferences of the Series B Preferred Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Highland Opportunities and Income Fund has caused this Statement of Preferences to be signed in its name and on its behalf by a duly authorized officer, who acknowledges said instrument to be the statutory trust act of the Trust, and states that, to the best of such officer’s knowledge, information and belief under penalty of perjury, the matters and facts herein set forth with respect to approval are true in all material respects, as of [____], 2025.

By:
Name:	Dustin Norris
Title:	Executive Vice President

Attest,

By:
Name:	Stephanie Vitiello
Title:	Secretary

[HFRO Series B Statement of Preferences Signature Page]

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APPENDIX B

ADDITIONAL TAX CONSIDERATIONS

The following summary of certain U.S. federal income tax considerations supplements the discussion set forth under the heading “Taxation” above and is subject to the qualifications set forth therein. Capitalized terms used but not defined herein have the meanings set forth in such discussion. The following summary is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances.

Tax Consequences of the Ownership of Series B Preferred Shares

Taxation of the Company

As described above, we have elected to be treated as, and intend to continue to be treated as, a RIC under Subchapter M of the Code. In order to qualify as a RIC, the Company must, among other things,

(i) derive in each taxable year at least 90% of its gross income from (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies and (b) net income derived from interests in certain publicly traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each a “Qualified Publicly Traded Partnership”); and

(ii) diversify its holdings so that, at the end of each quarter of each taxable year (a) at least 50% of the market value of the Company’s total assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Company’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Company’s total assets is invested in the securities (other than U.S. government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Company controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more Qualified Publicly Traded Partnerships.

As a RIC, the Company generally is not subject to U.S. federal income tax on income and gains that it distributes each taxable year to shareholders, provided that it distributes annually at least 90% of the sum of the Company’s (i) investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short term capital gain over net long term capital loss, and other taxable income, other than any net capital gain (as defined below), reduced by deductible expenses) determined without regard to the deduction for dividends paid and (ii) net tax-exempt interest income (the excess of its gross tax-exempt interest income over certain disallowed deductions). The Company intends to distribute at least annually substantially all of such income. The Company will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its shareholders.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% federal excise tax at the Company level. To avoid the tax, the Company must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, and (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Company’s fiscal year). In addition, the minimum amounts that must be distributed in any year to avoid the federal excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from previous years. For purposes of the excise tax, the Company will be deemed to have distributed any income on which it paid U.S. federal income tax. Although the Company intends to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% federal excise tax, there can be no assurance that sufficient amounts of the Company’s ordinary income and capital gains will be distributed to avoid entirely the imposition of the tax. In that event, the Company will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement.

B-1

If the Company were unable to satisfy the 90% distribution requirement or otherwise were to fail to qualify as a RIC in any year, generally it would be subject to tax on all of its taxable income and gains in the same manner as an ordinary corporation and distributions to the Company’s shareholders would not be deductible by the Company in computing its taxable income. Such distributions would be taxable to the shareholders as ordinary dividends to the extent of the Company’s current or accumulated earnings and profits. Provided that certain holding period and other requirements are met, such dividends may be eligible (i) to be treated as qualified dividend income eligible to be taxed at long term capital gain rates in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. To qualify again to be subject to tax as a RIC in a subsequent year, the Company would be required to distribute to its shareholders its earnings and profits attributable to non-RIC years. In addition, if the Company failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, the Company would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Company had been liquidated) or, alternatively, to be subject to taxation on such built-in gain recognized for a period of five years. The remainder of this discussion assumes that the Company qualifies for taxation as a RIC.

Certain of the Company’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long term capital gains or qualified dividend income into higher taxed short term capital gains or ordinary income, (iii) convert an ordinary loss or deduction into capital loss (the deductibility of which is more limited), (iv) cause the Company to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to shareholders. The Company will monitor its transactions and may make certain tax elections and may be required to borrow money or dispose of securities to mitigate the effect of these rules and prevent disqualification of the Company as a RIC.

Gain or loss on the sale of securities by the Company will generally be long term capital gain or loss if the securities have been held by the Company for more than one year. Gain or loss on the sale of securities held for one year or less will be short term capital gain or loss.

Foreign currency gain or loss on non-U.S. dollar-denominated securities and on any non-U.S. dollar-denominated futures contracts, options and forward contracts that are not section 1256 contracts (as defined below) generally will be treated as ordinary income and loss.

The premium received by the Company for writing a call option is not included in income at the time of receipt. If the option expires, the premium is short term capital gain to the Company. If the Company enters into a closing transaction, the difference between the amount paid to close out its position and the premium received is short term capital gain or loss. If a call option written by the Company is exercised, thereby requiring the Company to sell the underlying security, the premium will increase the amount realized upon the sale of the security and any resulting gain or loss will be long term or short term, depending upon the holding period of the security. The Company does not have control over the exercise of the call options it writes and thus does not control the timing of such taxable events.

With respect to a put or call option that is purchased by the Company, if the option is sold, any resulting gain or loss will be a capital gain or loss and will be short term or long term, depending upon the holding period for the option. If the option expires, the resulting loss is a capital loss and is short term or long term, depending upon the holding period for the option. If the option is exercised, the cost of the option, in the case of a call option, is added to the basis of the purchased security and, in the case of a put option, reduces the amount realized on the underlying security in determining gain or loss.

The Company’s investment in so-called “section 1256 contracts,” such as regulated futures contracts, most foreign currency forward contracts traded in the interbank market, options on most stock indices and any non-equity options, are subject to special tax rules. All section 1256 contracts held by the Company at the end of its taxable year are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in the Company’s income as if each position had been sold for its fair market value at the end of the taxable year, thereby potentially causing the Company to recognize gain in advance of a corresponding receipt of cash. The resulting gain or loss will be combined with any gain or loss realized by the Company from positions in section 1256 contracts closed during the taxable year. Provided such positions were held as capital assets and were neither part of a “hedging transaction” nor part of a “straddle,” 60% of the resulting net gain or loss will be treated as long term capital gain or loss, and 40% of such net gain or loss will be treated as short term capital gain or loss, regardless of the period of time the positions were actually held by the Company.

B-2

Investments by the Company in certain “passive foreign investment companies” (“PFICs”) could subject the Company to U.S. federal income tax (including interest charges) on certain distributions or dispositions with respect to those investments which cannot be eliminated by making distributions to shareholders. Elections may be available to the Company to mitigate the effect of the PFIC rules, but such elections generally accelerate the recognition of income without the receipt of cash. Dividends paid by PFICs will not qualify for the reduced tax rates applicable to qualified dividend income, as discussed below under “Taxation of Shareholders.”

The Company may invest in debt obligations purchased at a discount with the result that the Company may be required to accrue income for U.S. federal income tax purposes before amounts due under the obligations are paid. The Company may also invest in securities rated in the medium to lower rating categories of nationally recognized rating organizations, and in unrated securities (“high yield securities”). A portion of the interest payments on such high yield securities may be treated as dividends for certain U.S. federal income tax purposes.

The Company may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to special rules or to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Company, it could affect the timing or character of income recognized by the Company, potentially requiring the Company to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.

As a result of investing in stock of PFICs or securities purchased at a discount or any other investment that produces income that is not matched by a corresponding cash distribution to the Company, the Company could be required to include in current income, income it has not yet received in cash. Any such income would be treated as income earned by the Company and therefore would be subject to the distribution requirements of the Code. This might prevent the Company from distributing 90% of its investment company taxable income as is required in order to avoid Company-level U.S. federal income tax on all of its income, or might prevent the Company from distributing enough ordinary income and capital gain net income to avoid the imposition of Company-level income or excise taxes. To avoid this result, the Company may be required to borrow money or dispose of securities at inopportune times or on unfavorable terms, forgo favorable investments, or take other actions that it would otherwise not take, to be able to make distributions to its shareholders.

If the Company does not meet the asset coverage requirements of the 1940 Act and the Statements of Preferences, the Company will be required to suspend distributions to the holders of its Common Shares until the asset coverage is restored. Such a suspension of distributions might prevent the Company from distributing 90% of its investment company taxable income as is required in order to avoid Company-level U.S. federal income taxation on all of its income, or might prevent the Company from distributing enough income and capital gain net income to avoid imposition of Company-level income or excise taxes.

Dividends or other income (including, in some cases, capital gains) received by the Company from investments in foreign securities may be subject to withholding and other taxes imposed by foreign countries. The Company does not expect to be able to elect to “pass through” to its shareholders foreign tax deductions or credits.

Taxation of Shareholders

The Statement of Preferences require that holders of the Series B Preferred Shares treat such shares as equity of the Company for all U.S. federal, local and other income tax purposes, unless another treatment is required by law.

The Company will take the position that under present law the Series B Preferred Shares will constitute equity rather than debt of the Company for U.S. federal income tax purposes. However, no ruling or opinion has been sought on the treatment of the Series B Preferred Shares. Accordingly, it is possible that the IRS could take a contrary position asserting, for example, that such Series B Preferred Shares constitute debt of the Company. The Company believes this position, if asserted, should not prevail. If that position were upheld, distributions on the Company’s Series B Preferred Shares would be considered interest, subject to tax as ordinary income regardless of the taxable income of the Company, and other adverse consequences could result for the Company or shareholders. For example, such a recharacterization could cause the Company to be subject to U.S. federal corporate income taxation (including interest and other additions) on all or a portion of its income to the extent limitations on the deductibility of interest expense prevented it from satisfying the 90% distribution requirement (or otherwise caused it to have undistributed income subject to corporate-level income or excise taxes), or on undistributed net capital gains to the extent that any portions of prior dividends paid by the Company with respect to the Series B Preferred Shares were previously reported by the Company as “capital gain dividends” (as defined below). The following discussion and the discussion under “—Taxation” in the Offer to Exchange assumes that the Series B Preferred Shares will be treated as equity of the Company.

B-3

Distributions paid by the Company from its investment company taxable income generally are taxable as ordinary income to the extent of the Company’s current or accumulated earnings and profits (“ordinary income dividends”). Provided that certain holding period and other requirements are met, distributions (if properly reported by the Company) may qualify (i) for the dividends received deduction available to corporations, but only to the extent that the Company’s income consists of dividend income from U.S. corporations and (ii) in the case of individual shareholders, as qualified dividend income eligible to be taxed at long term capital gain rates to the extent that the Company receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain qualified foreign corporations (e.g., generally, foreign corporations incorporated in a possession of the United States or in certain countries with a qualifying comprehensive tax treaty with the United States, or whose stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States). A qualified foreign corporation does not include a foreign corporation that for the taxable year of the corporation in which the dividend was paid, or the preceding taxable year, is a PFIC. If the Company lends portfolio securities, the amount received by the Company that is the equivalent of the dividends paid by the issuer on the securities loaned will not be eligible for qualified dividend income treatment. Accordingly, there can be no assurance as to what portion, if any, of the Company’s distributions will be eligible for the dividends received deduction or the reduced rates applicable to qualified dividend income. Prospective holdings should consult their own tax advisers regarding the application of these rules to their investment in Series B Preferred Shares.

Properly reported distributions of net capital gain (i.e., the excess of net long term capital gain over net short term capital loss) (“capital gain dividends”), if any, are taxable to shareholders at the reduced rates applicable to long term capital gain, regardless of how long the shareholder has held the Company’s shares. Capital gain dividends are not eligible for the dividends received deduction.

The Company may either distribute or retain for reinvestment all or part of its net capital gain (i.e., the excess of net long term capital gain over net short term capital loss). If any such gain is retained, the Company will be subject to regular corporate income tax on the retained amount. In that event, the Company may report the retained amount as undistributed capital gain in a notice to its shareholders, each of whom (i) will be required to include in income for U.S. federal income tax purposes as long term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Company against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its shares of the Company by the amount of undistributed capital gains included in the shareholder’s income less the tax deemed paid by the shareholder under clause (ii).

Distributions in excess of the Company’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of your adjusted tax basis of your shares and thereafter will be treated as capital gains. The amount of any Fund distribution that is treated as a tax-free return of capital will reduce your adjusted tax basis in your shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your shares. In determining the extent to which a distribution will be treated as being made from the Company’s earnings and profits, earnings and profits will be allocated on a pro rata basis first to distributions with respect to the Company’s preferred shares (including the Series B Preferred Shares), and then to the Company’s common shares.

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income, capital gains, and qualified dividend income) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, the Company intends each year to allocate capital gain dividends, dividends eligible for dividends received deduction, and dividends that constitute qualified dividend income, if any, between its common shares and preferred shares (including the Series B Preferred Shares) in proportion to the total dividends paid to each class with respect to such tax year.

Dividends and other distributions paid by the Company are generally treated under the Code as paid by the Company and received by you at the time the dividend or distribution is made. If, however, the Company pays you a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Company and received by you on December 31 of the year in which the dividend was declared. In addition, certain other distributions made after the close of the Company’s taxable year may be “spilled back” and treated as paid by the Company (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, you will be treated as having received such dividends in the taxable year in which the distributions were actually made.

B-4

Except as discussed below in the case of a redemption of shares, upon a sale, exchange or other disposition of shares, a shareholder will generally realize a capital gain or loss equal to the difference between the amount of cash and the fair market value of other property received and the shareholder’s adjusted tax basis in the shares. Such gain or loss will be treated as long term capital gain or loss if the shares have been held for more than one year. Any loss realized on a sale or exchange will be disallowed to the extent the shares disposed of are replaced by substantially identical shares within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. In addition, any loss realized by a shareholder on the sale of Company shares held by the shareholder for six months or less will be treated for tax purposes as a long term capital loss to the extent of any capital gain dividends received by the shareholder (or amounts credited to the shareholder as an undistributed capital gain) with respect to such shares. There are a number of limitations on the use of capital losses under the Code.

In general, a redemption of shares should be treated as a sale or exchange of such shares under section 302 of the Code, if the distribution of cash (a) is “substantially disproportionate” with respect to the shareholder, (b) results in a “complete redemption” of the shareholder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the shareholder. A “substantially disproportionate” distribution generally requires a reduction of at least 20% in the shareholder’s proportionate interest in the Company and also requires the shareholder to own less than 50% of the voting power of all classes entitled to vote immediately after the redemption. A “complete redemption” of a shareholder’s interest generally requires that all common and preferred shares of the Company owned by such shareholder be disposed of. For a distribution to be “not essentially equivalent to a dividend” there must be a “meaningful reduction” in the shareholder’s proportionate interest in the Company, which should result if the shareholder has a minimal interest in the Company, exercises no control over Fund affairs and suffers a reduction in his proportionate interest in the Company. In determining whether any of these tests has been met, any common and preferred shares actually owned, as well as shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in section 318 of the Code, generally must be taken into account.

If the redemption of your shares meets any of these three tests for “sale or exchange” treatment, you will recognize gain or loss equal to the difference between (a) the amount of cash and the fair market value of other property received pursuant to the transaction and (b) the adjusted tax basis of the sold shares. If none of the tests described above are met, you may be treated as having received, in whole or in part, a dividend, return of capital or capital gain, depending on (i) whether there are sufficient earnings and profits to support a dividend and (ii) your tax basis in the relevant shares. The tax basis in the sold shares will be transferred to any remaining shares held by you in the Company. In addition, if the redemption of shares is treated as a “dividend” to a shareholder, a constructive dividend under certain provisions of the Code may result to a non-selling shareholder whose proportionate interest in the earnings and assets of the Company has been increased as a result of such transaction.

Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a part of their “net investment income,” which includes dividends received from the Company and capital gains from the sale or other disposition of the Company’s shares.

Ordinary income dividends, capital gain dividends and gain on the sale of Company shares also may be subject to state, local and foreign taxes. Shareholders are urged to consult their own tax advisers regarding specific questions about U.S. federal (including the application of the alternative minimum tax rules), state, local or foreign tax consequences to them of investing in the Company.

A shareholder that is a nonresident alien individual or a foreign corporation (a “foreign investor”) generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends. A foreign investor generally will not be subject to U.S. federal income or withholding tax on any gain realized in respect of any distributions of net capital gain (including net capital gain retained by the Company but credited to shareholders) or upon the sale or other disposition of shares of the Company. Different tax consequences may result (i) if the foreign investor is engaged in a trade or business in the United States, (ii) in the case of an individual, if the foreign investor is present in the United States for 183 days or more during a taxable year and certain other conditions are met, or (iii) subject to certain exceptions, if we are, or during prescribed testing periods have been, a USRPHC or, in the case of certain distributions, a “qualified investment entity,” each within the meaning of FIRPTA.

B-5

Properly reported ordinary income dividends are generally exempt from U.S. federal withholding tax with respect to foreign investors where they (i) are paid in respect of a RIC’s “qualified net interest income” (generally, the RIC’s U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of a RIC’s “qualified short term gains” (generally, the excess of the RIC’s net short term capital gain over the RIC’s net long term capital loss for such taxable year). Depending on its circumstances, the Company may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short term gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign investor would need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute Form). In the case of shares held through an intermediary, the intermediary may withhold even if the Company reports the payment as qualified net interest income or qualified short term gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Company’s distributions would qualify for favorable treatment as qualified net interest income or qualified short term gains.

Notwithstanding the foregoing, withholding is generally required at a rate of 30% on dividends in respect of the Company’s shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which the Company’s shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of the Company’s shares held by an investor that is a non-financial non-U.S. entity will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the Company or other applicable withholding agent will in turn be required to provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Foreign investors are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in the Company’s shares.

Foreign investors should consult their tax advisers regarding the tax consequences of investing in the Company’s shares.

The Company may be required to withhold U.S. federal income tax on all taxable distributions and redemption proceeds payable to non-corporate shareholders who fail to provide the Company (or its agent) with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

THE FOREGOING IS A GENERAL AND ABBREVIATED SUMMARY OF CERTAIN PROVISIONS OF THE CODE AND TREASURY REGULATIONS PRESENTLY IN EFFECT. FOR THE COMPLETE PROVISIONS, REFERENCE SHOULD BE MADE TO THE PERTINENT CODE SECTIONS AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER. THE DISCUSSION SET FORTH ABOVE IS SUBJECT TO CHANGE BY LEGISLATIVE, JUDICIAL OR ADMINISTRATIVE ACTION.

B-6